As filed with the Securities and Exchange Commission on February 22, 2010

                  Registration No. 333-XXXXXX

                  UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                  Form S-1

                  REGISTRATION STATEMENT

                  UNDER

                  THE SECURITIES ACT OF 1933

                  United Power and Media, INC.

                  (Exact Name of Registrant as Specified in Its Charter)

Delaware                       6199                        30-0563092

(State or Other

Jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer

Incorporation or   Classification Code No.)          Identification No.)

Organization)

  United Power and Media, Inc.

  510 Market Loop, Suite 102

  W. Dundee, IL 60118

  (847) 586-3880

  (Address, including zip code, and telephone number,

  including area code, of registrant's principal executive offices)

Wayne R. Kanter, Chief Executive Officer

United Power and Media, Inc.

510 Market Loop, Suite 102

W. Dundee, IL 60118

(847) 586-3880

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer,

an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange

Act. (Check one):

Large accelerated filer o                             Accelerated filer o

Non-accelerated filer o (Do not check if a            Smaller reporting

                                                      company x

smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities

Amount of to be Proposed Maximum

Aggregate Offering                                       Registration

Registered Price (1)                                            Fee (2)

Borrower Member Payment

Dependent Notes

$40,000,000                                                        $2,852.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the

Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the

Registration Statement shall become effective on such date as the

Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.

We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 22, 2010

    $40,000,000

                                                 United Power and

    Media, INC

    Borrower Member Payment Dependent Notes

            This is a public offering to United Power and Media's lender members of up to $40,000,000 in principal amount of Borrower Member

    Payment Dependent Notes issued by United Power and Media, Inc. In this prospectus, we refer to our Borrower Member Payment Dependent Notes as the "Notes."

            We will issue the Notes in series. Each series will correspond to a single commercial loan originated by United Power and Media, Inc.

    (hereinafter referred to as InvestP2P.com), or by a national or state chartered lending institution to be selected in the future. Throughout this prospectus, we refer to these loans generally as "borrower loans," and we refer to a particular loan that is funded by proceeds from the sale of Notes in a single series as the "corresponding borrower loan" for that series.

            Important terms of the Notes include the following, each of which is described in detail in this prospectus:

   All of the Notes in a series will be issued with the same fixed interest rate, which will also be the rate on the corresponding borrower loan for that series. Interest rates on borrower loans are determined by InvestP2P.com and/or the lender members and/or the borrower, and can range from 1.0%

   to 36.0%. Control of spending of the funds may be determined by lending member votes on spend requests. The required number of lender member votes may range from 0-100% of lender members committed to the corresponding loan and said percentage requirement will be posted on the site at the time the loan request is made by potential borrower or at time lender members make a commitment to lend on a loan request.

    The time from spend request to vote approval may take a significant amount of time, spanning days, weeks or more and may not be approved,

    thus possibly affecting the borrowers ability to use the proceeds as he/she desires, which could negatively affect the course of their business or affairs and subsequent ability to repay the loan.

    We may elect not to report performance on the loans to credit reporting agencies and lenders should assume we will not, as these loans are often high risk loans made to businesses that are interested in growing a business without risking personal financial ruin.

    Some borrowers may commit their own money to the loan, which is then subject to lending member voting on spend requests, of which, borrower may or may not be allowed to vote, and such determination will be noted

    on the loan request.

Depending on the term of a particular Note's corresponding borrower loan, the Notes will have initial maturities of 12, 24, 36, 48, or 60 months,

plus 4 business days. Maturities of Notes can be extended for up to one year, as described in this prospectus. The Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly, and in some cases may allow up to two years of deferment of principal and/or interest payments, which will be declared at loan request. InvestP2p.com may also offer interest only payments with a balloon feature at maturity.

   The Notes are unsecured, and are special, limited obligations of

    InvestP2P.com only. The borrower, co-borrower, or business entity members will make payments on their outstanding loans to

    InvestP2P.com, and the Company will then make payments on the Notes to lender members. The payments that InvestP2P.com makes on a Note held by a lender member will be limited to an amount that equals the lender member's pro rata share of the payments that InvestP2P.com receives on the corresponding borrower loan, net of a 1.0% servicing fee and, from time to time, net of certain other fees as described in this prospectus.

   InvestP2P.com does not guarantee payment of the Notes or of the corresponding borrower loans.

           We will offer Notes to our lender members at 100 percent of their principal amount. The Notes will be offered only through the United

    Power and Media website at www.InvestP2P.com, and there will be no underwriters or underwriting discounts.

            The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through our planned Internet-based Note trading platform, which will be operated by a registered broker-dealer to be selected in the future.

    However, there are no guarantees that a broker-dealer relationship will be established for the purpose of operating the Note trading platform, or that a market for Notes will develop if such a platform is created. Therefore,

lender members must be prepared to hold their Notes to maturity.

       This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See "Risk

Factors" beginning on page 19.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2010.

ABOUT THIS PROSPECTUS

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WHERE YOU CAN FIND MORE INFORMATION

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PROSPECTUS SUMMARY

THE DECLARATION

QUESTIONS AND ANSWERS

RISK FACTORS

RISKS RELATED TO THE NOTES AND THE CORRESPONDING

BORROWER LOANS

RISKS RELATED TO InvestP2P.com AND THE LENDING

PLATFORM

RISKS RELATED TO COMPLIANCE AND REGULATION

FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

PLAN OF DISTRIBUTION

ABOUT THE LENDING PLATFORM

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

BUSINESS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

GOVERNMENT REGULATION

MANAGEMENT

EXECUTIVE COMPENSATION

TRANSACTIONS WITH RELATED PERSONS

PRINCIPAL SECURITYHOLDERS

EXPERTS

INDEX TO FINANCIAL STATEMENTS

ABOUT THIS PROSPECTUS

        This prospectus describes the United Power & Media, Inc.

(hereinafter referred to as InvestP2p.com) offering of Borrower Member

Payment Dependent Notes, referred to herein as the "Notes." This prospectus is part of a registration statement filed with the Securities and

Exchange Commission, which we refer to as the "SEC." This prospectus,

and the registration statement of which it forms a part, speak only as of the date of this prospectus. We will supplement this registration statement from time to time as described below.

       Unless the context otherwise requires, we use the terms "United

Power and Media," "InvestP2P.com," "the Company," "our company,"

"we," "us" and "our" in this prospectus to refer to United Power and

Media, Inc., a Delaware corporation. United Power and Media, Inc. was incorporated in Delaware in September 2009.

       The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the

"Securities Act"). After the date of this prospectus, we will offer Notes continuously, and we expect that sales of Notes on our Internet-based platform will occur on a daily basis.

         Pursuant to Rule 424(b) under the Securities Act, we will file a supplement to this prospectus, which we refer to as a "posting report,"

within two business days of the initial posting of each new loan request that is made by a borrower member on our platform. These posting reports will provide specific information about the series of Notes being offered for sale that will correspond to the posted borrower loan request, as well as information about any other series of Notes being offered for sale at that time. We will also file, and post on our website, weekly supplements to this prospectus pursuant to Rule 424(b) under the Securities Act, which we refer to as "sales reports." Sales reports will provide information about sales of Notes since the filing of the previous sales report, and will specify the principal amount, maturity and interest rate of each series of Notes sold through the platform, as well as the InvestP2P.com credit grade on the corresponding borrower loan provided we perform a credit grade rating on the specified corresponding loan, which we often may not perform.

        We will also prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of our offering of the Notes, provide quarterly updates of our financial and other information included in this prospectus and disclose other material developments. We will file these prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website. When required by

SEC rules, such as when there is a "fundamental change" in our offering or the information contained in this prospectus, or when an annual update of our financial information is required by the Securities Act or SEC rules,

we will file post-effective amendments to the registration statement of which this prospectus forms a part, which will include either a prospectus supplement or an entirely new prospectus to replace this prospectus. We currently anticipate that post-effective amendments will be required,

among other times, when we change material terms of the Notes offered through our Internet-based platform. We currently expect that these changes will be disclosed in prospectus supplements posted on our website at the time of filing of the post-effective amendment, rather than through complete revisions to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, upon the effectiveness of our registration statement, we will be required to file annual, quarterly, and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580,

Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site, http://www.sec.gov.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration

statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the

Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

PROSPECTUS SUMMARY

       This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in the rest of this prospectus,

including the financial statements and related notes to those statements,

and the Risk Factors beginning on page 19, before deciding whether to purchase Borrower Member Payment Dependent Notes from

InvestP2P.com.

Overview

        InvestP2P.com operates an Internet-based, "peer-to-peer" or "peer-

to-business" lending platform where individual or corporate lender members can purchase Borrower Member Payment Dependent Notes, the proceeds of which are designated by those lender members to fund specific commercial loans made to business borrower members. While the lender members who purchase the Notes are technically investors in the

Notes, and do not lend monies directly to InvestP2P.com borrower members, we refer to them as "lender" members in this prospectus, and on our website, for the sake of simplicity.

About the InvestP2P.com Lending Platform

        InvestP2P.com's Internet-based platform allows users to register as borrower members, co-borrower members, lender members, and/or vendor members. We verify the identities of all borrower, co-borrower,

lender, and vendor members that participate on the platform by checking their social security number, Tax Id Number and/or other personal information against a fraud solutions database that we access through a relationship with Experian, or another credit rating agency or identity verification provider. Borrower members will have a one time verification fee of $100.

        Once registered, borrower members can post requests for

unsecured business loans by stating a maximum interest rate they are willing to pay and a preferred term of 12, 24, 36, 48 or 60 months.

Currently our loan model consists of 60 month term at a maximum of

36% annual interest . The minimum and maximum loan values that can be requested vary by state, but no borrower loan can currently be originated above $50,000, unless a directed, captured group uses the "Friend and

Family" (F&F) format offered on our site. Borrower members are limited to taking out a maximum of one loan within any six-month period, and may not have more than 2 loans outstanding at the same time. F&F loans do not count against the limitations set for non-related loans. All borrower members have the option, and some may be required, to have a co-

borrower on their loan. A co-borrower serves as a co-signer, or guarantor,

on the borrower loan, and is obligated to make payments on the loan if the primary borrower member becomes delinquent, as described in this prospectus.

       After internal review by InvestP2P.com to ensure compliance with our terms and conditions, borrower member loan requests are posted on the InvestP2P.com website for review by lender members. Loan request postings may display borrower and, if applicable, co-borrower member credit information that we may access through our relationship with

Experian, or another credit rating agency or id validation provider. Loan request postings may also include, but are not limited to, a description of the borrower member's potential intended use of the loan proceeds, a description of their company, company business plan, as well as certain financial and employment information that is self-reported by borrower and, if applicable, co-borrower members. Borrower listings may include photos and the borrower's narrative description of why the loan is being requested, and of the borrower's financial situation. Borrowers are identified by a InvestP2P.com screen name but may be able to disclose in listings their identity or contact information to lenders, and are encouraged to do so. Listings are displayed publicly on our platform,

although certain information is only viewable by registered lender members. Borrower members may also choose to purchase our planned

MVP Verification service, in which we verify financial, employment and other information that is self-reported by borrower and co-borrower members and if so, results will be displayed on loan request posting. Also included would be the status of any previous or currently active loans through Borrower Member Payment Dependent Notes.

        As lender members review borrower member loan requests posted on the platform, they can make loans they find attractive by indicating the dollar amount they are willing to commit to the purchase of a Note, the proceeds of which are designated by the lender member to fund all or part of the corresponding borrower loan.

        The minimum required loan is $100, but lender members may loan as much as the entire loan amount. When 100% of the loan is funded, the loan is originated by InvestP2P.com, and the corresponding series of

Notes is sold to the lender members. Borrower members may also choose to have their loans originated in whole or in part by InvestP2P.com when lender members do not commit to fund 100 percent of the amount requested, if at least 35 percent of the total loan amount requested has been committed by the end of the funding period. We refer to this option as the "partial funding feature" (also referred to as a borrower member's

"revised request").

        Upon origination of the loan, the funds are allocated to a trust account for the benefit of the borrower. The borrower must submit and request approval of the lending members for the use of the funds. Spend requests may be posted by the 1st and 14th only and committed lenders get a digest email on the 7th and 22rd with all spend requests for that period.

Then lenders have to the 14th and 28th respectively to place their votes.

        The Borrower Member may use the forum to discuss the merits of the requisitions, including, but not limited to, the vendors that will receive the funds. The Borrower Member can use this forum to promote his vendors and may encourage the vendors to use the forum to describe their services.

       Recurring payments may be requested and voted on once. An

example may be location rent of $800 on the 1st for the next 4 months beginning x date and all payments approved in one spend request vote.

Currently all recurring payments must be voted on again after it is in effect for six months.

        In the event that InvestP2P.com partners or enters into an origination agreement with a national or state chartered lending institution in the future, the borrower loans will then be originated by said institution,

said institution being posted on our site. In this case, the originated loans will be sold and assigned to InvestP2P.com, without recourse to the lending institution, at a price equal to the principal amount of the borrower loan. After origination, InvestP2P.com will service the borrower loans and collect monthly payments from the borrower and, if applicable,

the co-borrower members throughout the life of the loans. See "About the

Lending Platform" for more information.

The Borrower Member Payment Dependent Notes

        InvestP2P.com's lender members will be eligible to buy Borrower

Member Payment Dependent Notes issued by InvestP2P.com. By making an offer on a borrower member loan request posted on the InvestP2P.com platform, a lender member is committing to purchase a Note equal in principal amount to the dollar value of that offer at the stated interest rate and term, if the loan is funded and subsequently originated by

InvestP2P.com, or by an alternate institution to be selected in the future.

The proceeds of the Notes will be designated by the lender members to fund corresponding borrower loans and subsequently allocated to a trust account for the benefit of the borrower.

        The Notes are unsecured, and are special, limited obligations of

InvestP2P.com only, rather than obligations of any borrower or co-

borrower member. Holders of the Notes do not have a security interest in the corresponding borrower loans or in the proceeds of those loans, even though payment on a Note depends entirely on payments that

InvestP2P.com receives on the corresponding borrower loan. If

InvestP2P.com were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have a general unsecured claim against InvestP2P.com that may or may not be limited in recovery to the payments a borrower or co-borrower member makes on the corresponding borrower loan. See Risk Factors If we were to become subject to a bankruptcy or similar proceeding for more information.

        Depending on the term of a particular Note's corresponding borrower loan, the Notes will have initial maturities of 12, 24, 36, 48, or

60 months, plus 4 business days to allow for all Automated Clearing

House (ACH) transactions to conclude. Maturities can be extended for up to one year, as described in this prospectus. The Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly,

with a possible deference of up to two years from origination. We may include an interest only option with a balloon payment at maturity.

InvestP2P.com will pay principal and interest on each Note in a series in an amount equal to each such Note's pro rata share of the principal and interest payments, if any, that InvestP2P.com receives on the corresponding borrower loan for that series, net of a 1.0% servicing fee.

InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a

1.0% servicing fee assessed against the value of the late payment.

However, InvestP2P.com will not pay to lender members any failed payment fees, collection fees we or a third-party collection agency charge and any payments due to InvestP2P.com with respect to the portion of a corresponding borrower loan, if any, that InvestP2P.com has funded in its capacity as a lender member on the platform.

The Borrower Loans

         All borrower loans originated by InvestP2P.com are unsecured obligations of InvestP2P.com's borrower and, if applicable, co-borrower members. The borrower loans have a fixed interest rate that is set by

InvestP2P.com and/or the lender members and/or borrower members, and a maturity of 12, 24, 36, 48 or 60 months. Unless a borrower member purchases our MVP Verification service, or if a loan request has been selected for random or targeted verification by InvestP2P.com, borrower loans are made without obtaining any documentation of a borrower or co-

borrower member's ability to afford the loan. However, even in instances where borrower or co-borrower income, employment or other information is verified by InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid. All borrower members are encouraged to purchase their own loan as to demonstrate commitment to the other lender members. Those funds would join the loan and are subject to the requisition voting requirements.

       Each borrower loan is originated by InvestP2P.com through the

Company's Internet-based platform, and is funded by the proceeds that

InvestP2P.com receives from the sale of Notes to lender members.

         In the event that InvestP2P.com partners with a an alternate lending institution in the future, the borrower loans will then be originated by the national lending institution. In this case, the originated loans will be sold and assigned to InvestP2P.com, without recourse to the lending institution, at a price equal to the principal amount of the borrower loans.

The lending institution will have no obligation to purchasers of the Notes.

See "About the Lending Platform" for more information. Is this paragraph repeated?

        In most cases, it is anticipated that the borrower will be a start-up or early phase business entity and therefore is considered very speculative.

Co-borrower Loans and MVP Verification

        A co-borrower member on the InvestP2P.com platform is a co-

signer, or guarantor, who is individually and jointly liable for repayment of a borrower loan, alongside the primary borrower. The co-borrower feature is optional for borrower members. If the primary borrower is unable to make a payment by the 19th day after the monthly due date of such payment, the co-borrower member will be required to make the payment on the 26th late day, plus any late fees that have been assessed.

Having a co-borrower on a loan, however, is no guarantee that a loan will be repaid. There remains a substantial risk that co-borrower loans will become delinquent and go into default. See "About the Lending Platform

Co-borrower Members" and "Risk Factors Risks Related to the Notes

and the Corresponding Borrower Loans" for more information.

        On the InvestP2P.com platform, primary borrower members can also purchase a service called MVP Verification, in which borrower and, if applicable, co-borrower members provide InvestP2P.com with certain documentation so that we can verify employment, financial and other information. These documents can include all or some of the following, at the borrower or co-borrower member's choosing: a notarized statement affirming their legal commitment to repay the loan; photo identification such as a driver's license or passport; recent employment pay-stubs; an authorization form that permits us to confirm income tax return data with the IRS; a utility bill to match names with addresses; and recent monthly bank statements.

       When MVP Verification loans are posted on the platform, lender members can see which information has been verified for borrower and co-borrower members before making an offer on borrower loan requests.

However, even in instances where borrower or co-borrower income,

employment or other information is verified by InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid.

About United Power and Media, Inc.

        United Power and Media, Inc. was incorporated in Delaware on

September 11, 2009. Our headquarter is located at 510 Market Loop, Suite

102, W. Dundee, IL 60118, and our telephone number is (847) 586-3880.

Our website address is www.InvestP2P.com. We own and operate

InvestP2P.com and our lender platform and data is hosted at

InvestP2P.appspot.com, using Google's service. Our host can change to another third-party at any time. Information contained on our website is not incorporated by reference into this prospectus.

THE OFFERING

Issuer: InvestP2P.com

Notes offered: Borrower Member Payment Dependent Notes, issued in series, with each series of Notes related to one corresponding borrower loan.

Offering price: 100 percent of principal amount of each Note.

Initial maturity date: Depending on the maturity of a Note's corresponding borrower loan, maturities are 12, 24, 36, 48, or 60 months, plus 4 business days, following issuance. All of the Notes in a series will have the same maturity as the corresponding borrower loan for that series, plus 4 business days.

Final maturity date: One year after the initial maturity date.

Extension of maturity: Each Note will mature on the initial maturity date,

unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to InvestP2P.com upon the initial maturity date. In such cases, the maturity of the Notes will be automatically extended to the final maturity date. If there are any amounts under the corresponding borrower loan still due and owing to

InvestP2P.com after the final maturity date, we will have no further obligation to make payments on the Notes in the series even if we receive payments on the corresponding borrower loan after the final maturity date.

Interest rate: Each series of Notes will have a stated, fixed interest rate,

which is the same as the interest rate on the corresponding borrower loan for the series.

Setting the interest rate: Interest rates on all of the Notes in a series will be the same, but rates on Notes in different series can vary.

Interest rates are determined by InvestP2P.com and/or the lender members and/or borrower members. Borrower members indicate the maximum interest rate they are willing to pay on a loan, and lender members offer the maximum dollar amount they are willing to commit to the Notes corresponding to that loan. The interest rate for all of the Notes in a series, and therefore the rate on the corresponding borrower loan for that series, will be determined at the beginning of the loan request for the corresponding borrower loan.

Offering periods are selected by borrower members, and can range from 1 to 28 days. A lender member's "declaration" on a loan is considered a commitment to purchase a Note that will have a principal amount equal to the dollar value of the declaration, at the interest rate indicated by the loan request. If a funding period expires and the loan has received purchase commitments in an aggregate amount equal to at least 35 percent of the dollar value requested, but below 100 percent of that value, the borrower may elect to accept or decline the partially funded loan. If the borrower accepts the partially funded loan, the loan will be originated by

InvestP2P.com, or by a alternate institution to be selected in the future. If an offering period expires and the loan has received purchase commitments in an aggregate amount equal to 100 percent of the dollar value requested, the loan is automatically originated by InvestP2P.com, or by an alternate institution to be selected in the future, and allocated to the trust account for benefit of the borrower, to which spend requests will be made, at the interest rate declared to all lender members.

Payment on Notes: InvestP2P.com will pay principal and interest on any

Note purchased by a lender member in an amount equal to the lender member's pro rata share of the principal and interest payments, if any, that the Company receives on the corresponding borrower loan, net of a 1.0%

servicing fee. InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a 1.0% servicing fee assessed against the value of the late payment. However, InvestP2P.com will not pay to lender members any failed payment fees, collection fees we or a third-party collection agency charge and any payments due to InvestP2P.com with respect to the portion of the corresponding borrower loan, if any, that InvestP2P.com has funded in its capacity as a lender member on the platform. We will make any payments on Notes within four business days after receiving payment from borrower or co-borrower members on the corresponding borrower loan. The Notes are not subject to any credit enhancement. See "About the

Lending Platform" for more information. In the event a borrower decides to use a deferment scenario, the borrower must pay the servicing fee due

United Power and Media, Inc.

Corresponding borrower loans: Lender members who make a

"declaration" on loan request postings are committing to purchase Notes in a series, thereby designating InvestP2P.com to apply the proceeds from the sale of the Notes of that series to the funding of the corresponding borrower loan for that series. The corresponding borrower loans are originated by InvestP2P.com through the Company's Internet-based platform, and are issued to a trust account for the benefit of the business consumers who are InvestP2P.com borrower members, to be voted on by the lenders per the borrowers' specific spending requests.

Each borrower loan originated through the InvestP2P.com platform is a fully amortizing loan made by InvestP2P.com to a borrower member, with a term of 12, 24, 36, 48, or 60 months. In the event that InvestP2P.com partners with a alternate lending institution in the future, the borrower loans will then be originated by that lending institution. In this case, after the loans are originated by the lending institution, they will be sold and assigned to InvestP2P.com, without recourse to the lending institution, at a price equal to the principal amount of the borrower loan. Borrower loans have an interest rate determined by InvestP2P.com, the borrower, the lenders, or any combination thereof. Rates can range from 0.0% to 36.0%.

Borrower loans are repayable in monthly installments and are unsecured and unsubordinated. Borrower loans can be repaid by borrower or co-

borrower members before the initial maturity date without a prepayment penalty. If a borrower or co-borrower member partially prepays a loan, the amortization schedule for that loan will be automatically recalculated for the remainder of the loan's term, and the borrower member's monthly installment is thereafter reduced accordingly. Unless a borrower member purchases our MVP Verification service, or if a loan request has been selected for random or targeted verification by InvestP2P.com, borrower loans are made without obtaining any documentation of a borrower or co-

borrower member's ability to afford the loan. However, even in instances where borrower or co-borrower income, employment or other information is verified by InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid. See "About the Lending Platform" for more information.

Ranking: The Notes will not be contractually senior or contractually subordinated to any other indebtedness of InvestP2P.com. The Notes will be unsecured special, limited obligations of InvestP2P.com. Holders of

Notes do not have a security interest in the corresponding borrower loan,

or in the proceeds of that loan. The Notes will rank effectively junior to the rights of the holders of InvestP2P.com's existing or future secured indebtedness with regard to the assets securing such indebtedness.

In the event of a bankruptcy or similar proceeding of InvestP2P.com, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of InvestP2P.com are uncertain. If InvestP2P.com were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have a general unsecured claim against InvestP2P.com that may or may not be limited in recovery to the payments a borrower member makes on the corresponding borrower loan. See Risk Factors

If we were to become subject to a bankruptcy or similar proceeding for more information. The Notes do not restrict InvestP2P.com's incurrence of other indebtedness or the grant or imposition of liens or security interests on the assets of InvestP2P.com, including on the borrower loans corresponding to the Notes.

Servicing fees and other charges: InvestP2P.com will deduct a servicing fee equal to a 1.0% annualized rate based on the outstanding principal balance of a loan before payments on Notes corresponding to the loan are disbursed to the lender members holding those Notes. This servicing fee will lower the effective yield on the Notes below their stated interest rate.

We will also charge a servicing fee on any late payment fees that we receive on the borrower loans before crediting lender member accounts.

This servicing fee will be equal to 1.0% of the lender member's pro rate share of any late payment fees that are received. In the event that collection action must be taken on a delinquent loan, the Company or its designated third-party collection agency will charge a collection fee between 20.0% and 35.0% on any amounts that are obtained. These fees will thereby reduce the amounts of any payments lender members receive on their Notes. We may adjust the amounts of these servicing fees from time to time. See "About the Lending Platform Servicing Fees Charged to Lender Members and Impact on Annual Returns" for more information.

Use of proceeds: We will use the proceeds from the sale of each series of

Notes to facilitate the funding of the corresponding borrower loan as requested by the borrower and committed to by the lending members for that series. These funds will then be allocated to a trust account for benefit of the borrower to be voted on by the lenders per the borrowers'

specific spend requests. See "About the Lending Platform" for more information.

Electronic form and transferability: The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through our Internet-based Note trading platform, which will be operated by a registered broker-dealer to be selected in the future. However, there are no guarantees that a broker-

dealer relationship will be established for the purpose of operating the

Note trading platform, or that a market for Notes will develop if such a trading platform is created. Therefore, lender members must be prepared to hold their Notes to maturity. See "About the Lending Platform" for more information.

U.S. federal income tax treatment: While the matter is not free from doubt, InvestP2P.com intends to treat the Notes as debt securities of

InvestP2P.com that have original issue discount, or OID, for U.S. federal income tax purposes. Therefore, holders of Notes will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest payments being made on the Notes), regardless of the holder's regular tax accounting method. Prospective purchasers of Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and sale of the Notes, including any potential differing treatments of such Notes. See "Material U.S.

Federal Income Tax Considerations" for more information.

Financial suitability requirements: Lender members should be aware that we may apply financial suitability standards and/or maximum investment limits to residents of certain states, or to all lender members, at some point in the future. If such standards are established, each lender member will be required to represent and warrant that he or she meets the minimum financial suitability standards and has not exceeded the maximum investment limits. See "About the Lending Platform Financial

Suitability Requirements" for more information.

The following diagram illustrates the basic framework for the sale of a single series of Notes through the InvestP2P.com platform. The sections of the diagram drawn with dashed lines indicate the framework for the sale of a single series of Notes in the event that InvestP2P.com establishes a relationship with a national lending institution in the future. The diagram does not account for many details of the platform, including the effect of prepayments, late payments, late fees or collection fees. See "About the

Lending Platform" for more information about the transactions that occur when a sale of Notes takes place.

QUESTIONS AND ANSWERS

Q: What is InvestP2P.com?

A: InvestP2P.com operates an Internet-based, peer-to-peer lending platform where business borrower members can take out loans that are funded by proceeds from the sale of Borrower Member Payment

Dependent Notes to individual or corporate lender members. Lender members commit to the purchase of these Notes when they make their

"declaration" on borrower loan requests on the InvestP2P.com lending platform. While we use the terms "lender" members and "peer-to-peer" in this prospectus and on our website for the sake of simplicity, all borrower loans will be funded and originated by InvestP2P.com, or by a national lending institution to be selected in the future. When a borrower loan is originated, a series of Notes that is dependent for payment on payments that InvestP2P.com receives on that loan is sold to the lender members who declared offers on the loan. After borrower loans are originated,

InvestP2P.com collects monthly payments from the borrower and, if applicable, the co-borrower members and makes corresponding payments on the Notes to lender members.

Q: What is the lending platform?

A: The InvestP2P.com lending platform is an Internet-based forum where individuals and/or companies can post requests for unsecured commercial loans, and where other qualified individuals or corporations can evaluate those loan requests and purchase Notes from InvestP2P.com whose value will depend on payments we receive on borrower loans corresponding to those Notes. On the platform, borrower members indicate the desired principal amount for their loan, their desired term or maturity, the interest rate they are willing to pay, what percent of lenders must vote in the affirmative to allow distribution for business uses, the max spend request they can make, the amount they invest themselves. Currently all loans have a 36% fixed rate which may be changed in the future. Lender members then place commitments in varying amounts on the loan. The interest rate is fixed at the beginning of the process, which takes place throughout the 1 to 28 day offering period for a loan. All loans originated by InvestP2P.com, or by a alternate lending institution to be selected in the future, will bear a fixed interest rate and fixed maturity schedule.

Once the loan is funded by the lender members, the proceeds are allocated to a trust account for the benefit of the borrower. The borrower then must submit "Spend Requests" to the lender members describing the use of the funds. The lender members will vote whether they are believe the fund usage has merit and therefore an acceptable request for funds. If the

"Spend Request" is accepted, InvestP2P.com will direct the funds directly to the end user. If the vote fails to receive the previously stated number of affirmative votes, the borrower will have to resubmit the request with possible further explanation or make a different request.

As part of the member registration process that takes place on the platform, InvestP2P.com verifies the identities of all individual lender,

borrower and co-borrower members. We may obtain credit scores and credit histories for all borrower and co-borrower members through a relationship with Experian, or another identity reporting company. We may then assign an InvestP2P.com credit grade based on this information to the borrower and co-borrower members. Borrower and co-borrower credit information provided by Experian, or another credit reporting company may be displayed in loan request postings, in addition to other financial and employment information, as well as business or personal references that are self-reported by the members. Lender members can evaluate the loans posted on the platform by examining this information,

before deciding whether or not to place an offer on a loan.

The platform also enables InvestP2P.com to service the borrower loans on an ongoing basis.

Q: What are the Borrower Member Payment Dependent Notes?

A: InvestP2P.com's lender members may purchase Borrower Member

Payment Dependent Notes issued by InvestP2P.com, Inc., which are referred to in this prospectus as the "Notes." The Notes will be issued in series, with each series of Notes related to one borrower loan, which we refer to as the "corresponding borrower loan" for that series. The proceeds of the Notes will be designated by the lender members to fund corresponding borrower loans trust accounts that will be originated through the platform. The Notes are special, limited obligations of

InvestP2P.com only and not of the borrower or co-borrower members of

InvestP2P.com. The Notes will be unsecured and do not represent a security interest in the corresponding borrower loans.

Depending on the term of a particular Note's corresponding borrower loan, the Notes may have initial maturities of 12, 24, 36, 48, or 60 months,

plus 4 business days to allow for all ACH transactions to conclude.

Maturities can be extended for up to one year, as described in this prospectus. The Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly. In some instances, the borrower may defer principal and interest payments for a period not to exceed two years from origination or may pay interest only with a balloon payment at maturity. These terms will be disclosed during the offering period of the

Notes.

Interest rates are determined by InvestP2P.com and/or the lender members

InvestP2P.com's Internet-based platform, as described in "About the

Lending Platform." All of the Notes in a series will have the same interest rate as, and a maturity that is 4 days longer than, the corresponding borrower loan for that series. InvestP2P.com will pay principal and interest on any Note purchased by a lender member in an amount equal to the lender member's pro rata share of the principal and interest payments,

if any, that the Company receives on the corresponding borrower loan, net of a 1.0% servicing fee. The servicing fee will reduce the effective yield on the Notes below their stated interest rate. InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a 1.0% servicing fee assessed against the value of the late payment. However, InvestP2P.com will not pay to lender members any failed payment fees, collection fees we or a third-party collection agency charge and any payments due to

InvestP2P.com with respect to the portion of the corresponding borrower loan, if any, that InvestP2P.com has funded in its capacity as a lender member on the platform.

Q: What are borrower loans and corresponding borrower loans?

A: We refer in general to the loans that are originated through

InvestP2P.com's Internet-based platform as "borrower loans," and we refer to a particular loan that is funded by proceeds from the purchase of one or more Notes in a series as the "corresponding borrower loan" for that Note or that series. The borrower loans are unsecured obligations of the business borrower, in certain cases, co-borrower, and/or individual members with terms of 12, 24, 36, 48, or 60 months, and a fixed interest rate determined by InvestP2P.com and/or the lender members as described in "About the Lending Platform." In the event that InvestP2P.com establishes a relationship with a alternate lending institution in the future,

the borrower loans will be originated by the said institution. In this case,

the originated loans will then be sold and assigned to InvestP2P.com,

without recourse to the lending institution, at a price equal to the principal amount of the borrower loan.

Unless a borrower member purchases our MVP Verification service, or if a loan request has been selected for random or targeted verification by

InvestP2P.com, borrower loans are made without obtaining any documentation of a borrower, co-borrower, or business member's ability to afford the loan. However, even in instances where borrower or co-

borrower income, employment or other information is verified by

InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid.

A borrower loan will be issued to a borrow member if, at the end of the offering period, the full amount of their loan request has been committed by lender members, or if at least 35 percent of the amount has been committed and the borrow member chooses to accept partial funding of the loan. These loans will be dispersed as the lender group votes on requested distributions. Each loan will detail the percentage of affirmative votes necessary for distribution.

Q: Who services the loans issued by InvestP2P.com, and what

happens if the Company goes out of business?

A: InvestP2P.com services all loans originated through the platform. In the event that the business operations of InvestP2P.com become impaired, the

Company's ability to collect repayments from borrower members may by adversely impacted. We currently do not have any arrangements in place for backup servicing of our borrower loans in the event that we fail to maintain operation of the InvestP2P.com platform, although we are pursuing negotiations with potential third-party backup loan servicers. If no third party can be found to continue servicing outstanding loans if we go out of business or if the InvestP2P.com platform becomes disabled,

borrower and co-borrower members will still be obligated to make payments on their loans, but a lender member's ability to collect payments on the Notes related to those loans may be significantly impaired. See

"Risk Factors Risks Related to InvestP2P.com and the Lending

Platform" for more information.

Q: How are the Notes being offered?

A: The Notes are being offered directly to lender members only through the InvestP2P.com website for a purchase price of 100 percent of their principal amount. There will be no underwriters or underwriting discounts involved in the sale of the Notes.

Q: Will Note purchasers receive a certificate for their Notes?

A: No. The Notes will be issued in electronic form only, which means that each Note will be stored on the InvestP2P.com website. Holders of Notes can view their Notes online and print copies for their records by visiting a secure, password-protected web page in their "My InvestP2P.com" section on our website.

Q: How does the borrower receive the loan proceeds?

A: The loan proceeds will be allocated to a trust account for the benefit of the borrower to which "spend requests" will be made and voted on by the lender members. The borrower will detail the reason for the requisition through a "Spend Request." The borrower will include all necessary details, such as landlord, vendor information, or final destination in the spend request. The borrower will use this request to explain the need for the funds. The lender group will have up to two weeks to do discuss and vote on the website as to the merits of the fund usage. Lenders members do not have to vote. The required percentage of affirmative votes will be declared at the time of loan request. If the vote reaches the required percentage of affirmative votes, the money will be distributed as requested.

Q: What happens if the vote fails to reach the required percentage of affirmative votes?

A: The spend request will be denied. The borrower can reapply for the requisition, possibly addressing the concerns of the lender group until such a time as the affirmative vote is reached.

Q: Will the Notes be listed on any securities exchange?

A: No. The Notes will not be listed on any securities exchange.

Q: Will Note holders be able to sell their Notes?

A: The Notes will not be transferable except through our Internet-based

Note trading platform, which will be operated by a registered broker-

dealer to be selected in the future. However, there are no guarantees that a broker-dealer relationship will be established for the purposes of operating the trading platform, or that a market for Notes will develop if such a platform is created. Therefore, lender members must be prepared to hold their Notes to maturity. See "About the Lending Platform" for more information.

Q: Are the Notes secured by any collateral?

A: No. The Notes are not secured by any collateral. In particular, the corresponding borrower loans are not collateral for the Notes. The Notes are not guaranteed or insured by any governmental agency or

instrumentality or any third party. The Notes are not subject to any credit enhancement. At a later date, InvestP2P.com may offer collateralized loans.

Q: Are there any risks associated with an investment in the Notes?

A: Yes. The Notes are highly speculative and involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" and "About the Lending Platform Financial Suitability Requirements" for more information.

Q: How are the Notes treated for United States federal income tax purposes?

A: While the matter is not free from doubt, InvestP2P.com intends to treat the Notes as debt securities of InvestP2P.com that have original issue discount, or OID, for U.S. federal income tax purposes. Therefore, holders of Notes will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest payments being made on the Notes), regardless of the holder's regular tax accounting method. Prospective purchasers of

Notes should consult their own tax advisors regarding the U.S. federal,

state, local and non-U.S. tax consequences of the purchase, ownership,

and sale of the Notes, including any potential differing treatments of such

Notes. See "Material U.S. Federal Income Tax Considerations" for more information.

Q: Who are the lender members on InvestP2P.com?

A: In this prospectus, we refer to individuals that have an opportunity to purchase our Notes as "lender members." All lender members must register on the InvestP2P.com website in order to purchase Notes. During registration, all lender members must agree to a authorization statement for identification purposes, a tax withholding statement and the terms and conditions of the InvestP2P.com website, and must enter into a Lender

Member Registration and Note Purchase Agreement with InvestP2P.com,

which will govern all purchases of Notes a lender member makes.

Currently, any United States resident who is 18 years of age with a social security number and bank account can become a lender member on

InvestP2P.com, provided they pass our identity verification and fraud solutions processes. Also, any institution with a taxpayer identification number can be a lender member on InvestP2P.com. In addition, financial suitability or other requirements for lender members may be implemented in the future.

Q: Does InvestP2P.com participate on the platform as a lender member?

A: Yes. From time to time, InvestP2P.com, Inc. may act as a lender member on the platform to provide additional funding for the borrower loans. After the funding period for a loan request expires, InvestP2P.com may, at its discretion, fund part or all of the difference between the funding commitments made by lender members and the total value of the loan request. As a result, InvestP2P.com's participation on the lending platform will not impact the lender member funding process on the Notes or the corresponding borrower loans.

Moreover, InvestP2P.com directors, management or other personnel may in the future, participate on the platform as lender members. We have strict policies and procedures in place to ensure that participation on the platform by InvestP2P.com, or by any of its personnel in their private capacities, does not lead to any manipulative or otherwise unfair offering practices that could put our lender members at a competitive disadvantage during the declaration process for borrower loans.

Q: What is a declaration?

A: If lender members want to commit to the purchase of a Note, the proceeds of which will fund part of a corresponding borrower loan, they submit a "declaration" for the loan during the offering period for that loan.

The minimum required commitment value is $100, and can be for as much as the entire amount of the loan request. While lender members are declaring on loan request postings, they are not declaring to purchase loans directly. Instead, they will be purchasing Notes dependent for payment on payments that InvestP2P.com receives on the corresponding borrower loans.

Lender members on a borrower loan that is originated will be sold a Note equal in principal amount to the dollar value of their bid, and with an interest rate equal to or greater than that indicated in the bid. Because we charge a 1.0% annual servicing fee, and, as described in this prospectus,

certain other fees from time to time to our lender members, the return on the Notes will be less than the return on the corresponding borrower loans.

Lender members may declare on more than one borrower loan at the same time, but in order to make a declaration, lender members must have funds in their InvestP2P.com account equal to or greater than the value of any new bid that will be made, plus all outstanding bids. Once a commitment is made it is irrevocable. See "About the Lending Platform" for more information.

Q: How do lender members purchase Notes?

A: InvestP2P.com members can become registered lender members by successfully completing our identity verification and fraud solutions processes. Once users have successfully registered as lender members,

they will need to deposit money into their online InvestP2P.com account.

When their account has funds available, they can review different borrower profiles and loan requests and commit on loan postings they find attractive. Once the offering period for a loan expires, the dollar value of the "declaration" will automatically be debited from the lender member's account to pay for the Note that is purchased from InvestP2P.com.

Q: Do lender members loan funds directly to borrower members?

A: No. Lender members are not directly lending money to borrower members on the InvestP2P.com platform. While we use the terms "lender"

members and "peer-to-peer" in this prospectus, and on our website, for the sake of simplicity, all borrower loans will be originated by InvestP2P.com,

or by a alternate lending institution to be selected in the future. The proceeds received from the sale of the Notes will be used to fund the corresponding borrower loans for those Notes. Even though lender members do not directly lend money to borrower members, they will nevertheless be wholly dependent on payments from those borrowers for payment on the Notes they purchase from InvestP2P.com. If a borrower or co-borrower defaults on a borrower loan, InvestP2P.com will have no obligation to make any payments on the Notes corresponding to that loan.

Q: How much money can lender members bid on the lending

platform?

A: Lender members can bid as little as $100, or as much as the maximum loan limit of $50,000 on any particular loan request, unless involved in the

Family and Friend loan option. Family and Friend loans do not have limitations and may avoid the "Spend Request" requirements if that is previously agreed upon. Individual lender members may not have more than $1,000,000 in committed bids plus the amount outstanding on their previously purchased Notes. A corporate lender member may not have more than $1,000,000 in committed bids plus the amount outstanding on its previously purchased Notes.

Q: What types of lender fees are associated with the Notes?

A: Lender members are charged an annual servicing fee of 1.0% of the outstanding principal balance on the corresponding borrower loan for each

Note they hold. The fee accrues daily the same way in which borrower member interest payments are calculated, and is deducted from each monthly borrower member payment before lender members receive their pro rata share of the payment amount. The servicing fee will lower the effective yield on the Notes below their stated interest rate, and reduces both the principal and interest payments on Notes. InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a 1.0% servicing fee assessed against the value of the late payment. In the event that collection action must be taken on a delinquent loan, the Company or its designated third-party collection agency will also charge a collection fee between

20.0% and 35.0% on any amounts that are obtained. These fees will thereby reduce the amounts of any payments lender members receive on their Notes. We may adjust the amount of these servicing fees from time to time.

Q: What are InvestP2P.com credit grades?

A: InvestP2P.com may assign a credit grade to each borrower and co-

borrower member on the platform as an indication of the level of credit risk that they pose. The credit grade is based on a credit score assigned to the borrower and co-borrower members by Experian, or another credit reporting company. In general, the higher the credit score, the better the credit history, which means that the borrower or co-borrower member probably has a relatively lower level of outstanding debt and has typically paid back previous loans on time. Lower credit scores generally indicate relatively larger amounts of outstanding debt and a history of delinquency and default on previous or currently outstanding loans.

We may establish borrower and co-borrower member credit grades by converting their numerical VantageScore credit score from Experian into one of the InvestP2P.com credit grade categories defined below:

Experian VantageScore Range            InvestP2P.com Credit Grade

                                       Assigned

784-990                                A+

728-783                                A

701-727                                B+

692-700                                B

668-691                                C+

660-667                                C

633-659                                D+

624-632                                D

604-623                                D-

569-603                                E

501-568                                F

No Score                               NC

Borrower member and, if applicable, co-borrower member credit grades and the related VantageScore numerical ranges may be displayed in loan request postings and may be available for viewing by lender members.

However, the exact numerical VantageScores for borrower and co-

borrower members are not displayed or disclosed to anyone on the platform.

We may also use a proprietary rating based on loans that were originated on InvestP2P.com and successfully repaid in a timely fashion or being repaid in a timely fashion.

Q: How does InvestP2P.com access the credit histories of its borrower and co-borrower members, and what does it do with the information?

A: InvestP2P.com has established a relationship with Experian, a credit reporting company, to access information about the credit scores and credit histories of its borrower and co-borrower members. At any time, we may change credit reporting agencies. InvestP2P.com may conduct what is commonly referred to as a "soft" inquiry to obtain data for a loan request posting. While this data is the exact data from a borrower or co-

borrower's credit report, the soft inquiry is not reported or recorded on their credit report, and therefore does not have any impact on their credit score. However, once a loan is approved and originated, InvestP2P.com may, but is not required, conduct a "hard" inquiry, which will be reported and recorded on borrower and co-borrower member credit reports. If borrower members do not have a credit report due to a lack of credit history or otherwise, they will be assigned a credit grade of "NC," which stands for "No Credit."

InvestP2P.com may use borrower and co-borrower credit reports for identity verification, to obtain their VantageScore credit score and to assign to them an InvestP2P.com credit grade based on that score, to determine their current amount of non-mortgage debt so as to determine their debt-to-income ratio and to display as part of their loan request postings certain other information from their credit profiles, including, but not limited to, the number, age, type and status of their currently reported credit lines, public records (such as bankruptcies and judgments) and mortgage loans, and the number of their recent requests for credit.

Information from credit reports may be displayed on the InvestP2P.com website with borrower member loan requests and may be available for registered lender members to review.

Q: Who are the borrower members on InvestP2P.com and what are the minimum credit criteria for borrowers?

A: In order to borrow money on the InvestP2P.com platform, a borrower member must be at least 18 years of age, a resident of the United States,

have a valid social security number. Also, a borrower may be a business and must have and employer identification number. Borrower members must also be residents of states in which InvestP2P.com is currently licensed to issue loans or where the Company is exempt from any licensing requirements, unless we establish a relationship with a national lending institution, which would allow us to issue loans on a uniform basis across the United States. Borrowers must also have a valid e-mail address and a bank account at a financial institution with a valid routing transit number. Otherwise, there are no minimum income, net worth, or employment requirements for borrowers, nor any other standards regarding credit history. InvestP2P.com reserves the right to restrict access to the InvestP2P.com platform by setting such guidelines in the future.

There is currently no minimum credit criteria for the borrower or co-

borrower. This may be subject to change.

Q: How do borrower members take out loans on the InvestP2P.com platform?

A: InvestP2P.com members can become registered borrower members by successfully completing InvestP2P.com's identity verification, fraud solutions and, in some cases, credit scoring processes. Once members have successfully registered as borrowers, they can then create a loan request and post it on the InvestP2P.com website. Once a loan request is posted, lender members can review borrower profiles and make declarations on loans. If a loan receives declarations totaling 100 percent of the amount requested by the end of the offering period, it will be originated by InvestP2P.com (or by a alternate lending institution to be selected in the future) after internal review. If a loan receives bids totaling less than 100 percent but greater than 35 percent of the amount requested by the end of the offering period, borrower members may accept the lesser amount, or cancel their request and try again.

Q: What types of loans are available on InvestP2P.com?

A: All loans are unsecured, fully-amortizing, fixed-rate loans with maturities of 12, 24, 36, 48 or 60 months. Loans are payable monthly, and can be prepaid in part or in full without penalty. In some cases, principal and interest or interest payments may be deferred up to two years from the origination date. The deference will be declared at the time of loan request.

Q: What is a loan request posting?

A: A loan request posting is a description of the nature and terms of a loan that has opened for declaration on the InvestP2P.com platform. A posting may include both self-reported information from the registered borrower member requesting the loan, credit information about the borrower and possibly other information about the borrower's financial situation. A posting states the principal amount of the loan request, the term and the interest rate the borrower will pay, currently 36%, which may change for future offerings. A posting will also indicate if there is a co-borrower on the loan and, if so, the co-borrower's credit and financial information may also be displayed. Also, the posting will declare what percentage of positive votes are necessary for requisition requests. Postings will also indicate if a borrower member has opted for MVP Verification and, if so,

which information was verified by InvestP2P.com on behalf of the borrower and, if applicable, the co-borrower member.

There will also be an explanation written by the borrower of what the proceeds of the loan will possibly be used for. Specific uses will be voted on by the lender members at a later time on the website forum and "Spend

Request" responses. General information about all postings, requisitions and related voting statuses, and borrower's business status reports is available to the community on the InvestP2P.com website, but more specific information such as a specific borrower's credit score and selected financial information is only available for viewing by registered lender members.

Q: How do borrower members select an interest rate for their loan request posting?

A: Currently, rates are fixed at 36% interest per year. Considering the potential risks of these unsecured loans, we expect this fixed rate to stay high, but as new criteria are added to the borrower's profile, we may decide to lower the offered rate. In addition, we may eventually allow higher or lower interest rates upon borrower requests.

Borrower members can request lower rates, but considering the unsecured nature of these loans it is unlikely they will fill their loan requests.

InvestP2P.com will monitor the market and will adjust the loan rates as necessary.

Q: How much money can a borrower member borrow on the

InvestP2P.com platform, and are there any interest rate restrictions?

A: Each U.S. state imposes different restrictions on the values and maximum interest rates of the borrower loans, which may change from time to time. On the InvestP2P.com website, borrower members can view the minimum and maximum loan values and the maximum interest rate that their state allows. The platform will not permit borrower members to request loans that do not conform to the lending laws of their state.

However, if InvestP2P.com partners with a national or state chartered lending institution in the future, borrower members residing in most U.S.

states will then be able to request loans between $1,000 and $50,000 in value, and with interest rates up to 36%. No entity may have more than two loans outstanding at any one time. Family and Friend loans do not count toward the total loan or dollar amount allowed at any one time. At no point, may any entity loan more than $1,000,000.

Q: What are Family and Friend loans?

A: Family and Friend loans are captured and directed loans that a borrower brings to the InvestP2P.com website strictly to fund that borrower's loan. F&F loans have lower origination fees but all members must follow all verification procedures. The group will use the lending platform and all services that members are entitled to. These loans will not be counted against the maximum number of loans outstanding or the dollar amount borrowed restrictions. The platform will not permit borrower members to request loans that do not conform to the lending laws of their state.

Q: How are interest rates determined and payments on the loans calculated?

A: Interest rates are determined prior to a loan request by InvestP2P.com and/or the borrower members request. The monthly payments on the loans, and, therefore, on the Notes, are based on a fully-amortizing repayment schedule. All monthly payments on the loans are the same,

except for the final payment, which includes the remaining principal balance at that time, any unpaid accrued interest and any unpaid late fees and failed payments fees due on the Notes. See "About the Lending

Platform" for more information. In some instances, payments may be deferred for up to two years from issuance. Also, an interest only option with a balloon payment, may be available for some future loans.

Q. How does deferment affect payments?

A: All deferred payments will continue to compound at the stated interest rate and will be payable after the deferment period in the remaining time schedule originally allotted. This will significantly increase the monthly payment schedule when the payments begin and may hinder the ability of the borrower to repay the loan.

Q: What types of borrower fees are associated with the borrower loans?

A: InvestP2P.com charges borrower members a one-time origination fee that is deducted from the principal amount of their loan, before the loan is disbursed to their trust account or Ip2p virtual account that is planned but not yet available. The origination fee is 5.0% for all requested loans.

Borrowers are also subject to failed payment fees, which InvestP2P.com retains, and late payment fees, which are passed along to lender members,

net of a servicing fee. Borrowers are subject to a verification and soft credit check fee of $100. There is an additional flat fee of $100 (or $150 with a co-borrower) for our MVP Verification service. See "About the

Lending Platform Origination and other Fees Charged to Borrower

Members" for more information.

Friend and Family loans will have a 1.5% origination fee. F&F loans do not need MVP Verification services but if they choose to use the service,

all fees will be the same.

Q: Can a borrower member take out more than one loan at a time on

InvestP2P.com?

A: Yes. Borrower members may take out one additional loan if: (1) they are current on their existing borrower loan, and have not been more than

30 days past due in making their most recent monthly loan payments for a period of at least six months; (2) their previous loan origination took place at least 6 months before their second loan request; and (3) the total amount of their outstanding loans does not exceed the maximum amount that InvestP2P.com is permitted to lend to an individual and/or business in their state of residence. See "About the Lending Platform Borrower

Member Loan Requests" for more information.

Co-borrower members may serve as a co-borrower on two loans, but the aggregate value of those loans must not exceed $50,000, or a lesser value as permitted by applicable state law. Borrower members who have been issued loans may also serve as co-borrowers on one other loan, provided that the aggregate value of their borrower loan and the loan for which they are serving as a co-borrower does not exceed $50,000, or a lesser value as permitted by applicable state law. See "About the Lending Platform Co-

borrower Members" for more information.

F&F loans do not count against the maximum number of loans allowed.

Q: What happens if loan payments are late or if a loan goes into default?

A: If a borrower member's payment becomes more than 15 days late, a late fee will be charged that is equal to the greater of 5.0% of the amount of the unpaid installment, or $15, or a lesser amount as permitted by applicable law. If a loan continues to be delinquent the borrower will also be charged additional late fees after 45 days, 75 days and 105 days.

InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a

1.0% servicing fee assessed against the value of the late payment.

InvestP2P.com reserves the right to waive late payment fees if borrower members make a good faith commitment to pay late installments within a reasonable period of time.

In the event that a borrower member becomes more than 30 days delinquent on a borrower loan, InvestP2P.com may refer the loan to its in-

house collections department or to a third-party collection agency. Once a loan is past 120 days late it will be considered in default. When a loan goes into default, InvestP2P.com may pursue further collection efforts on its own or through a third-party collection agency, sell the loan to an unaffiliated third-party debt purchaser or charge off the loan and deem it uncollectible.

For co-borrower loans, the co-borrower becomes responsible for making a monthly payment if we are unsuccessful in

debiting the primary borrower's bank account on the due date and on the

9th and 19th days after the due date. In such cases, the co-borrower's bank account will be debited on the 26th late day. If neither the borrower nor the co-borrower member is able to make a payment by the 30th late day,

InvestP2P.com may refer the loan to its in-house collections department or to a third-party collection agency.

To the extent that primary borrowers become late on their borrower loan payments, InvestP2P.com will not make payments on the corresponding

Notes until such time as the Company has received payment from the primary borrower or a co-borrower. Loan delinquencies and defaults,

where required by law may be reported to the credit agencies, but will not be where not required, as we want to encourage entrepreneurship and job growth in America without jeopardizing entrepreneurs personal credit history The borrower and, if applicable, the co-borrower members will also be legally liable for the debt and there may be formal legal action taken by the debt holder if a payment arrangement cannot be reached.

Borrower and co-borrower members who default on a loan are prohibited from posting any further loan requests on the InvestP2P.com platform and from serving as co-borrowers on any subsequent loans that are originated.

If InvestP2P.com does not receive payment on a defaulted loan through a third-party collection agency or by other means, holders of related Notes will not receive any payments on their Notes from InvestP2P.com.

InvestP2P.com has no obligation to make any payments of principal or interest on a Note unless we receive payments on the corresponding borrower loan. In the event that InvestP2P.com does receive payment on a borrower loan after an event of default, Note holders will receive their pro rata share of whatever amount is received by InvestP2P.com, less any applicable service or collections fees, unless the amount is collected after the final maturity date. See "Risk Factors Risks Related to the Notes and the Corresponding Borrower Loans" for more information.

Q: Can lender members collect on late payments or defaulted loans themselves?

A: No. Lender members agree as part of the Lender Member Registration and Note Purchase Agreement that they cannot attempt to collect on any late payments or defaulted loans themselves. Instead, lender members must rely on InvestP2P.com or its designated third-party collection agency to pursue collection on delinquent loans. In the event that collection action must be taken on a delinquent loan, the Company or its designated third-

party collection agency will charge a collection fee between 20.0% and

35.0% on any amounts that are obtained. These fees will thereby reduce the amounts of any payments lender members receive on their Notes.

Q: What is a co-borrower?

A: An InvestP2P.com co-borrower member is a co-signer, or guarantor,

who is individually and jointly liable for a loan alongside the primary borrower member. Because they are legally obligated to make payments on a loan if the primary borrower becomes delinquent or defaults, co-

borrowers will normally be trusted friends or family members of the primary borrower. In order to be a co-borrower on a loan, an individual must be at least 18 years of age, a resident of the United States, and have a valid social security number. In addition, for as long as InvestP2P.com is issuing loans on a state-by-state basis, the co-borrower must reside in a state where InvestP2P.com is authorized to issue loans, or is exempt from any licensing requirements, and that has a maximum interest rate cap equal to or greater than the interest rate indicated in the primary borrower member's loan request. Co-borrowers must also have a valid e-mail address and a bank account at a financial institution with a valid routing transit number. See "About the Lending Platform Co-borrower

Members" for more information.

Q: What happens if a co-borrower defaults on a borrower loan?

A: If both the primary borrower and co-borrower default on a loan,

holders of Notes may not receive any further payments on their Notes.

Having a co-borrower on a loan is not a guarantee that the loan, or the corresponding Notes, will be paid.

Q: After borrower loans are originated, how do lender members receive payments on their Notes?

A: All payments on the Notes are processed through the InvestP2P.com platform. Each month, when a borrower member's payment is due,

InvestP2P.com will automatically debit the borrower or, if applicable, the co-borrower member's Ip2p virtual account or other bank account on file and subsequently credit the InvestP2P.com accounts of the lender members holding the corresponding Notes within 4 business days, net of our 1.0% servicing fee. Lender members may elect to have available balances in their InvestP2P.com accounts transferred to their bank accounts at any time, subject to normal execution time-frames (generally

2 to 3 days).

Q: Are there any penalties if a borrower member repays a loan early?

A: No. There are no prepayment fees of any kind if borrower or co-

borrower members pay their loans early. Borrower or co-borrower members may prepay part or all of a loan before the maturity date.

Borrowers and co-borrowers are only required to pay accrued interest and other charges up to the day in which they pay off their loan. If a borrower or co-borrower member partially prepays a loan, the amortization schedule for that loan will be automatically recalculated for the remainder of the loan's term, and the borrower member's monthly installment is thereafter reduced accordingly. This means that payments on the corresponding Notes will be reduced by the amount that the borrower member's monthly payment is reduced, plus our 1.0% servicing fee. If a borrower or co-borrower member partially or fully prepays the remaining unpaid principal on a loan, InvestP2P.com will pay to holders of the related Notes their pro rata share of the prepayment, net of our 1.0%

servicing fee. Interest will cease to accrue after the date on which

InvestP2P.com receives the prepayment.

Q: Does InvestP2P.com guarantee that borrower loans will be repaid?

A: No. InvestP2P.com does not guarantee that any loan payments will be made by borrower or co-borrower members. All loans are unsecured, and as such, there is risk involved in purchasing Notes whose value depends on payments that InvestP2P.com receives on the corresponding borrower loans. Holders of Notes will not receive any payments on their Notes if

InvestP2P.com does not receive any payments on the corresponding borrower loans. See "Risk Factors Risks Related to the Notes and the

Corresponding Borrower Loans" for more information.

Q: Does InvestP2P.com verify all of the information provided by borrower and co-borrower members?

A: No. Only limited information provided by borrower and co-borrower members is verified by InvestP2P.com. InvestP2P.com submits every new borrower and co-borrower member's personal data, including their name,

address, social security number and other information to an Experian database, and requires each user to confirm their identity by answering a series of questions about their financial position, employment status, and past addresses, among other topics. Information is also submitted through

Experian to the U.S. Treasury's Office of Foreign Assets Control (OFAC)

to check for known criminals, terrorists, money launderers or other flagged individuals. If InvestP2P.com users attempting to register as borrower or co-borrower members do not pass these identity verification and fraud solutions processes, they are prohibited from borrowing on the

InvestP2P.com platform. Despite our best efforts, which are dependent on the mentioned third parties above, it may still be possible for fraudulent users to gain access and create loan request.

However, in most cases, all other information presented in a borrower or co-borrower member's profile, including their income, employment status, and description of the purpose of the loan, is completely self-

reported and unverified by InvestP2P.com. This unverified information includes certain financial statistics that InvestP2P.com calculates on behalf of the borrower members, including their debt-to-income ratios, which is determined from their self-reported income and information from their credit report. However, InvestP2P.com does not review or verify any information in the credit report.

The Company reserves the right in its Borrower/Co-Borrower Member

Registration Agreement to verify, at any time, all statements and information provided by borrower and co-borrower members during their registration process and/or in their final loan request posting, and we have the right to cancel listings or to refuse to fund a borrower loan if material misstatements or inaccuracies are found. In the limited instances where we do verify income, employment status or other information provided by borrower or co-borrower members, lender members will be unaware that this information has been verified for a borrower, unless the borrower has purchased our MVP Verification service. There are no guarantees that a borrower loan will be repaid because borrower or co-borrower income,

employment or other information has been verified by InvestP2P.com. See

"Risk Factors Risks Related to the Notes and the Corresponding

Borrower Loans" and "About the Lending Platform Borrower Member

Financial Information is Generally Unverified" for more information.

Q: What is MVP Verification?

A: On the InvestP2P.com platform, primary borrower members can purchase a service called MVP Verification, in which borrower and, if applicable, co-borrower members provide InvestP2P.com with certain documentation so that we can verify their financial, employment and other information. These documents can include all or some of the following, at the members' choosing: a notarized statement affirming their legal commitment to repay the loan; photo identification such as a driver's license or passport; recent employment pay-stubs; an authorization form that permits us to confirm income tax return data with the IRS; a utility bill to match names with addresses; and recent monthly bank statements.

Lender members can see which information has been verified for borrower or co-borrower members before committing on borrower loan requests. However, even in instances where borrower or co-borrower income, employment or other information is verified by InvestP2P.com,

there are no guarantees that a borrower loan will be fully repaid. See

"About the Lending Platform MVP Verification" for more information.

Q: How is InvestP2P.com compensated for its services?

A: InvestP2P.com charges an origination fee to borrower members at the time their loan is originated and charges lenders a servicing fee for the servicing and collection of outstanding loans. The origination fee charged to borrower members is calculated as a percentage of the gross principal amount of a loan, and is currently set at 5.0% (there is a minimum origination fee of $95). Friend and Family loans have a 1.5% origination fee. The lender member servicing fee is assessed each time a lender member receives a payment on their Notes, and is calculated at a 1.0%

annualized rate, accruing daily, on the outstanding principal balance of the corresponding borrower loan. InvestP2P.com also derives income from its

MVP Verification service, for which the Company charges a flat fee of

$100. InvestP2P.com also derives revenue from collections, failed payment and certain other fees it assessed, and from Borrower Credit reporting opt-in fee of $100

Q: Can members earn referral fees?

A: Currently there is no referral program in place, but we may offer one in the future.

Q: How does the voting for loan disbursement work?

A: Upon origination of the loan, the funds are allocated to a trust account for the benefit of the borrower. The borrower must submit and request approval of the lending members for the use of the funds. Spend requests may be posted by the 1st and 14th only and committed lenders get a digest email on the 7th and 22rd with all spend requests for that period. Then lenders have to the 14th and 28th respectively to place their votes. The necessary percentage will be set at the time of loan posting. If the request does not meet the necessary affirmative votes, then the distribution is denied and the borrower will either address the members concerns and reapply or will make a different request when necessary. It is possible that some loans will have the distributions sent directly to the vendor or service that was requested by the borrower. There is no guarantee that the funds will be used as requested even though the vote was taken.

InvestP2P.com will make every effort to register vendors as "In-Network"

to further assist the lender members in spend controls.

Q: How is InvestP2P.com regulated?

A: The issuance of the borrower loans and the servicing of Notes are subject to state and federal regulations. As a consumer and business lender, InvestP2P.com must adhere to applicable state laws and regulations, including licensing and disclosure requirements.

InvestP2P.com must also comply with applicable sections of the federal

Consumer Credit Protection Act, including, but not necessarily limited to,

the Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt

Collection Practices Act, Electronic Fund Transfer Act, and the Truth-in-

Lending Act, in addition to the federal Electronic Signatures in Global and

National Commerce Act (ESIGN) and other laws and regulations regarding privacy, fair business practices and data security. InvestP2P.com is subject to examination, supervision and potential regulatory investigations and enforcement actions by state and federal agencies, such as the Federal Trade Commission, that administer the federal consumer protection laws. The company lends money only in states where it either has a valid lending license or is exempt under certain state codes of law.

See "Government Regulation" for more information.

RISK FACTORS

        The Borrower Member Payment Dependent Notes issued by

InvestP2P.com, Inc. involve a high degree of risk. The risk factors described below should be carefully considered before you decide to purchase the Notes. These risks could have a negative material impact on the value of the Notes, and may cause you to lose all or part of your investment.

RISKS RELATED TO THE NOTES AND THE CORRESPONDING

BORROWER LOANS

Investing in the Notes is highly speculative and risky. You should only purchase Notes if you can afford to lose the entire value of your investment.

        The Notes are highly speculative and risky investments. Notes are special, limited obligations of InvestP2P.com. Their value depends entirely on payments that InvestP2P.com receives on corresponding borrower loans, which are unsecured commercial finance obligations of individual and/or business borrower members and, in some cases, co-

borrower members. Purchasing Notes is only suitable for investors with adequate financial means. You should not attempt to purchase Notes if you cannot afford to lose your entire investment. You should not assume that a particular Note is an appropriate investment for you because it corresponds to a borrower loan that is listed on the InvestP2P.com platform, or because the borrower loan involves a co-borrower or MVP

Verification.

Payments on the Notes depend entirely on payments that InvestP2P.com receives on corresponding borrower loans. You will not receive any payments on your Note if a borrower does not make any payments on the corresponding borrower loan.

        InvestP2P.com will make payments on the Notes, net of a 1.0%

servicing fee, only after receiving payments from individual and/or business borrower or co-borrower members on corresponding borrower loans. Lender members will not receive any payments based on failed payment fees or collection fees that InvestP2P.com or a third-party collection agency may assess. If InvestP2P.com does not receive repayments on a corresponding borrower loan, you will not be entitled to,

nor will you receive, any payments under the terms of the Notes. If a borrower or co-borrower fails to repay a loan, this will not be considered a default under the terms of the Notes.

The Notes are special, limited obligations of InvestP2P.com only. They are not secured by any collateral and they are not guaranteed or insured by any third party.

       The Notes will not represent an obligation of borrower or co-

borrower members, or of any other party except InvestP2P.com. The

Notes are special, limited obligations of InvestP2P.com. The Notes are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality, or any third party.

Borrower loans are not secured by any collateral or guaranteed or insured by any third party. You must rely on InvestP2P.com and/or a third party collection agency that we may designate in the future to pursue collection against borrower or co-borrower members.

        Borrower loans are unsecured obligations of InvestP2P.com

borrower and, in some cases, co-borrower members. The loans are not secured by any collateral, nor are they guaranteed or insured by any third party. They are not backed by any governmental authority in any way.

InvestP2P.com and any third-party collection agency that it may designate in the future will, therefore, be limited in their ability to collect on the loans.

         Borrower loans are obligations of individual and/or business borrower and co-borrower members to InvestP2P.com, not obligations to holders of Notes. Holders of Notes will have no recourse to

InvestP2P.com borrower or co-borrower members and no ability to pursue them to collect payments under the terms of the borrower loans. Holders of Notes may look only to InvestP2P.com for payment of the Notes, and

InvestP2P.com's obligation to make payments on the Notes is limited as described in this prospectus. If an InvestP2P.com borrower or co-borrower fails to make any payments on a loan corresponding to a Note, the holder of that Note will not receive any payments on that Note. The holder of the

Note will not be able to pursue collection efforts against any

InvestP2P.com borrower or co-borrower member and will not be able to obtain the identity of the borrower or co-borrower in order to contact them about the delinquent or defaulted loan. In addition, as described in this prospectus, in the unlikely event that we receive payments on a corresponding borrower loan after the final maturity date, you will not receive payments on your Notes.

Credit information for borrower and co-borrower members may be inaccurate or may not accurately reflect their creditworthiness, which may cause you to lose all or part of your investment.

         InvestP2P.com may obtain borrower and co-borrower member

credit information and their VantageScore credit score from Experian, a credit reporting company. The VantageScore that Experian assigns to consumers is a numerical credit score ranging from 501 to 990. The

InvestP2P.com credit grades that we assign to all borrower and co-

borrower members may be based on these scores, and range from A+ to

NC as described in "About the Lending Platform Borrower Member

Credit Criteria and Underwriting." Credit scores assigned to borrower and co-borrower members by Experian may not accurately reflect their creditworthiness at the time a loan request is posted, and therefore the

InvestP2P.com credit grades based on those scores may not accurately reflect their creditworthiness.

       Credit scores may be calculated using outdated, incomplete or inaccurate data, and InvestP2P.com does not verify the information in borrower or co-borrower member credit reports. There is also a risk that,

after InvestP2P.com receives a credit report from Experian, a borrower or co-borrower member may become delinquent or may default on an outstanding debt obligation, take on additional personal debt or become subject to adverse financial conditions. Moreover, lender members will not be able to review financial statements or other detailed financial information for borrower or co-borrower members.

       InvestP2P.com may only retrieve a new credit report for a

borrower or co-borrower member with an active loan request when a previous report that we have retrieved becomes more than 30 days old.

This means there is a risk that, within that 30 day period, a borrower or co-borrower member may have become delinquent or may have defaulted on an outstanding debt obligation, taken on additional personal debt or become subject to adverse financial conditions. If any of these events were to occur, the InvestP2P.com credit grade assigned to the borrower or co-borrower member would not accurately reflect their current creditworthiness.

Information supplied by borrower or co-borrower members may be inaccurate or intentionally false.

        Borrower and co-borrower members supply a variety of unverified information that is included in loan request postings on the InvestP2P.com platform. This information may include annual income, employment status, descriptions of what the loan proceeds will be used for, social or professional affiliations and other information. Additionally, certain financial statistics that InvestP2P.com calculates on behalf of borrower and co-borrower members may be based on unverified information,

including, for example, debt-to-income ratios. Unverified information also appears in the posting reports and sales reports that the Company will file with the SEC.

        In certain limited instances where InvestP2P.com does verify income, employment status or other information provided by borrower or co-borrower members, the verification may be done before or after a loan request posting is displayed on the InvestP2P.com platform. However,

lender members will be unaware that any information has been verified,

unless a borrower member has purchased our MVP Verification service as described in "About the Lending Platform MVP Verification." In cases where MVP Verification has been selected, InvestP2P.com will examine and review certain documentation provided by borrower and, if applicable, co-borrower members, and take reasonable steps and use its best efforts to verify the validity of the self-reported information in the loan request. The MVP Verification process will take place before a loan request is posted on the platform, and lender members can see which information has been verified before committing on borrower loans.

However, even in instances where borrower or co-borrower income,

employment or other information is verified by InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid.

       If you rely on false, misleading or unverified information supplied by borrower or co-borrower members in deciding to purchase Notes, you may lose all or part of the purchase price you pay for a Note. Loan request postings and other borrower and co-borrower member information available on the InvestP2P.com website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"). Loan request postings and borrower and co-borrower member information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this prospectus, we advise potential investors as to the limitations on the reliability of this information, and a lender member's recourse in the event this information is false will be extremely limited. As a result, lender members should not rely on unverified information provided by borrower or co-borrower members.

While we take precautions to prevent borrower and co-borrower member fraud, it is still possible that fraud may occur and adversely affect a lender member's ability to receive payments on their Notes.

         Every user that registers as a borrower or co-borrower member on the InvestP2P.com platform must pass our fraud solutions and identity verification processes. We use services from Experian to verify borrower and co-borrower identities, to access their credit histories and to check their names and other information against lists of known perpetrators of

Internet-based and other kinds of fraud. However, despite these anti-fraud efforts, there is still a risk that fraud will occur and remain undetected.

While InvestP2P.com will repurchase Notes in certain limited instances,

such as in cases of loan defaults resulting from verifiable identity theft,

the Company has no obligation to repurchase Notes for any other reason.

In cases of verifiable identity fraud where InvestP2P.com has decided to repurchase Notes corresponding to a defaulted loan, holders of the Notes will only receive payments equal to the unpaid principal amount of their

Notes. However, InvestP2P.com may be unable to meet its repurchase obligations in such circumstances, and if this is the case you may lose the entire value of your investment. See "About the Lending Platform

Identity Fraud Reimbursement" for more information.

InvestP2P.com does not have significant historical data about the performance of borrower loans issued through its platform. Default rates on borrower loans in the future may be high, and may increase.

        InvestP2P.com has a no operating history and is in the early stages of development. Therefore, the Company does not have significant historical data about the performance of borrower loans issued through its lending platform. We plan to launch live operations as soon as possible.

Default rates on borrower loans may increase as a result of economic conditions beyond the Company's control and beyond the control of borrower or co-borrower members.

       Default rates on borrower loans issued through the InvestP2P.com platform may be significantly impacted by economic downturns or other general economic conditions beyond our control and beyond the control of individual and/or business borrower and co-borrower members.

Specifically, default rates on borrower loans on which the Notes depend for payment may rise due to factors such as changes in prevailing interest rates, the unemployment rate, the consumer confidence level and changes in consumption, residential real estate values, the value of the U.S. dollar,

energy prices, the number of personal bankruptcies declared, general disruptions in credit markets and other factors.

If a borrower loan corresponding to your Notes becomes more than 30 days delinquent, it is unlikely that you will receive the full principal and interest payments on the Notes due to collection fees, and it is possible that you will not recover any of your original purchase price.

        In the event that a borrower loan becomes more than 30 days delinquent, InvestP2P.com will pursue reasonable collection efforts with regard to the loan. Referring a delinquent loan to our in-house collections department or to a third-party collections agency on the 31st day of its delinquency will be considered reasonable collection efforts. If

InvestP2P.com refers a delinquent loan to a collection agency, the

Company will have no further obligation to pursue collection efforts with regard to that loan. If we or any third-party collection agency are successful in collecting payments on a corresponding borrower loan after

30 days of delinquency, then the Company, or the third-party collection agency, will retain a percentage of the funds recovered from the borrower or co-borrower member as a collections fee before any principal or interest from recovered funds become payable on the Notes. Collections fees will range from 20.0% to 35.0% of the amount recovered. See

"About the Lending Platform Post-Loan Closing Servicing and

Collection" for more information.

        It is possible that InvestP2P.com, or its designated third-party collections agency, will be unable to recover part or all of the unpaid balance on a delinquent loan. Lender members that have purchased Notes dependent for payment on payments received by InvestP2P.com on such delinquent loans would then receive no further payments on their Notes,

or they would receive payments much lower in value than the total amount of unpaid principal and interest on the Notes. Note holders must rely solely on the collection efforts of InvestP2P.com and our designated third-party collection agency, and are prohibited from pursuing any collection efforts with regard to borrower loans on their own.

If you purchase only one Note through the platform, your entire return will depend on the performance of a single borrower loan, which substantially increases the risk that the value of your investment will be lower than expected, and that the value of your investment will be reduced to zero if the corresponding borrower loan goes into default.

        We recommend that lender members who purchase Notes on the platform diversify their risks by offering smaller amounts of money on several different loans, rather than concentrating their entire investment in a Note that is wholly dependent for payment on a single loan. If you decide to devote your entire investment to the purchase of a single Note or to multiple Notes for the same corresponding borrower loan, the value of those Notes will depend entirely on a single borrower loan, which greatly increases the risk that you will lose the entire value of your investment, as we expect that some borrowers will default on their loans. For example, if you plan to purchase $1,000 worth of Notes, and choose to invest the entire $1,000 in a single Note instead of investing $100 in 10 different

Notes corresponding to 10 different borrower loans, your entire $1,000 investment will depend on the performance of a single borrower loan.

Failing to diversify your Note holdings increases the risk of losing your entire investment due to borrower or co-borrower default. However,

diversification does not eliminate your investment risk, and even well-

diversified Note holdings are at risk of full or partial loss of value.

If we receive payments on a corresponding borrower loan after the final maturity date, InvestP2P.com will have no obligation to make payments on the Notes.

        Each Note will mature on the initial maturity date unless, at that time, there are any principal or interest payments that remain due and payable to InvestP2P.com on the corresponding borrower loan. In such cases, the maturity of the Note will be automatically extended to the final maturity date. If any amounts on the loans remain due and payable to

InvestP2P.com after the final maturity date of a Note, InvestP2P.com will have no further obligation to make payments on the Note even if the

Company receives payments on the corresponding borrower loan after the final maturity date.

Borrower members who have taken out loans on the InvestP2P.com platform are not restricted from incurring additional secured or unsecured debt, nor are any financial restrictions imposed on borrower or co-borrower members for the duration of the loan. This may impair your ability to receive the full principal and interest payments that you expect to receive on a Note.

         Borrower members who are issued loans through the

InvestP2P.com platform, and, when applicable, the co-borrowers on those loans, may incur additional debt from other lending sources. This additional debt may impair a borrower or co-borrower's ability to make payments on a borrower loan, and therefore may impair your ability to receive payments on your Notes. Additional debt may also negatively impact a borrower or co-borrower's creditworthiness in general, and could result in financial distress, insolvency or bankruptcy of the borrower or co-borrower member. To the extent that borrower or co-borrower members cannot pay off all of their indebtedness, they may choose to make payments to creditors other than InvestP2P.com.

        Because the borrower loans are unsecured credit obligations of individual and/or business borrower, and, in some cases, co-borrower members, to the extent that borrower or co-borrower members incur other indebtedness that is secured, the ability of the secured creditors to pursue action against their assets may impair their ability to make payments on a borrower loan, which would impair your ability to receive payments on your Notes from InvestP2P.com. Borrower or co-borrower members may also choose to pay off secured indebtedness before repaying an unsecured borrower loan from InvestP2P.com because they have no collateral at risk with regard to the borrower loan from InvestP2P.com. Lender members will not be made aware of any additional debt incurred by borrower or co-

borrower members, or whether such debt is secured.

The borrower loans do not contain any cross-default or other similar provisions. The Company's ability to collect on borrower loans on which your Notes are dependent for payment may be substantially impaired if borrower or co-borrower members default on debt obligations other than their borrower loans.

        The borrower loans do not contain cross-default provisions. A cross-default provision makes a default on certain debt of a borrower an automatic default on other debt of that borrower. Because the borrower loans do not contain cross-default provisions, a borrower or co-borrower member's loan will not be automatically placed in default upon that borrower or co-borrower member's default on any other outstanding debt obligations, unless there are independent reasons to place the borrower loan in default. If a borrower or co-borrower member defaults on outstanding debt obligations other than on his or her borrower loan and continues to make payments under the borrower loan, the creditors on the borrower or co-borrower's other outstanding debt obligations may seize their assets or pursue other legal action before the borrower or co-

borrower defaults on his or her borrower loan. Payments on your Notes may be substantially reduced if the borrow or co-borrower member subsequently defaults on the borrower loan, and you may be unable to recover part or all of your expected principal and interest payments on those Notes.

Borrower or co-borrower members may seek debtor relief protection under federal bankruptcy or state insolvency laws. This may result in nonpayment of your Notes.

         Borrower or co-borrower members may seek protection under

federal bankruptcy, state insolvency or other similar laws. If a borrower member files for bankruptcy or becomes the subject of an involuntary petition, a stay will take effect that will automatically put pending collection actions with regard to the borrower on hold and prevent further collection action absent bankruptcy court approval. If InvestP2P.com receives notice that a borrower member has filed for protection under federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower's loan account into

"bankruptcy status." Co-borrower loans will only be put into "bankruptcy status" in the event that both the primary borrower and the co-borrower file for protection under federal bankruptcy laws, or become the subjects of involuntary petitions.

        When a borrower loan is put into bankruptcy status, we terminate any automatic monthly ACH debits from the borrower member's bank account and do not pursue collection actions absent bankruptcy court approval. The borrower member's particular financial situation will ultimately determine whether any payment will be received on a borrower loan after bankruptcy status is declared. It is possible that the borrower member's personal liability on the borrower loan will be discharged in bankruptcy. In most bankruptcy cases, unsecured creditors such as

InvestP2P.com, as holder of the borrower loan, will receive only a fraction, if any amount, of the outstanding balance on the borrower loan.

Federal law entitles borrower members who enter active military service to an interest rate cap and certain other rights that may impair our ability to collect on loans. In addition, this may reduce the interest rate on a borrower loan, and therefore the amount of interest paid on your

Notes.

        Federal law, including the Servicemembers Civil Relief Act

(SCRA), provides borrower members who have entered active military service with certain rights that may delay or impair the Company's or a third-party collection agency's ability to collect on a borrower loan corresponding to your Notes. The SCRA requires that interest rates on outstanding debts, such as borrower loans issued through the

InvestP2P.com platform, be set at a maximum rate of 6.0% for borrowers who are qualified servicemembers or reservists on active duty. Holders of

Notes that are dependent for payment on such borrower loans will not be paid the difference between 6.0% and the original stated interest rate on the borrower loan during any such period. If only the co-borrower on a loan enters active military service, the primary borrower member's payments will not be reduced under the SCRA, but if the co-borrower member becomes obligated to make a payment on the loan in a given month, the terms of the SCRA will be applied to that payment. In cases of co-borrower loans where only the primary borrower member enters active military service, the terms of the SCRA will be applied to all payments,

even if the co-borrower member is making those payments.

        The SCRA also permits courts to stay proceedings and executions of judgment against servicemembers and reservists on active duty, which may delay recovery of payments on any borrower loans in default, and,

therefore, payments on Notes that correspond to these loans. If there are any amounts still due and payable to InvestP2P.com after the final maturity date of Notes corresponding to such loans, the Company will have no further obligation to make payments on the Notes, even if payments on the corresponding loans are later received. InvestP2P.com does not take military service into account when assigning InvestP2P.com credit grades to borrower or co-borrower members. See "Government

Regulation Servicemembers Civil Relief Act" for more information.

If a borrower or co-borrower member with an outstanding borrower loan dies, your ability to recover the full purchase price of Notes that correspond to that loan may be impaired. You may also be unable to receive the interest payments that you expected to receive on the Notes.

         All borrower and co-borrower members are individuals and/or businesses. If a borrower with an outstanding borrower loan dies while the loan is still outstanding, we will attempt to work with the executor,

executrix or administrator of the borrower's estate to obtain repayment of the loan. However, the borrower's estate may not contain sufficient assets to repay the borrower loan on which your Notes depend. If a borrower member dies toward the end of the term of a borrower loan, it is unlikely that any further payments will be made on the corresponding Notes,

because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Notwithstanding the foregoing, in the event that a deceased borrower or co-borrower member is survived by a spouse and resides in a "community property state," the surviving spouse may be held legally responsible for continued payment on the outstanding loan.

Borrower and co-borrower members on InvestP2P.com may prepay their borrower loans at any time, without penalty. Prepayments of borrower loans will terminate or limit your ability to receive additional interest payments on your Notes.

        There are no fees of any kind if borrower or co-borrower members pay their loans off early. This is known as "prepayment," and borrowers may prepay part or all of a loan before the initial maturity date. Borrowers are only required to pay accrued interest and other charges up to the day in which they pay off their loan in full. If a borrower or co-borrower member partially prepays a loan, the amortization schedule for that loan will be automatically recalculated for the remainder of the loan's term, and the borrower member's monthly installments will thereafter be reduced accordingly. This means that payments on Notes corresponding to partially prepaid borrower loans will be reduced by the amount that the borrower's monthly payments are reduced, plus our 1.0% servicing fee. If a borrower or co-borrower member prepays the remaining unpaid principal on a loan in full, InvestP2P.com will pay to holders of the corresponding Notes their pro rata share of the prepayment, but interest will cease to accrue on the Notes after the date on which InvestP2P.com receives the prepayment. Prepayments are subject to our 1.0% servicing fee, even if the prepayment occurs immediately after you purchase a Note.

You will not receive all of the interest payments that you expected to receive on Notes corresponding to borrower loans that are prepaid, and you may be unable to reinvest the payments that you do receive on your

Notes at a rate of return equal to the rate you expected to receive on the

Notes.

If market interest rates change while the borrower loan on which your

Notes are dependent is still in repayment, the value received on your

Notes may be less than the value that could be gained with other investments. Additionally, changes in interest rates may prompt borrower or co-borrower members to prepay their borrower loans, and you may be unable to reinvest the payments that you receive on Notes that are dependent on a prepaid borrower loan at a rate of return equal to the rate you expected to receive on the Notes.

        The borrower loans on which the Notes are dependent have terms of 12, 24, 36, 48, or 60 months and bear fixed, not floating, rates of interest. Although you may still receive a return on the purchase price of your Notes through receipt of payments from InvestP2P.com equal in value to the interest payments that the Company receives on the corresponding borrower loan, if market interest rates exceed the rate of interest payable on a corresponding borrower loan, the interest rates on your Notes might be lower than the rate of return you could earn if you invested in other investments.

         In addition, there is no prepayment penalty for borrower or co-

borrower members who prepay their loans in part or in full before the initial maturity date. Borrower or co-borrower members may choose to prepay their borrower loans with money they borrow from other sources if market interest rates on commercial loans decrease. If a borrower member prepays a borrower loan on which your Notes depend for payment, you will not receive the interest payments you expected to receive on those

Notes, and you may not be able to realize a rate of return equal to the rate that was originally expected on the Notes when you invest the prepaid funds in other investments.

Lender member funds in InvestP2P.com accounts do not earn any interest.

Funds held in a InvestP2P.com lender member account represent an interest in a pooled "for the benefit of" (FBO) bank account that does not earn any interest. See "About the Lending Platform How the

Platform Operates Treatment of Lender Member Balances" for more information.

The Notes will not be listed on any securities exchange and will not be transferable except through the Internet-based Note trading platform operated by a registered broker-dealer to be selected in the future. The

Notes can only be held by our lender members, and all Note holders should be prepared to hold their Notes to maturity.

The Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes can only be held by our lender members. The Notes will not be transferable except through our Internet-

based Note trading platform, which will be operated by a registered broker-dealer to be selected in the future. However, there are no guarantees that a broker-dealer relationship will be established for the purpose of operating the Note trading platform, or that a market for Notes will develop if such a platform is created. Therefore, lender members must be prepared to hold their Notes to maturity. See "About the Lending

Platform" for more information.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There is no authority that directly addresses how the Notes or instruments similar to the Notes should be treated for U.S. federal income tax purposes. While the matter is not free from doubt, InvestP2P.com intends to treat the Notes as debt securities of InvestP2P.com that have original issue discount, or OID, for U.S. federal income tax purposes.

Therefore, holders of Notes will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest payments being made on the

Notes), regardless of the holder's regular tax accounting method.

However, this characterization of the tax treatment of the Notes is not binding on the Internal Revenue Service (IRS), and the IRS and/or other authorities may take differing positions. Prospective purchasers of Notes should consult their own tax advisors regarding the U.S. federal, state,

local and non-U.S. tax consequences of the purchase, ownership, and sale of the Notes, including any potential differing treatments of such Notes.

Any such differing treatment could significantly impact the amount,

timing and nature of income, gain or loss with regard to an investment in the Notes. See "About the Lending Platform Material U.S. Federal

Income Tax Considerations" for more information.

Some of the borrower members on InvestP2P.com have credit scores that are considered "subprime." These borrowers have poor or no credit histories, and present a higher-than-average degree of credit risk.

Loans made to these borrowers may have a high risk of delinquency and default. If you have purchased a Note dependent for payment on payments the Company receives on a loan made to a borrower with a poor or "subprime" credit score, and the borrower defaults on his or her loan, you may lose all of your original investment in the Note.

        InvestP2P.com has positioned itself as a peer-to-peer lending company that is open to borrowers across the credit-score spectrum. This means that, while some of the borrower members on InvestP2P.com will have high credit scores, many others may have very poor credit scores, or no credit score at all. Borrowers with poor or no credit scores may be using the InvestP2P.com platform because they have had difficulty taking out loans from banks and other financial institutions due to the credit risks they present, which may be based on a limited credit history, a history of delinquency and default and/or a currently unfavorable financial position. Although InvestP2P.com requires all borrowers with a InvestP2P.com credit grade below F to have a co-borrower on their loan,

purchasing Notes that are dependent for payment on payments that

InvestP2P.com receives on corresponding borrower loans that have been extended to such borrowers may present a higher-than-average risk of delinquency and default.

        Due to InvestP2P.com's limited operating history, the Company does not have sufficient historical data on delinquency and default rates for borrowers who have taken out loans on the platform.

Holders of Notes must rely on InvestP2P.com and/or a third-party collection agency that we may designate in the future to pursue collection against borrower and co-borrower members who have defaulted on their loans.

        Borrower loans are obligations of borrower and, if applicable, co-

borrower members to InvestP2P.com, not obligations to holders of Notes.

Holders of Notes have no recourse to borrower or co-borrower members and no ability to pursue them to collect payments on their Notes. Instead,

holders of Notes must rely on InvestP2P.com or a third-party collection agency that we may designate in the future to pursue collection on delinquent loans. In the event that collection action must be taken on a delinquent loan, the Company or the third-party collection agency will charge a collection fee between 20.0% and 35.0% on any amounts that are obtained. These fees will thereby reduce the amounts of any payments lender members receive on their Notes. If there are any amounts under a borrower loan still due and owing to InvestP2P.com after the final maturity date, we will have no further obligation to make payments on the

Notes in the series corresponding to that loan, even if we receive payments on the loan after the final maturity date. Holders of Notes will not be able to pursue collection efforts against borrower or co-borrower members themselves, and will not have access to their identities or contact information.

InvestP2P.com has no obligation to repurchase Notes except in limited circumstances. If the Company cannot meet its repurchase obligations,

you may lose your entire investment in the Notes.

        InvestP2P.com will repurchase Notes only in certain limited instances, such as in cases of loan defaults resulting from verifiable identity theft. In addition, if there is a material breach of our representations and warranties as described in our Lender Member

Registration and Note Purchase Agreement, we must repurchase the Note,

cure the defect or indemnify and hold the lender member harmless against losses resulting from the defect in the Note. The Company is not obligated to repurchase a Note in cases of fraud other than verifiable identity theft in connection with a loan request posting. Even in cases where

InvestP2P.com is obligated to repurchase a Note, there can be no guarantee that the Company will be able to meet its repurchase obligation,

and in such cases you may lose all of your investment in the Note. See

"About the Lending Platform How the Platform Operates Identity

Fraud Reimbursement" for more information.

If you purchase a Note and subsequently list the Note for resale on the

Internet-based Note trading platform, you may not realize the expected return on your investment because of changes in the creditworthiness of the borrower member on the corresponding borrower loan.

         If InvestP2P.com establishes a Note trading platform operated by a registered broker-dealer to be selected in the future, there are still no guarantees that lender members will be able to find buyers for Notes that they wish to sell on the trading platform. If a borrower or co-borrower member becomes delinquent on a corresponding borrower loan, your ability to resell Notes corresponding to that loan will be substantially impaired. Specifically, you may have to sell the Notes at a substantial discount to their original purchase price or current nominal value in order to attract a buyer for the Notes. There is no guarantee that you will receive the value you expected from the Notes, and you may not receive any value at all. Moreover, lender members may be less willing to purchase Notes on the trading platform if other investment activities have become more attractive during the time you have held your Notes.

Even when a corresponding borrower loan is a co-borrower loan, you may lose part or all of the value of your investment in the Notes.

        A InvestP2P.com co-borrower is a co-signer who is individually and jointly liable for a loan, alongside the primary borrower. Co-

borrowers are legally obligated to make payments on a loan if the primary borrower becomes delinquent or goes into default, but there is no guarantee that co-borrowers will be able to pay off a loan if the primary borrower becomes unable to. Even though co-borrowers are required to have a minimum credit grade of F, there remains a risk that the co-

borrower will also default on the loan. If both the primary borrower and co-borrower default on a loan, you will not receive any further payments on Notes corresponding to that loan.

The interest rate payable on the Notes is predetermined and may not adequately compensate you for the risks associated with investing in a particular Note.

        Typically, higher interest rates are charged on loans to less creditworthy borrowers because they present a greater risk of default. The potential to earn a higher return on such loans compensates the lender or investor for the higher risks involved. However, because the interest rate payable on a Note is predetermined, it is not necessarily commensurate with the creditworthiness of the borrower on the corresponding borrower loan, and therefore it may not adequately compensate you for the risks associated with investing in a particular Note.

A borrower or co-borrower member may request that his or her bank

"chargeback" a payment on a corresponding borrower loan and request a refund on that payment, resulting in a delinquency on the payment and the potential for a negative cash balance in your lender member account.

     A borrower "chargeback" may take place when a borrower or co-

borrower member who has made a payment on a borrower loan has his or her bank cancel or request a refund on that payment. We withhold payments to lender members for up to four business days after initiation of the payment. If a chargeback occurs between four and sixty days after the initiation of payment, you must rely on us to contest the chargeback if we deem it appropriate. If a borrower successfully processes a chargeback between the time that your lender member account is credited for a repayment and 60 days after initiation of that payment, such payment will be deducted from your account, and if you have withdrawn funds in the interim, a negative cash balance may result. If a negative cash balance does result, amounts subsequently received on borrower loans corresponding to your Notes and deposited into your account are subject to offset any negative balance resulting from such chargebacks or other

ACH returns of transfers or deposits of funds to your account.

We have a limited operating history. As an Internet company in the early stages of development, we face increased risks, uncertainties,

expenses and difficulties.

         Competition in the consumer and business credit market is intense.

Our objective is to increase the number of borrower and lender members on the InvestP2P.com platform, and therefore the number of loan originations and Note sales, but we may be unable to generate enough new business to achieve and sustain profitable operations. Moreover, if we are successful in growing our business, we will need to increase our facilities, personnel and infrastructure to accommodate greater loan servicing obligations and other demands related to our Internet-based platform. We also intend to introduce an Internet-based Note trading platform after the date of this prospectus in order to enable the resale of

Notes held by lender members. We cannot guarantee that the trading platform will be established or that a market for Notes will develop, but if successful, resale and trading on the trading platform will substantially increase demands on our technological infrastructure and on our staff, and may also further increase the number of loan request postings and loan originations on the lending platform. We must consistently add to and update our hardware and software, expand customer-support services and hire new employees in order to maintain the operations of our platform,

including our servicing obligations on borrower loans and payment obligations on the Notes. If we are unable to increase the capacity of the lending platform and maintain necessary infrastructure, you may experience delays in payments on your Notes and periodic downtime of our systems in which you will not have access to your InvestP2P.com account or to any other area of our website.

If we cannot increase our transaction volumes in a cost-effective way,

our business and operating results will be affected adversely.

        In order to be successful, we must increase transaction volumes on the InvestP2P.com platform by attracting large numbers of borrower and lender members in a cost-effective way. It may be difficult to attract such members because many of them will have no prior experience using a peer-to-peer financial platform, and because peer-to-peer lending is a relatively new concept. If we are unable to attract a large amount of qualified new members to InvestP2P.com, we will not increase our transaction volumes to the point of being able to sustain a profitable enterprise. Specifically, other peer-to-peer lending companies have experienced significant shortfalls regarding the number of lender members they have been able to attract as compared to the number of borrowers.

While InvestP2P.com has not operated for any period of time to make a judgment on its own susceptibility to such shortfalls, there are no guarantees that enough lender members will be attracted to the platform to fund all of the loan requests, and InvestP2P.com's ability to participate on the platform as a lender member is limited. Moreover, the extent of the current economic downturn and severe credit crisis may mean that many more borrowers will turn to peer-to-peer lending companies for access to credit, while lender members may be less likely to fund loans because of investment and other losses that they may have sustained.

         We also rely on a variety of advertising and marketing methods to drive traffic to our website, but the future availability and viability of these methods is uncertain, and the costs related to their use may rise. If this were to occur, we may be unable to attract new members to our website in a cost-effective manner and our revenue and operating results would be affected adversely, possibly to a point that would impair our ability to maintain the InvestP2P.com platform.

We will require substantial additional capital to fund our operations. If we fail to obtain additional financing, we may be unable to continue operations.

        We have financed almost all of our development and operations to date with funds provided by InvestP2P.com Founder and Chief Executive

Officer Mark Kanter and Co-founder and Chief Financial Officer Wayne

Kanter. In order to continue development of the InvestP2P.com platform,

we will require substantial additional capital. To meet future financing requirements, we may raise funds through equity offerings, debt financings or strategic alliances. These financing arrangements may involve agreements or covenants that restrict our business activities and options. Additional funding may not be available to InvestP2P.com on favorable terms, or at all, and if we cannot raise additional funds we may be forced to restrict, suspend or terminate our operations.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

        The commercial and small business lending market is extremely competitive and changing rapidly. With the introduction of new technologies and the influx of new competitors, we expect competition to persist and intensify in the future, which could harm our ability to increase volume on the InvestP2P.com platform.

        Our primary competitors include major banking institutions, credit unions, credit card issuers and other consumer and small business finance companies, in addition to other peer-to-peer lending platforms and services such as Prosper Marketplace, Lending Club, Loanio, Pertuity

Direct and Virgin Money. Competition could result in reduced volumes,

reduced fees or the failure of our peer-to-peer lending platform to achieve or maintain more widespread market acceptance, all of which could harm our ability to generate revenue and earn a profit. In addition, we may eventually experience new competition from more established Internet and software companies, such as eBay, Google, Yahoo! or Microsoft, all of which possess large customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decides to enter the peer-to-peer lending business,

acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly harmed and our operating results could suffer.

        Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion,

sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for and use of our platform could stagnate or substantially decline.

If we do not promote and maintain our brand in a cost-effective way, we may lose market share and our revenue may decline.

        We believe that developing and maintaining awareness of the

InvestP2P.com brand in a cost-effective way is critical to achieving widespread acceptance of peer-to-peer lending through InvestP2P.com and to attracting new borrower and lender members to our platform.

Furthermore, we believe that the importance of brand recognition will increase as competition in the peer-to-peer lending industry increases.

Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the member experience on our

Internet-based platform. It is likely that our future efforts to build our brand will require us to incur significant expenses. However, such brand promotion activities may not produce increased revenue and, even if they do, any revenue increases may not be sufficient to offset the expenses we incur to promote our brand. If we do not successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing users to our competitors or be unable to attract new users, which would cause our revenue to decline and may impair our ability to maintain the

InvestP2P.com platform.

We expect to incur net losses in the future. If we become insolvent or bankrupt, you may lose the entire value of your investment in the Notes.

We currently do not have arrangements in place for backup servicing,

and such arrangements may be limited in the future. If we fail to maintain operations, you will experience a delay and increased costs with regard to your expected principal and interest payments on your

Notes, and we may not be able to collect and process repayments from borrower members.

        We currently do not have any arrangements in place for backup servicing of our borrower loans in the event that we fail to maintain operation of the InvestP2P.com platform. If our platform becomes disabled or we become insolvent, we would attempt to transfer our outstanding loan servicing obligations to a third-party backup servicer.

There are no guarantees that a backup servicer will be able to service the outstanding borrower loans adequately, and you may experience delays in payment on your Notes, or no payments at all, if the servicer becomes unable or unwilling to perform its duties under a backup servicing agreement that we reach. Moreover, the backup servicer may impose additional fees that could reduce the value of the payments you receive on your Notes.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended, or terminated. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding borrower loans or in the proceeds of those loans. The recovery, if any, that a holder of a Note will receive may be substantially delayed and be substantially less than the outstanding principal and interest to be paid on the Note. Even funds held by InvestP2P.com in trust for the holders of Notes may be at risk.

       If we were to become subject to a bankruptcy or similar

proceeding, the recovery, if any, that a holder of a Note will receive may be substantially delayed and be substantially less in value than the principal and interest due and to become due on the Note. Specifically, the following consequences may occur:

        A bankruptcy or similar proceeding of InvestP2P.com may cause delays in borrower or co-borrower member payments. Borrower or co-

borrower members may delay payments to InvestP2P.com on account of borrower loans because of the uncertainties involved in a bankruptcy or similar proceeding of InvestP2P.com, even if the borrowers have no legal right to do so. Any such delay would reduce, at least temporarily, the funds that might otherwise be available to InvestP2P.com to make payments on the Notes corresponding to those borrower loans.

        A bankruptcy or similar proceeding of InvestP2P.com may cause delays in payments on Notes. The commencement of a bankruptcy or similar proceeding may, as a matter of law, prevent InvestP2P.com from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding could take months or years to complete, a suspension of payment on the Notes may effectively reduce the value of any recovery that a holder of a Note may receive by the time any recovery is available, and no such recovery can be assured.

        Interest accruing upon and following a bankruptcy or similar proceeding of InvestP2P.com may not be paid. In a bankruptcy or similar proceeding of InvestP2P.com, interest accruing on the Notes during the proceeding may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives any recovery on that Note, any such recovery may be based on, and limited to, the claim of the holder of the

Note for principal and interest accrued only up to the date of the proceeding, and not thereafter, and no such recovery can be assured.

Because a bankruptcy or similar proceeding could take months or years to complete, a claim based on principal and interest only up to the start of the proceeding may be substantially less than a claim based on principal and interest through the end of the proceeding.

        In a bankruptcy or similar proceeding of InvestP2P.com, there may be uncertainty about whether a holder of a Note has any priority right to payment with regard to the corresponding borrower loan for that

Note. The Notes are unsecured and holders of Notes do not have a security interest in the corresponding borrower loans or in the proceeds of those corresponding borrower loans. Accordingly, the holder of a Note may be required to share proceeds from the corresponding borrower loan with other creditors of InvestP2P.com. If such sharing of proceeds is deemed appropriate, the proceeds that are either held by InvestP2P.com in its clearing account at the time of the bankruptcy or similar proceeding of

InvestP2P.com, or not yet received by the Company from borrower members at the time of the commencement of the proceeding, may be at greater risk than the proceeds that InvestP2P.com already holds in its

Pooled FBO account at the time of the proceeding. To the extent that proceeds from the corresponding borrower loan would be shared with other creditors of InvestP2P.com, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note. See "About the Lending Platform How the Platform Operates Post-Loan Closing

Servicing and Collection" for more information about the clearing account and the Pooled FBO account.

        In a bankruptcy or similar proceeding of InvestP2P.com, there may be uncertainty about whether a holder of a Note has any right of payment from assets of InvestP2P.com other than the corresponding borrower loan. In a bankruptcy or similar proceeding of InvestP2P.com, it is possible that a Note could be deemed to have a right of payment only from proceeds of the corresponding borrower loan and not from any other assets of InvestP2P.com, in which case the holder of the Note may not be entitled to share the proceeds of such other assets of InvestP2P.com with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the borrower loan corresponding to the Note. Alternatively, it is possible that a Note could be deemed to have a right of payment from both the borrower loan corresponding to the Note and from some or all other assets of

InvestP2P.com, for example, based upon the automatic acceleration of the principal obligations on the Note upon the commencement of a bankruptcy or similar proceeding, in which case the holder of the Note may be entitled to share the proceeds of such other assets of

InvestP2P.com with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the borrower loan corresponding to the Note. To the extent that proceeds of such other assets would be shared with other creditors of

InvestP2P.com, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note.

        In a bankruptcy or similar proceeding of InvestP2P.com, there may be uncertainty about the rights of a holder of a Note, if any, to receive payment from funds in the clearing account. If a borrower member has paid InvestP2P.com on a borrower loan corresponding to a Note before a bankruptcy or similar proceeding of InvestP2P.com is commenced, and those funds are held in the clearing account and have not been used by InvestP2P.com to make payments on the Note as of the date the proceeding is commenced, there can be no assurance that the

Company will or will be able to use such funds to make payments on the

Note. Other creditors of InvestP2P.com may be deemed to have rights to such funds that are equal to or greater than the rights of the holder of the

Note. See "About the Lending Platform How the Platform Operates

Post-Loan Closing Servicing and Collection" for more information about the clearing account.

        In a bankruptcy or similar proceeding of InvestP2P.com, there may be uncertainty about the rights of a holder of a Note, if any, to access funds in the Pooled FBO account. If a lender member has funds in the

Pooled FBO account at the time a bankruptcy or similar proceeding of

InvestP2P.com is commenced, there can be no assurance that the owner of the funds will have immediate access to the funds or that the funds will ultimately be released to the holder of the Note. For example, if a borrower member has paid InvestP2P.com on a borrower loan

corresponding to a Note before a bankruptcy or similar proceeding of

InvestP2P.com is commenced, and those funds have been used by

InvestP2P.com to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the

Note continue to be held by the Company in the lender member's sub-

account under the Pooled FBO account, there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. While the Offering of Trust states that funds held in the Pooled FBO account are trust property and are not intended to be property of InvestP2P.com or subject to claims of

InvestP2P.com's creditors generally, there can be no assurance that any future litigation on the matter would not delay or prevent the holder of a

Note from accessing the portion of those funds in which the holder has an interest. Moreover, United States Bankruptcy Courts have broad powers and, if we have failed to properly segregate or handle lender member funds in the Pooled FBO account, a bankruptcy court could determine that some or all of such funds were beneficially owned by InvestP2P.com and therefore that they became available to the creditors of InvestP2P.com generally. See "About the Lending Platform How the Platform Operates

Post-Loan Closing Servicing and Collection" for more information about the Pooled FBO account.

        In a bankruptcy or similar proceeding of InvestP2P.com, there may be uncertainty about the rights of a holder of a Note, if any, to the return of the purchase price of a Note even if the corresponding borrower loan has not been originated. If a Note is purchased by a lender member and InvestP2P.com has received the proceeds of the purchase at the time of commencement of a bankruptcy or similar proceeding of

InvestP2P.com, the holder of the Note may be unable to receive a return of the funds constituting the purchase price of the Note, even if the corresponding borrower loan has not been funded and originated as of the date that the proceeding is commenced and even if the funds are held by

InvestP2P.com in the Pooled FBO account. See "About the Lending

Platform How the Platform Operates Loan Funding and Sales of

Notes" for more information about how Notes are purchased and how borrower loans are funded.

        In a bankruptcy or similar proceeding of InvestP2P.com, the holder of a Note may be delayed or prevented from enforcing

InvestP2P.com's repurchase obligations in cases of verifiable identity fraud. In a bankruptcy or similar proceeding of InvestP2P.com, any right of a holder of a Note to require InvestP2P.com to repurchase the Note as a result of a case of confirmed identity fraud may not be specifically enforced, and such holder's claim for such repurchase may be treated less favorably than a general unsecured obligation of the Company. See

"About InvestP2P.com How the Platform Operates Identity Fraud

Reimbursement" for more information about our repurchase obligations in cases of verifiable identity fraud.

         In a bankruptcy or similar proceeding of InvestP2P.com, the implementation of backup servicing arrangements may be delayed or prevented. In a bankruptcy or similar proceeding of InvestP2P.com, our ability to transfer servicing obligations to a backup servicer may be limited and subject to the approval of a bankruptcy court or other presiding authority. The bankruptcy process could delay or prevent the implementation of backup servicing, which may impair the collection of borrower loans to the detriment of the value of the Notes.

       We may not report delinquincies to credit reporting agencies.

This could lead to greater loan defaults.

        Part of our mission is to encourage entrepreneurs who may fore go traditional income opportunities while pursuing a business venture which could lead to greater job growth in America. We do not want

entrepreneurs to also put their personal credit rating at risk as part of their noble efforts, especially if they contribute to the investment themselves. We feel this will create greater appeal to use our platform for business loans and spark more business ventures in general in America.

A trade-off to this approach is it could lead to greater loan defaults by not having the added risk to personal credit if a business does not succeed. While we do offer at a cost to the borrow, credit reporting as an add on option in the event of a loan default or delinquency to help a borrower achieve 100% funding on their loan request, such add-on does not guarantee repayment of the loan.

We rely on third-party banks and other third-party services to disburse borrower loan proceeds and process borrower repayments. We also rely on third-party computer hardware and software. If InvestP2P.com is unable to continue utilizing these services, the Company's business and ability to service the borrower loans on which the Notes are dependent for payment may be adversely impacted.

         Because we are not a bank, we are prohibited from belonging to and directly accessing the Automated Clearing House (ACH) payment network. Therefore, we rely on FDIC-insured depository institutions to process ACH transactions for us. We currently use J.P. Morgan Chase

ACH services to facilitate lender member deposits into their

InvestP2P.com sub-accounts under the Pooled FBO account, and we use

Intercept Corporation for all other transactions, including dispersing loan funds to borrower members at origination or to borrowers vendors according to borrowers lender member voter approved spend requests,

borrower loan repayments and remittances to lenders. ACH network rules stipulate that, if we experience a high rate of "chargebacks," or reversed transactions, we may be subject to sanctions and we could be disqualified from using the network to process payments. If we are prohibited from using the ACH network or if our relationship with any of our third-party

ACH processors were to be terminated, we may not be able to quickly find new processors or new ways to transfer funds on behalf of

InvestP2P.com members. Our ability to process payments would therefore be impaired, and your ability to receive payments on your Notes could be delayed or permanently impaired. We may alternately use third party financial service providers such as Paypal, Google Checkout or

Revolution Money Exchange and the like, for collection and/or disbursements. We may be subject to periodic review or approval processes and policies of such providers whose terms may change from time to time. Any failure to comply with their terms or meet their approval standards or any failure or interruption of such services could limit our ability to process financial transactions in a timely manner or at all in the future.

        We also rely on computer hardware housed by third-parties and on software licensed form third parties to operate the InvestP2P.com platform. This hardware and software may become unavailable on commercially reasonable terms in the future, if at all. If we cannot continue to obtain these services, or if we cannot transition to another service provider quickly, our ability to operate the InvestP2P.com platform could suffer, and your ability to receive payments on your Notes could be delayed or permanently impaired.

If the security of InvestP2P.com members' confidential information that is stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed and we may be exposed to liability.

        The InvestP2P.com platform stores our borrower, co-borrower and lender members' bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action,

InvestP2P.com personnel error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, third parties or disaffected personnel obtain unauthorized access to any of our members' data, our relationships with our members will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our users to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Our ability to service the borrower loans and the Notes, and our ability to maintain accurate records of transactions and accounts, may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

        The InvestP2P.com platform is Internet-based and involves the storing of sensitive information on hard drives housed in an external hosting facility, which may make it vulnerable to many kinds of electronic and physical break-ins, computer viruses and other similar disruptions. If the platform becomes subject to any accidental or intentional security breaches by a computer hacker, or becomes subject to other unauthorized access, there would be an increased risk of fraud being perpetrated on the platform. Such fraud could involve the theft of a borrower member's identity. If you purchase a Note under such fraudulent circumstances, you may not receive the principal or interest payments that you expected to receive on the Note. Electronic or physical disruptions could also impair our ability to accurately process payments to your InvestP2P.com account,

or could induce the destruction of data that would make it difficult or impossible for us to uphold your rights to repayment on the Notes that you have purchased. While we have taken steps to prevent malicious activity and other electronic and physical disruptions on our platform, if we are unable to prevent such activity, our ability to maintain our platform and to properly service the borrower loans and the Notes may be impaired, and you may not receive the principal and interest payments that you expected to receive on your Notes.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our platform and result in a loss of users.

         Events outside of our control such as a natural disaster or other catastrophic event could result in a platform outage and loss of data that would materially and adversely affect our ability to perform our loan and

Note servicing obligations. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. Our system hardware is hosted in a hosting facility located in Googleplex owned and operated by Google. We maintain backups of our data using Iron Mountain. This does not guarantee that our members' access to the InvestP2P.com website will be uninterrupted, error-free or secure. Our operations depend on the ability of Google to protect their and our systems in their facilities against damage or interruption from natural disasters, power or

telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.

         If our arrangement with Google is terminated, or if there is a lapse in their service or damage to their facilities, we could experience interruptions in our service in addition to delays and additional expense in arranging new hosting facilities. Any interruptions or delays in our service, whether as a result of Google or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful,

could harm our relationships with our members and our

reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at the Googleplex facility. These factors could prevent us from processing or posting payments on the borrower loans or the Notes, damage our brand and reputation, divert our staffs' attention, reduce our revenue, subject us to liability and cause users to abandon our platform, any of which could adversely affect our business, financial condition and results of operations.

Competition for personnel and employees is intense, and we may not be able to attract and retain the highly skilled individuals whom we need to support our business.

        Competition for highly skilled technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced personnel and employees have greater resources than we have and may be able to offer more attractive terms of employment.

        In addition, we invest significant time and expense in training our staff members, which increases their value to competitors who may seek to recruit them. If we fail to retain our personnel, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve InvestP2P.com borrower,

co-borrower and lender members could diminish, resulting in a material adverse effect on our business.

Our growth could strain our personnel resources and infrastructure,

and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

        As we continue to promote and develop our business, our growth in headcount and operations will place significant strains on our management and on our administrative, operational and financial reporting infrastructure.

        Our success will depend in part on the ability of our senior management to manage effectively the growth that we achieve. In order to do so, we must continue to hire, train and manage new employees and other personnel as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are unsuccessful in retaining our existing personnel,

our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The addition of new employees and the system development that we anticipate will be necessary to manage our growth will increase our cost base, which will make it more difficult to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

        Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, Mark Kanter, our Founder and Chief

Executive Officer, is critical to the management and development of our business and operations and to the shaping of our strategic direction. The loss of the services of Wayne Kanter or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

It may be difficult and costly to protect our intellectual property rights,

and we may be unable to ensure their protection.

       Our ability to maintain the InvestP2P.com platform, originate borrower loans and perform our servicing obligations on the loans and on the Notes depends, in part, upon our proprietary technology. We have prepared an application fora patent covering various aspects of our platform, but there are no guarantees that a patent will be granted. Even if a patent were issued, there is no guarantee that a third party will be unsuccessful in challenging it. We may not protect our proprietary technology effectively, which could allow competitors to duplicate our products and adversely affect our ability to compete with them. In addition, a third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. In addition, our platform may infringe upon claims of third-party patents and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Our technology may also become obsolete, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt our platform to compete with other peer-to-peer financial platforms,

if they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if the InvestP2P.com platform becomes obsolete, our ability to maintain the InvestP2P.com platform, originate borrower loans and perform our servicing obligations on the loans and on the Notes could be adversely affected.

Purchasers of Notes will have no control over InvestP2P.com and will not be able to influence InvestP2P.com corporate matters.

         We are not offering any equity in this offering. Lender members who purchase Notes offered through the InvestP2P.com platform will have no equity interest in InvestP2P.com and no ability to vote on or influence the Company's corporate decisions. Therefore, our stockholders will continue to exercise 100 percent voting control over all of our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

RISKS RELATED TO COMPLIANCE AND REGULATION

The InvestP2P.com platform may fail to comply with various borrower protection laws such as state lending laws and regulations, including licensing and disclosure requirements and applicable sections of the federal Consumer Credit Protection Act, including, but not necessarily limited to, the Fair Credit Reporting Act, Equal Credit Opportunity Act,

Fair Debt Collection Practices Act, and Truth-in-Lending Act. Borrower

members may make counterclaims regarding the enforceability of their obligations under the loans they have been issued on the InvestP2P.com platform after collection actions have commenced, or otherwise seek damages under these laws. Compliance with such regulatory regimes is also costly and burdensome.

        The operation of the InvestP2P.com platform must comply with regulatory regimes applicable to commercial and small business credit transactions. Because our platform is a new and unique concept,

compliance with different aspects of these regimes remains untested. State laws generally regulate interest rates and other charges, certain disclosures that must be made and certain licenses for different activities. In addition,

other state laws, public policy and general principles of equity relating to consumer protections, unfair and deceptive practices and debt collection practices may be applicable to the origination, servicing and collection of the borrower loans. Our platform is also subject to other federal and state laws, including:

the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to be made to borrower members regarding the terms of their borrower loans;

the federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit any discriminatory practices on the basis of age

(with certain limited exceptions), race, color, sex, religion, marital status,

national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

the federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower member's credit history;

and

the federal Fair Debt Collection Practices Act and similar state debt collection laws, which regulate debt collection practices by "debt collectors" and prohibit such debt collectors from engaging in certain practices when collecting, and attempting to collect, consumer and small business loans that are outstanding.

We may have failed to comply with these laws in the past, and may fail to comply with them in the future. Compliance with these laws is costly and time-consuming, and limits our operational flexibility. See

"Government Regulation" for more information.

Noncompliance with laws and regulations may impair our ability to originate and service borrower loans.

Generally, failure to comply with the laws and regulatory

requirements applicable to our business may, among other things, limit our, or a collection agency's, ability to collect all or part of the principal or interest on the borrower loans on which the Notes are dependent and, in addition, could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain our platform and may result in borrower members rescinding their borrower loans. Where applicable, we seek to comply with state lending, servicing and similar statutes.

In all U.S. jurisdictions with licensing or other requirements that we believe may be applicable to the InvestP2P.com platform, we have obtained any necessary licenses or comply with the relevant

requirements. Nevertheless, if we are found to be in noncompliance with any applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions, which may have an adverse effect on our ability to continue to originate borrower loans through our platform, perform our servicing obligations or make our platform available to borrowers in particular states, which may impair your ability to receive the payments of principal and interest on your Notes that you expected. See "Government Regulation" for more information.

If we establish a relationship with a national or state chartered lending institution for the purpose of being able to lend to qualified borrower members on a uniform basis throughout the United States, and that relationship were to subsequently be terminated, we would need to rely on individual state lending licenses or exemptions from licensing requirements to originate borrower loans.

Several lawsuits have sought to recharacterize certain loan marketers and other loan originators as lenders. If we establish a relationship with a national lending institution for the purpose of being able to lend to qualified borrower members on a uniform basis throughout the United

States, and if litigation on similar grounds were successful against us,

borrower loans originated through our platform could remain subject to state consumer protection laws in a greater number of states.

        Several lawsuits have brought under scrutiny the association between high-interest "payday loan" marketers and banks that are chartered in other states. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they conduct business. Such litigation has sought to recharacterize the loan marketer as the lender for purposes of state consumer protection law restrictions. Similar civil actions have been brought in the context of gift cards. We believe that, if we establish a relationship with a national lending institution, our activities would be distinguishable from the activities involved in these cases. However, in some instances, this litigation has been successful, and we cannot guarantee that similar action taken against us will be unsuccessful.

        Additional state consumer protection laws would be applicable to the borrower loans originated through the InvestP2P.com platform if we were recharacterized as a lender after establishing a relationship with a national lending institution, and the borrower loans could then be voidable or unenforceable. In addition, we could be subject to claims by borrower members, as well as enforcement action by regulators. Even if we were not required to cease doing business with residents of certain states or to change our business practices to comply with applicable laws and regulations, we could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost and regulatory burden on us. To date, no actions have been taken or threatened against us on the theory that we have engaged in unauthorized lending. However,

such actions, should they be taken in the future, could have a material adverse impact on our business.

As Internet commerce develops, federal and state governments may propose, draft and enact new laws to regulate Internet commerce, which may negatively impact our business.

       As Internet commerce continues to develop, increasing regulation by federal and state governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws and regulations applicable to peer-to-peer lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses.

Furthermore, we may be unable to pass along those costs to our members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of, and forum for, commercial and business lending, which would adversely affect the viability of our platform.

Our legal and regulatory compliance burdens and costs will

significantly increase as a result of operating as a public company following the date of this prospectus. Specifically, our management will be required to devote substantial time to compliance matters.

        After the date of this prospectus, we will become a public, SEC-

reporting company and will incur significant legal, accounting and other expenses that we did not incur when we were a private company. Our management and other personnel will be required to devote a substantial amount of time to SEC reporting and compliance requirements. Moreover,

public company rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance coverage and more difficult for us to attract and retain qualified persons to serve as directors or executive officers.

        In addition, the Sarbanes-Oxley Act requires, among other things,

that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, for the year ending

December 31, 2009 we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. In order to comply with Section 404, we may incur substantial accounting expense,

expend significant management time on compliance-related issues, and hire additional accounting and financial staff with appropriate SEC-

reporting and compliance experience and technical accounting knowledge. Moreover, if we are unable to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we are required to register under the Investment Company Act of

1940, our ability to conduct business could be materially adversely impacted.

             The Investment Company Act of 1940 (the "Investment Company

Act"), contains substantive legal requirements that regulate how

"investment companies" are permitted to conduct their business activities. We believe that we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company. However, if we are deemed to be an investment company under the Investment Company Act,

we may be required to institute burdensome compliance requirements and our activities may be restricted, which would have a materially adverse impact on our business, financial condition and operating results. If we were deemed to be an investment company, we may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our business.

    FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding InvestP2P.com lender, borrower or co-borrower members, credit scores and grading, our strategy, future operations, future financial position, future revenue,

projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words "anticipate,"

"believe," "estimate," "expect," "intend," "may," "plan," "predict,"

"project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

    the status of borrower and co-borrower members, their plans and their ability to repay borrower loans;

    expected rates of return and interest rates;

    the attractiveness of our lending platform;

    our financial performance;

the impact of our new structure on our financial condition and results of operations;

    the availability and functionality of the trading platform;

our ability to retain and hire necessary employees and appropriately staff our operations;

    regulatory developments;

    our intellectual property; and

   our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

            We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the "Risk

Factors" section, that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

            You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

    USE OF PROCEEDS

            We will use the proceeds from the sale of each series of Notes to fund the corresponding borrower loan that was designated by the lender members purchasing such series of Notes. See "About the Lending

Platform" for more information. In the event that InvestP2P.com establishes a relationship with a national lending institution in the future,

the proceeds will be used by InvestP2P.com to purchase the corresponding borrower loans from the lending institution, which will be the originator of the loans.

    PLAN OF DISTRIBUTION

            We will offer the Notes to our lender members at 100 percent of their principal amount. The Notes will be offered only by InvestP2P.com through the InvestP2P.com website, and there will be no underwriters or underwriting discounts. See "About the Lending Platform" for more information.

    ABOUT THE LENDING PLATFORM

    Overview

            InvestP2P.com operates an Internet-based, peer-to-peer lending platform where individual and/or business borrower members can take out borrower loans and individual or corporate lender members can purchase

Notes dependent for payment on payments that InvestP2P.com receives on the corresponding borrower loans for those Notes. Because we operate primarily over the Internet and have lower costs than most traditional financial institutions, and we offer optional credit reporting requirements,

and provide for lender member voting control on the use of loan proceeds on an ongoing spend-by-spend basis, while enforcing a maximum amount per spend, we believe that start ups can get loans to fund their business ideas more so than with other lending options. We also believe that we can offer lender members attractive interest rates on the Notes that they purchase.

          The InvestP2P.com platform only operates online. Borrower, co-

borrower and lender member registration, loan requests, lender member commitments, loan origination and loan servicing all occur electronically through our lending platform. InvestP2P.com services the loans and collects monthly payments from the borrower or co-borrower members for the duration of a loan's term.

          The platform allows borrower members to post requests for

unsecured personal and/or business loans by indicating the maximum interest rate they are willing to pay and a desired term of either 12, 24, 36,

48, or 60 months, and a lender member voting approval percentage on each use of proceeds, and a subject to credit reporting option, and a limit to each spend amount option and a limit to pay only site certified vendors option. Upon registration, borrower members may be issued a

InvestP2P.com credit grade based on a credit score obtained for them from

Experian, a credit reporting company. The loan request is then posted on the InvestP2P.com website, and may include the borrower's credit grade and other credit summary data, certain self-reported financial information and whether or not the borrower has purchased our MVP Verification service or has a co-borrower on their loan. Borrower members can also select the duration of their loan request offering period (between 1 and 28 days), which is the amount of time that their loan will be open to lender members for commitment on the platform.

 To borrow on the InvestP2P.com platform, our borrower members must have:

no prior default on a borrower loan taken out through our platform.

Borrower members who post a loan request on the InvestP2P.com platform should describe their potential uses of the proceeds from their loan. We will verify or monitor a borrower member's actual use of proceeds when directed to "In-Network" vendors.

          We will look to offer borrower loans in the following 4 states:

California, Florida, Illinois, New Jersey. Each U.S. state imposes different restrictions on the values and maximum interest rates of the borrower loans, which may change from time to time. On the InvestP2P.com website, borrower members can view the minimum and maximum loan values and the maximum interest rate that their state allows. The platform will not permit borrower members to request loans that do not conform to the lending laws of their state. However, if InvestP2P.com partners with a national lending institution in the future, borrower members residing in most U.S. states will then be able to request loans between $1,000 and

$50,000 in value, and with interest rates up to 36.0%.

        Lender members are able to access the InvestP2P.com website to deposit funds electronically into a InvestP2P.com account, and then

"declaring" an amount they are willing to commit to the purchase of a

Note that will correspond to a particular borrower loan. Lender members will fund loans that they find attractive. Lender members can bid as little as $100 or as much as the entire loan amount.

        In the event that 100% percent of a loan is bid on by the end of the offering period, the loan is originated by InvestP2P.com and a debt security which we refer to as a Borrower Member Payment Dependent

Note (referred to in this prospectus as a "Note" or, collectively, as the

"Notes") is sold to each of the lender members who were first to commit on the loan request posting. Each Note is directly associated with a specific borrower loan; this is referred to as the "corresponding borrower loan" for that Note. Borrowers can also choose to accept less than 100 percent of the total amount that they requested, as long as at least 35 percent of the loan value has been bid on by the end of the offering period.

We refer to this option as the "partial funding feature" or as a borrower member's "revised request."

         While we use the terms "lender" members and "peer-to-peer" in this prospectus and on our website for the sake of simplicity, all borrower loans are currently funded and originated by InvestP2P.com. In the event that InvestP2P.com establishes a relationship with a national?? lending institution in the future, the borrower loans will then be originated by the national?? lending institution. In this case, the originated loans will be sold and assigned to InvestP2P.com, without recourse to the lending institution, at a price equal to the principal amount of the borrower loan.

        On the InvestP2P.com platform, primary borrower members can also purchase a service called MVP Verification, in which borrower and, if applicable, co-borrower members provide InvestP2P.com with certain documentation so that we can verify employment, financial and other information. Lender members can see which information has been verified for borrower or co-borrower members before committing on borrower loan requests. However, even in instances where borrower or co-borrower income, employment or other information is verified by InvestP2P.com,

there are no guarantees that a borrower loan will be fully repaid.

        The platform also provides borrower members with the

opportunity to have a co-borrower on their loan. A co-borrower is a co-

signer, or guarantor, who is individually and jointly liable for the loan,

alongside the primary borrower. Borrower members with credit grades below F may be required to have a co-borrower on their loan.

        The platform also offers the lender member the opportunity to follow the loan and have a say in how it will be used. This can offer the lender member the feeling of running a business and having a stake in the success of the business.

    The use of the MVP Verification service,credit reporting opt-in,

borrower non-voting investment, max spend request amounts, higher voting requirements on spend requests and co-borrowing are features that borrower members can use to enhance a loan request.

    However, despite these features, investing in the Notes remains highly risky and speculative, and there are no guarantees that loans will be repaid, even if borrower members have used our MVP Verification service or have a co-borrower on their loan. If loans are not repaid that correspond to your Notes, you will not receive any payments on those Notes. For more information on the risks involved in committing on loans and purchasing Notes, see the "Risk Factors" section of this prospectus.

    We attract borrower and lender members to our website,

www.InvestP2P.com., through a variety of sources. We drive internet traffic through member referrals, referrals from third parties such as online social networks and marketers, through organic search engine results and paid advertising both online and offline.

    InvestP2P.com generates revenue by charging origination and other fees to borrower members and loan servicing fees to lender members. Vendor reg/maintenance fees, unregistered vendor payment fees

We also charge a flat fee when borrower members purchase our MVP

Verification service. InvestP2P.com did not act as a lender member on the platform at any time during its initial period of live operations, but it may do so in the future. In this case, the company will also derive revenue from interest income on the loans it partially or fully funds, and will also be subject to potential losses on those loans.

    The Online Peer-to-Peer Lending Industry

     Online peer-to-peer lending is a new approach to consumer and business finance that uses the Internet to connect borrowers and lenders.

Online peer-to-peer lending entails significantly lower operating costs compared to traditional financial institutions because there are no physical branch offices and related infrastructure, no deposit-taking or interest payment activities and limited loan underwriting activities. InvestP2P.com views peer-to-peer lending as an attractive new market opportunity in the consumer and business finance industry. Key drivers of peer-to-peer lending include:

   the possibility of lower interest rates for borrower members;

   the possibility of attractive rates of return for lender members;

   the possibility for borrower, co-borrower and lender members to help each other by participating in our platform to their mutual benefit;

   tightening consumer and business credit markets, particularly among traditional banking institutions; and

   growing acceptance of the Internet as an efficient and convenient forum for consumer and business transactions.

    How the Platform Operates

    Registration of InvestP2P.com Members

    All prospective borrower, co-borrower and lender members must first sign up as new members on the InvestP2P.com website. Signing up for a InvestP2P.com account is free for all members, regardless of any subsequent borrowing or lending activity. During this initial sign up process, members must provide their first and last names, their state of residence, their date of birth and a valid e-mail address where they can be contacted. Prospective members also choose a user name that will identify them on the platform and select a password that will be required for logging in to the password-protected portions of the InvestP2P.com website. In order to complete the sign-up process, prospective members must agree to our Terms of Use and Electronic Disclosure Agreement, and

are provided with InvestP2P.com's Privacy Policy.

    Once an InvestP2P.com member's account is activated, he or she may then register as a borrower, co-borrower and/or lender member. As part of the borrower, co-borrower and lender member registration processes, all new members must undergo a fraud solutions process to verify their identities and check them against OFAC watchlists of known terrorists and criminals. Prospective borrowers or co-borrowers must pay a one-time verification fee of $100. If prospective borrower or co-

borrower members do not pass the fraud solutions stage, they are prohibited from posting a loan request on the platform. If lender members do not pass the fraud solutions stage, they are prohibited from making bids and purchasing Notes on the platform.

           Borrower Members

    In order to post requests for unsecured personal and/or business on the InvestP2P.com website, prospective borrowers must first register as borrower members. Borrower registration is completed on the platform in a series of steps in which prospective borrowers are asked to agree to

InvestP2P.com's Borrower/Co-Borrower Member Registration

Agreement, to provide authorization for InvestP2P.com to pull their credit reports from Experian and to provide authorization that will enable ACH transactions to and from their bank accounts.

    Prospective borrower members must provide InvestP2P.com with their bank account information, including the routing number and account number for the account which will be used to transfer funds to and from their InvestP2P.com accounts. Borrowers will also be asked to provide self-reported information such as employment status and occupation,

annual income, monthly expenses and other financial data.

    During the borrower registration process, members may choose to request, and some will be required to have, a co-borrower on their loan. A co-borrower is a co-signer who is individually and jointly liable for a loan,

and is obligated to make payments on the loan if the primary borrower becomes delinquent. Borrower members also have the option of purchasing InvestP2P.com's MVP Verification service, in which

InvestP2P.com will verify certain income, employment and other information after obtaining relevant documentation from the borrower and/or co-borrower members.

           Borrower members must:

   be at least 18 years of age;

   be U.S. citizens or permanent residents;

   reside in a U.S. state in which InvestP2P.com currently issues loans;

   have a valid email address;

   have a valid U.S. social security number;

   have an account at a financial institution with a valid routing transit number;

   have no prior defaults on a borrower loan taken out on our platform.

           Co-borrower Members

            1.      Since co-borrower members become responsible for the

   repayment of a loan in the event of primary borrower delinquency or default, the standards for becoming a co-borrower member on the

   InvestP2P.com platform are the same as those for becoming a borrower ember. As long as InvestP2P.com is issuing loans on a state-by-state basis, the co-borrower must reside in a state where InvestP2P.com is authorized to issue loans, or is exempt from any licensing requirements,

   and that has a maximum interest rate cap equal to or greater than the interest rate indicated in the primary borrower member's loan request. Co-

   borrowers are required to sign the same Borrower/Co-Borrower Member

   Registration Agreement as primary borrowers.

           Lender Members

           In order to bid on borrower loans, purchase Notes corresponding to those loans and subsequently resell those Notes on the Note trading platform when and if it is created, InvestP2P.com members must register as lender members on the platform. Lender member registration is completed on the platform in a series of steps in which prospective lender members are asked to agree to InvestP2P.com's Lender Member

   Registration and Note Purchase Agreement, to sign a Tax Withholding

   Certification and to provide authorization that will enable ACH transactions between their bank and InvestP2P.com accounts. Prospective lender members must also agree to InvestP2P.com's credit profile authorization so that their identities can be verified through our fraud solutions process provided by Experian.

           Lender members must:

   be at least 18 years of age;

   have a valid bank account; and

   have a valid U.S. social security number; or

   be a corporate entity with a taxpayer identification number.

           Individual lender members may not have more than $1,000,000 in committed bids plus the amount outstanding on their previously purchased

    Notes. A corporate lender member may not have more than $1,000,000 in committed bids plus the amount outstanding on its previously purchased

    Notes. Additional financial suitability or other requirements for lender members may be implemented in the future. See "Financial Suitability

    Requirements" for more information.

     Borrower Member Loan Requests

           In order to take out an unsecured personal and/or business loan from InvestP2P.com, a borrower member must create a loan request that will be posted on the InvestP2P.com website. A loan request posting is a description of the specific terms of a loan that has opened for declaration on the lending platform. A posting may include self-reported information from the borrower member requesting the loan and credit information about the borrower provided by Experian, along with the borrower member's InvestP2P.com credit grade. If applicable, co-borrower self-

   reported information and credit information from Experian may also be included in the posting. A posting states the principal amount of the loan request, the term (12, 24, 36, 48, or 60 months) and the maximum interest rate the borrower is willing to pay. Currently, loans will be offered for 60 months and 36% interest rate. A loan request posting may also include a written description from the borrower of what the loan proceeds may be used for. However, InvestP2P.com has no way of verifying that the proceeds of any loan will actually be used for the purposes described in a posting.

           Each U.S. state imposes different restrictions on the values and maximum interest rates of the borrower loans, which may change from time to time. On the InvestP2P.com website, borrower members can view the minimum and maximum loan values and the maximum interest rate that their state allows. The platform will not permit borrower members to request loans that do not conform to the lending laws of their state.

   However, if InvestP2P.com partners with a national lending institution in the future, borrower members residing in most U.S. states will then be able to request loans between $1,000 and $50,000 in value, and with interest rates up to 36.0%.

          Borrower members who already have one outstanding loan issued through the platform may post another loan request to attempt to take out up to one additional loan, provided that:

   the aggregate outstanding principal balance of both borrower loans does not exceed the maximum allowable loan amount for each borrower member, currently set at $100,000;

   borrower members are current on their existing borrower loan, and have not been more than 30 days past due in making their most recent monthly loan payments for a period of at least six months; and

   borrower members may not post a listing for a second borrower loan within six months following the date of origination of their existing borrower loan.

           Borrower members who have been issued loans may also serve as co-borrowers on one other loan, provided that the aggregate value of their borrower loan and the loan for which they are serving as a co-borrower does not exceed the greater of $100,000, or higher based on ip2p.com debt to income ratio we set or a lesser value as permitted by applicable state law. InvestP2P.com borrower member eligibility requirements for second loans are subject to change from time to time.

     Loan Request Postings and Borrower Member Information Available

    on the InvestP2P.com Website

         After a loan request is complete and has undergone our internal review process, the request, if approved, is posted on our website and becomes available for viewing and committing to by lender members. By committing on a loan request, a lender member is committing to the purchase of a Note that will be dependent for payment on payments

  InvestP2P.com receives on that loan, if it is funded and originated. Lender members may be able to view:

   the borrower and, if applicable, the co-borrower member's user name,

   state of residence, employment status, employer, occupation category,

   educational affiliations and status and social affiliations;

   the loan amount requested;

   the term of the loan;

   the maximum interest rate acceptable to the borrower member;

  the current interest rate as determined by InvestP2P.com and/or the lender members;

   the number of committees on the loan and the amount of funds that have been committed;

   the time remaining for the funding period;

   the borrowers credit reporting commitment status

   the borrowers own commitment amount and non-voting status if elected the borrowers commitment toward using only investp2p.com certified vendors or not

   the percentage of voting control on spends the borrow gives to committed lender members

   a description of the purpose of the loan;

   information from the borrower and, if applicable, the co-borrower member's credit report;

   self-reported income information for the borrower and, if applicable, the co-borrower member, including current annual salary, net monthly income, other monthly income and adjusted gross income for the previous year;

   self-reported and estimated expense information for the borrower and, if applicable, the co-borrower member, such as primary residence mortgage payments or rent, transportation expenses (including automobile loans,

   gasoline, and car insurance), credit card expenses, utilities, food,

   secondary residence mortgage payments or rent, real estate taxes,

   household repairs and maintenance expenses and clothing and child care expenses;

   the borrower and, if applicable, the co-borrower member's assets,

   including home-ownership status, equity in their home, the value of their investments such as stocks or bonds in brokerage or retirement accounts and the value of other personal property;

   whether the borrower has purchased our MVP Verification service and, if so, the documentation that has been obtained and the information that has been verified by InvestP2P.com;

   any questions that have been posed to the borrower by lender members and any answers that have been delivered; and

   The following information based on borrower and, if applicable, co-

   borrower member credit files held with Experian will also be displayed in loan request postings:

   the InvestP2P.com credit grade that we have assigned to the borrower and,

   if applicable, to the co-borrower member;

   their home ownership status;

   their debt-to-income ratio, which is the ratio between the amount of a borrower member's monthly non-mortgage debt servicing payments and the amount of their self-reported monthly income;

   their bankcard utilization ratio, which is the ratio of the total balance used to the aggregate credit limit on all of a borrower member's open bankcards;

   the number of accounts on which they are currently listed as late on a payment;

   the total past-due amount that they owe on all delinquent and charged-off accounts;

   the number of delinquencies more than 90 days past due on their credit report in the last seven (7) years;

   the number of negative public records (such as, for example, bankruptcies,

   liens and judgments) on their credit report over the last twelve (12)

   months, and over the last ten (10) years;

   the month and year they opened their first recorded credit line (e.g.,

   revolving, installment or mortgage credit);

   the total number of credit lines appearing on their credit report, and the number that are open and current;

   the total balance on all of their open revolving credit lines; and

   the number of inquiries made in the last six (6) months by creditors on their credit report.

   Borrower Member Credit Criteria and Underwriting

         Before a loan request is submitted on the platform, we evaluate whether the prospective borrower member meets the required criteria for borrowing on InvestP2P.com. This criteria includes:

   a minimum InvestP2P.com credit grade of NC, or a co-borrower on the loan with a credit score of at least NC; and

   no prior defaults on a borrower loan taken out on our platform.

   There are additional requirements for borrower members who already have one outstanding loan through the InvestP2P.com platform, and are seeking to take out a second loan. See "About the Lending Platform

   Borrower Member Loan Requests" for more information.

           We may assign a InvestP2P.com credit grade based on an

   underlying credit score for each borrower and co-borrower member on the platform as an indication of the relative level of credit risk that they pose. In general, higher credit scores are reflective of lower estimated default risk.

   The InvestP2P.com credit grades that are assigned to each borrower and co-borrower member are based on the VantageScore credit scoring system provided by Experian. However, we may from time to time change the type or source of credit score that we use to assign InvestP2P.com credit grades to borrower and co-borrower members. We currently establish InvestP2P.com credit grades by converting a borrower or co-

   borrower member's numerical VantageScore into one of the

   InvestP2P.com credit grade categories listed below:

    VantageScore Credit Score Range           InvestP2P.com Credit Grade

                                              Assigned

    784-990                                   A+

    728-783                                A

    701-727                                B+

    692-700                                B

    668-691                                C+

    660-667                                C

    633-659                                D+

    624-632                                D

    604-623                                D-

    569-603                                E

    501-568                                F

    No Score                               NC

            The VantageScore model that we may use to assign InvestP2P.com credit grades to borrower and co-borrower members was developed jointly by Experian, Equifax and TransUnion, the three major U.S. credit reporting companies. VantageScore is a unique scoring model because it was developed by standardizing definitions of credit characteristics that have traditionally been different for each of the credit reporting companies, which led to multiple scoring systems and different assessments of borrower risk. The VantageScore was designed to provide a more consistent risk measurement.

           The following consumer characteristics, each with a different weight as indicated, contribute to a borrower or co-borrower member's

    VantageScore:

    Debt Repayment History (32%)

    Credit Utilization (23%)

    Recently Reported Current and Delinquent Balances (15%)

    Length of Credit History and Types of Credit Used (13%)

    Recently Opened Credit Accounts and Credit Inquiries (10%)

    Available Credit (7%)

    More information about VantageScore can be found at

    www.vantagescore.experian.com. InvestP2P.com member VantageScores may be different from the scores assigned by other scoring systems, such as Experian's Scorex PLUS or FICO. For this reason, a borrower or co-

    borrower member's InvestP2P.com credit grade, because it is based on their VantageScore, may not be an accurate reflection of their creditworthiness. See "Risk Factors Risks Related to the Notes and the

    Corresponding Borrower Loans" for more information.

            When a borrower member wants to post a loan request on the platform, we may retrieve his or her credit report from an Experian database, unless the borrower has previously requested a loan and the credit report we already have on file for the borrower is less than 30 days old. If a credit report currently on file for a borrower or co-borrower member with an active loan request is not less than 30 days old, we may obtain a new credit report, which may change the InvestP2P.com credit grade assigned to the borrower.

           InvestP2P.com uses borrower and co-borrower member credit

   reports to help verify their identities, to obtain their Experian

   VantageScore credit scores and assign to them a InvestP2P.com credit grade based on that score. The credit reports are also used to determine their current amount of non-mortgage debt, so as to determine their debt-

   to-income ratio, and to identify and display as part of the loan request certain characteristics and information from their credit profiles,

   including, but not limited to, the number, age, type and status of their currently reported credit lines, public records (such as bankruptcies and judgments) and mortgage loans, and the number of their recent requests for credit.

           Borrower and, if applicable, co-borrower member credit grades may be displayed in all loan request postings and may be available for viewing by all members. However, while VantageScore credit score ranges are displayed for the lender members, exact numerical credit scores are not displayed or disclosed to anyone.

     Borrower Member Financial Information is Generally Unverified

            Financial and other information presented by borrower and co-

   borrower members is generally unverified, and InvestP2P.com does not confirm in any way a borrower member's ability to afford a loan that they take out on the platform. Unverified information presented in borrower member loan requests includes their income, expenses and employment status, in addition to their description of the purpose for the loan.

   Certain financial statistics that InvestP2P.com calculates on behalf of borrower and co-borrower members, and that are subsequently displayed as part of their profiles, is also unverified. For example, the debt-to-

   income ratio, a measurement of a borrower's ability to take on additional debt, is calculated by dividing self-reported and unverified pre-tax monthly income into monthly non-mortgage related debt servicing payments as indicated on the borrower member's credit report.

            Moreover, InvestP2P.com does not review or verify any

    information in a borrower or co-borrower member's credit report. For example, if a borrower member's credit report reflects an outstanding mortgage loan, the borrower is presumed to be a homeowner and is labeled as such on the platform. But this information is not verified by

    InvestP2P.com. We also do not verify how loan proceeds are actually used by borrower members, which may ultimately be for different purposes than those stated in their loan request postings. Lender members should not rely solely on self-reported and unverified information provided in borrower loan request postings to make their Note purchase decisions.

 The Company reserves the right in its Borrower/Co-Borrower

Member Registration Agreement to verify, at any time, all statements and information provided by borrower and co-borrower members during their registration process and/or in their final loan request posting, and we have the right to delay or cancel listings or to refuse to fund a borrower loan if material misstatements or inaccuracies are found, or cannot be verified for any reason. In the limited instances where we do verify income,

employment status or other information provided by borrower members,

the verification is performed before the loan is originated. However,

lender members will be unaware that this information is being verified for a borrower, unless the borrower has purchased our MVP Verification service.

    In limited instances, we conduct random or targeted verifications on borrower members who have posted loan requests on the platform. We believe that the random verification process provides a disincentive for borrower and co-borrower members to misrepresent themselves and their financial situation in their loan request postings and member profiles. We also believe that these verification procedures will be useful in terms of testing our policies and for statistical analysis of the financial conditions and behaviors of our borrower members. When a borrower or co-borrower member is selected for random or targeted verification, we contact the member by telephone or email and ask them to submit documentation that can confirm certain self-reported information in their loan request.

            We only conduct random verifications in between the time of a loan request posting and the funding of that loan. However, lender members reviewing these borrower member loan requests will be unaware that the information has been verified. Only borrower members that have purchased our MVP Verification service will have icons added to their postings to indicate that documents have been reviewed, and information verified, by InvestP2P.com.

         We may conduct targeted, unsolicited verification in the following situations:

  if there is uncertainty regarding a borrower or co-borrower member's employment or income, such as in cases where a borrower fails to disclose current employment or a source of income, if a borrower's future income or employment status appears to be at risk based on information disclosed by the borrower, or if a borrower has control over the accuracy of information being disclosed, such as if the borrower is a principal of the company providing his or her employment or income information;

    if there is contradictory or unusual information in a loan request;

    if the loan amount requested is high;

    if the borrower member has a large amount of outstanding debt obligations;

   if we suspect that a borrower member has outstanding debt obligations that were not included in the pre-loan or post-loan closing reported debt level, such as in cases of wage garnishment collection accounts; or

    if we suspect any kind of fraud.

           We perform income and employment verification in our discretion as an additional credit and fraud screening mechanism. If a borrower member fails to provide adequate information in response to an income or employment verification inquiry, we may remove their loan request posting from the website, or request additional information. We believe that our ability to verify borrower income may be useful in certain circumstances in screening our platform against exaggerated income and employment representations from borrower members. Lender members,

   however, should not rely on a borrower's stated employment or income,

   or on our ability to accurately verify such information. We cannot assure lender members that we will continue to perform income and employment verification, and we expect that the percentage of loan requests for which we verify such information will decline as our volumes increase.

           Although we attempt to verify the identities of all borrower, co-

   borrower and lender members, our fraud detection systems could fail, and the platform could become subject to identity theft, fraud and material misstatements. See "Risk Factors Risks Related to the Notes and the

   Corresponding Borrower Loans" for more information.

     MVP Verification

           InvestP2P.com provides primary borrower members the option to purchase a service called MVP Verification, in which borrower and, if applicable, co-borrower members submit certain documentation to us so that we can verify their income, employment and other self-reported information included in their loan request postings. In these instances,

    InvestP2P.com will examine and review the documentation, and take reasonable steps and use its best efforts to verify the validity of the information. We may contact third parties to assist in the verification process. We will indicate in the loan request posting whether or not the documentation submitted to us provides the same information as that provided by the borrower and, if applicable, the co-borrower member in the loan request.

           MVP Verification documents can include all or some of the

    following, at the members' request:

    a notarized statement reaffirming their legal commitment to repay the loan;

    photo identification such as a driver's license or passport;

    recent employment pay-stubs;

    an authorization form that permits us to confirm income tax return data with the IRS;

    a utility bill with the member's name and address; and/or

    recent monthly bank statements.

            When our MVP Verification service has been purchased, lender members can see which information has been verified for borrower or co-

    borrower members before bidding on borrower loan requests. However,

    even in instances where borrower or co-borrower income, employment or other information is verified by InvestP2P.com, there are no guarantees that a borrower loan will be fully repaid.

           Currently, MVP Verification costs $100 for any borrower member.

   When a borrower is using a co-borrower and has purchased our MVP

   Verification service, different documentation may be submitted for the primary borrower and the co-borrower member. In this circumstance, the co-borrower may decide not to send any documentation for MVP

   Verification. Moreover, primary borrower members may purchase the

   MVP Verification service during their loan request process, and then fail to send in any documentation for review. In this circumstance, no items will be shown as verified for the borrower member, and the member will be deprived of the special "MVP" label that is displayed on the website for loan request postings that have had at least one form of documentation verified by InvestP2P.com under the terms of our MVP Verification service.

     Co-borrower Members

         A co-borrower is a co-signer, or guarantor, who is individually and jointly liable for a loan, alongside the primary borrower member.

    Since they are legally obligated to make payments on a loan if the primary borrower becomes delinquent, co-borrowers will normally be trusted friends or family members of the primary borrower. In order to be a co-borrower on a loan, an individual must:

    be at least 18 years of age;

    be a resident of the United States;

    have a valid social security number; and

    In addition, for as long as InvestP2P.com is issuing loans on a state-by-

    state basis, the co-borrower member must reside in a state that has a maximum interest rate cap equal to or greater than the interest rate indicated in the primary borrower member's loan request.

          InvestP2P.com will not attempt to debit a co-borrower member's bank account until the Company is unsuccessful in collecting money from a primary borrower's bank account on three separate occasions. If we are unable to debit a primary borrower account on the due date and two subsequent days (the 9th and 19th late days), InvestP2P.com will then attempt to debit the amount, and all unpaid late and failed payment fees,

   from the co-borrower's bank account on the 26th late day, unless the account is brought current by that time. In subsequent months, we will once again continue to debit the primary borrower's account at least three times before attempting to debit the co-borrower's account. If the primary borrower becomes unable to make payments for an extended period of time, we may begin to debit only the co-borrower's bank account on the monthly due dates for the borrower loan until such time as the primary borrower member is able to resume making payments.

            To the extent that primary borrower members become late on their payments, InvestP2P.com will not make payments on the corresponding

   Notes until such time as the Company has received payment on the corresponding borrower loans. In the event that InvestP2P.com is unable to debit a payment amount on the due date and two subsequent dates, as described above, payments on the Notes will then depend on payments made on the corresponding borrower loan by the co-borrower on that loan,

   if there is one.

            If both the primary borrower and the co-borrower default on a loan, holders of Notes will not receive any further payments on their

    Notes. Having a co-borrower on a loan is not a guarantee that the borrower loan, or the corresponding Notes, will be paid. There remains a substantial risk that co-borrower loans will go into default.

         Co-borrowers will not play an active role in the loan request posting process, except for filling out their own member profiles and their own income, expense, employment and other relevant information.

           Co-borrower members may serve as a co-borrower on a maximum of two loans, but the aggregate value of those loans must not exceed

$100,000, or a lesser value as permitted by applicable state law. Borrower members who have been issued loans may also serve as co-borrowers on one other loan, provided that the aggregate value of their borrower loan and the loan for which they are serving as a co-borrower does not exceed

$100,000, or a lesser value as permitted by applicable state law.

 Standard Terms of the Borrower Loans

        All InvestP2P.com borrower loans are unsecured obligations of individual and/or business borrower and, in some cases, co-borrower members. The loans are issued with a fixed interest rate that is determined by InvestP2P.com and/or the lender members. The loans can have maturities of 12, 24, 36, 48, or 60 months, are fully amortizing and are payable monthly. There may be a deferment of principal and interest for up to a period of two years from origination. There may also be an interest only payment option. The loans may be repaid early in whole or in part without penalty. If a borrower or co-borrower member partially prepays a loan, the amortization schedule for that loan will be automatically recalculated for the remainder of the loan's term, and the borrower member's monthly installment will thereafter be reduced accordingly.

 Origination and other Fees Charged to Borrower and Co-Borrower

Members

        InvestP2P.com charges borrower members a one-time origination fee which is deducted from the principal amount of their loan, before the loan proceeds are disbursed to their trust accounts. The origination fee is

5.0% for loans. The minimum borrower origination fee is $95, which will be assessed if the fee calculated on a percentage-of-value basis is below

$95. Although the origination fee for co-borrower loans is 1.0% higher than that for normal loans, the co-borrower members themselves are not charged an origination fee.

        Borrower and co-borrower members are also subject to failed payment fees, which InvestP2P.com retains, and late payment fees, which are passed along to lender members net of a servicing fee equal to 1.0% of the late fee amount. The late payment fee will be equal to the greater of

5.0% of the amount of the unpaid installment, or $15, or a lesser amount as permitted by applicable law. The failed payment fee will be equal to

$15 per failed payment, or a lesser amount as permitted by applicable law.

There is an additional flat fee of $100 for normal loans or $75 for co-

borrower loans if a borrower member purchases our MVP Verification service.

 The Commitment Process

       After a loan request is posted on the InvestP2P.com platform,

lender members can examine the loan and compare it to other loan requests that are posted and available for commitment at that time. If a lender member wants to commit to the purchase of a Note, the proceeds of which will fund a portion or all of the corresponding borrower loan, he or she submits a "declaration" for the loan. The commitment must have a minimum value of $100, but can be as high as the total amount of the loan request. Along with the dollar value of the commitment, the lender member must accept the rate offered on the Note that will correspond to the loan, if the loan is originated. Lender members are committing on loan request postings during the offering, but they are not committing to purchase the loans directly. Instead, they will be purchasing Notes dependent for payment on payments that InvestP2P.com receives on the corresponding borrower loans.

        Borrower members are asked to accept the rate they are willing to pay on their loan during the loan request application process. This rate will be displayed on the InvestP2P.com website in the posting for each loan request. Lender members can make a declaration on the loan offered.

        If by the end of the 1 to 28 day offering period a borrower loan does not receive offers totaling at least 35 percent of the amount requested, or if the loan receives more than 35 percent of the amount requested and the borrower declines the loan, or if InvestP2P.com cancels the loan for any reason, the posting expires and no loan is funded to the borrower member. InvestP2P.com borrower members whose loan request postings expire with an insufficient aggregate bid value may post a new loan request on our platform.

 How to Commit on Loans and Purchase Notes

        In order to Commit on loans and purchase Notes, lender members first have to deposit money into their online InvestP2P.com account.

When funds become available for committing in their account, typically 3 to 4 days after the transfer request, they can then review borrower profiles and loan requests and offer on postings that they find attractive. Once the offering period for a loan expires, the dollar value of the offer will automatically be debited from the lender member's account and credited to InvestP2P.com as payment for the Note that is being sold to the lender member.

        A declaration is a commitment made by a lender member to

purchase a Note from InvestP2P.com equal in principal amount to the dollar value of that bid. Lender members may bid on more than one borrower loan at the same time, but lender members must have funds in their InvestP2P.com account equal to or greater than the value of any new bid or bids that will be made, plus all outstanding bids. Once an offer is made it is irrevocable. The value of bids can range from $100 up to the full amount of a loan request. InvestP2P.com may change the minimum bid amount or implement maximum bid amounts in the future.

        Currently, the only way for lender members to commit on loan requests is to browse through the various postings on the site. This can be done manually or by using our search function, which can sort live loan postings by loan amount, maturity, InvestP2P.com credit grade, interest rate, percentage of funds committed, number of days left in the offering period and other criteria. The offerings will enable lender members to diversify their risks across different loans with varying credit, financial and other characteristics. Premium listings may be offered to prospective borrowers for a fee whereby such postings may be highlighted on our site or positioned outside of the normal search results or browse order

         Lender members are not directly lending money to borrower or co-

borrower members on the InvestP2P.com platform. While we use the term

"lender" members and "peer-to-peer" in this prospectus and on the

InvestP2P.com website for the sake of simplicity, all borrower loans will be funded and originated by InvestP2P.com, or by a national lending institution to be selected in the future. We use the proceeds we receive from issuance of the Notes to fund the corresponding borrower loans for those Notes. But while lender members do not directly lend money to borrower or co-borrower members, they will nevertheless be wholly dependent on those borrower or co-borrower members for payment on the

Notes they have purchased from InvestP2P.com. If a borrower or co-

borrower member defaults on a borrower loan, InvestP2P.com will have no obligation to make any payments on the Notes corresponding to that loan.

 Servicing Fees Charged to Lender Members and Impact on Annual

Returns

        Lender members are charged an annual servicing fee of 1.0% of the outstanding principal balance on the corresponding borrower loan for each Note they hold. The fee accrues daily the same way in which borrower member interest payments are calculated, and is deducted from each monthly borrower member payment before lender members receive their pro rata share of the payment amount. The servicing fee will lower the effective yield on the Notes below their stated interest rate, and reduces both the principal and interest payments on Notes. InvestP2P.com will also pay to lender members late payment fees, when charged and received on delinquent loans, on a pro rata basis, subject to a 1.0%

servicing fee assessed against the value of the late payment.

         In the event that collection action must be taken on a delinquent loan, the Company or its designated third-party collection agency will also charge a collection fee between 20.0% and 35.0% on any amounts that are obtained. These fees will thereby reduce the amounts of any payments lender members receive on their Notes. We may adjust the amount of these servicing and collection fees from time to time.

 Treatment of Lender Member Balances

        In order to bid on loan requests, lender members must have sufficient funds in their sub-account under the InvestP2P.com Pooled FBO account. This is accomplished by having each lender member authorize an electronic transfer using the Automated Clearing House, or ACH, network from the lender member's designated and verified bank account to the account we currently maintain at J.P. Morgan Chase "for the benefit of"

our lender members. This "FBO account" is a pooled account titled in our name "for the benefit of" our lender members. The FBO account is a non-

interest bearing demand deposit account. Funds in the FBO account will always be maintained at an FDIC member financial institution. Our individual and/or business members have no direct relationship with J.P.

Morgan Chase. We maintain and administer the FBO account.

       We are the trustee for the FBO account. In addition to outlining the rights of lender members, the Offering of Trust provides that we disclaim any economic interest in the assets in the FBO account and also provides that each lender member disclaims any right, title or interest in the assets of any other lender member in the FBO account. No InvestP2P.com monies are ever commingled with the assets of lender members in the

FBO account.

        Under the FBO account, we maintain sub-accounts for each of our lender members to track and report funds committed by lender members to purchase Notes, as well as payments received from borrower members. These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the FBO account.

        The FBO account is FDIC-insured on a "pass through" basis to the individual lender members, subject to applicable limits. This means that each individual lender member's balance is protected by FDIC insurance,

up to the aggregate amounts established by the FDIC. Other funds the lender member has on deposit with J.P. Morgan Chase, for example, may count toward the FDIC insurance limits.

        Funds of a lender member may stay in the FBO account

indefinitely. Such funds may include funds in the lender member's sub-

account never committed to the purchase of Notes or committed to the purchase of Notes for which the corresponding borrower loan did not close, and may also include payments received from InvestP2P.com related to Notes previously purchased. Upon request by the lender member, we will transfer lender member funds in the FBO account to the lender member's designated and verified bank account by ACH transfer,

provided such funds are not already committed to the future purchase of

Notes.

 Loan Funding and Sales of Notes

        Once the offering period for a loan request ends, if the loan has received bids in an aggregate amount equal to the total value of the loan request, or if the borrower member utilizes the partial funding feature, we proceed with the funding of the borrower loan and with the sale of the

Notes corresponding to that loan to the lender members who are winning bidders on the loan. When we sell a Note to a lender member and register the Note on our books and records, we transfer the principal amount of the

Note from the lender member's sub-account under the Pooled FBO account to a funding account that we maintain. This transfer represents payment for the Note by the lender member. The proceeds from this Note sale are designated for the funding of the corresponding borrower loan selected by the lender member.

         Currently, InvestP2P.com is the originator for all borrower loans issued to borrower members. In the event that InvestP2P.com establishes a relationship with a national lending institution in the future, the borrower loans will then be originated by the lending institution. In this case, the originated loans will be sold and assigned to InvestP2P.com by the lending institution, without recourse to the lending institution, at a price equal to the principal amount of the borrower loan.

        A borrower loan will normally close during the first business day after an offering period has ended and we have received Note purchase commitments in an aggregate amount equal to the total amount of the loan request, or on the first business day after an offering period has ended and a borrower is eligible for, and utilizes, the partial funding feature.

         Borrower and co-borrower members execute an electronic

Borrower/Co-Borrower Member Registration Agreement at the time they register on the platform. The Agreement gives InvestP2P.com power of attorney to sign a promissory note on behalf of the borrower and, if applicable, the co-borrower member that will represent their legal obligation to repay a borrower loan. After expiration of a loan request posting and satisfactory completion of our pre-funding review process, we execute an electronic promissory note on behalf of the borrower and, if applicable, the co-borrower member, under power of attorney, in the amount of the requested borrower loan. In the event that InvestP2P.com establishes a relationship with a national lending institution in the future,

we will then execute an electronic promissory note in favor of the lending institution on behalf of the borrower and co-borrower members. The lending institution will originate the loan to the borrower member, and will then sell and assign the promissory note to InvestP2P.com, without recourse to the lending institution.

        The promissory note and the Borrower/Co-Borrower Member

Registration Agreement contain customary agreements and covenants requiring the borrower members and, if applicable, the co-borrower members to repay their borrower loans and recognizing InvestP2P.com's role as the owner and servicer of the borrower loans.

        Actual names and mailing addresses of all members are known only to InvestP2P.com. Members can disclose the information and are encouraged to do so. We maintain custody of the electronically-executed promissory notes and the electronically executed Notes in electronic form on our platform.

 Identity Fraud Reimbursement

         We may repurchase Notes from lender members in cases where the corresponding borrower loan was obtained through identity fraud. We generally recognize the occurrence of identity fraud upon receipt of a police report concerning the identity fraud. This remedy for identity fraud only provides an assurance that our borrower and co-borrower member identity verification is accurate; in no way is it a guarantee of a borrower or co-borrower member's self-reported information (beyond their identities) or a borrower or co-borrower member's creditworthiness. We expect the incidence of identity fraud on our platform to be low because of our identity verification process. As of the date of this prospectus, we have had no confirmed cases of identity fraud. However, this may be due in part to our very limited operating history, and there may be cases of identity fraud on the platform in the future. In cases of confirmed identity fraud in the future, we will repurchase from lender members the Notes corresponding to the affected borrower loans for the outstanding principal amount of those Notes.

Post-Loan Closing Servicing and Collection

        After the corresponding borrower loans are funded and the Notes are sold to lender members and allocated to the FBO account for the borrower, we begin servicing the borrower loans.

         We charge lender members a servicing fee in respect of their Notes that is equal to a 1.0% annualized rate applied to the outstanding principal balance of the corresponding borrower loan. We may change the amount of this servicing fee from time to time.

        Our procedures for collecting monthly borrower loan payments as they come due generally involve the automatic debiting of borrower bank accounts by ACH transfer, with manual payment by check, or bank draft,

offered in exchange for a 1.0% increase in the borrower member's loan origination fee.

        Borrower loan repayment funds are transferred into a clearing account in our name, where they remain for 4 days, or until the funds clear, whichever is shorter. We then make payments on Notes by transferring the appropriate funds from the clearing account to the Pooled

FBO account and allocating amounts received on specific borrower loans to the appropriate lender members' sub-accounts. We transfer amounts due to InvestP2P.com for lender member servicing fees from the clearing account to an operating account of ours. Lender members may transfer uncommitted funds out of their sub-accounts under the Pooled FBO account by ACH transfer to their designated bank account at any time,

subject to normal execution times for such transfers (generally 2 to 3 days).

        We disclose the payment performance of the borrower loans to lender members on our website and report to credit reporting companies.

We have also made arrangements for collections procedures in the event of borrower member delinquency and default. When a borrower loan is past due and payment has not been received, we contact the borrower to request payment. After a 15-day grace period we will, in most cases,

assess a late payment fee. The late payment fee will be equal to the greater of 5.0% of the amount of the unpaid installment, or $15, or a lesser amount as permitted by applicable law. This fee may be charged only once per late payment cycle. Amounts equal to any late payment fees we receive on borrower loans are paid to holders of the corresponding Notes,

net of a 1.0% servicing fee assessed against the value of the late payment.

We reserve the right to relieve borrower members from late fee charges if they make a good faith commitment to pay an overdue installment within a reasonable period of time, and they fulfill this commitment. We may also work with the borrower or co-borrower member to structure a new payment schedule for the borrower loan without the consent of any holder of Notes corresponding to the borrower loan.

        In cases of failed payments due to insufficient funds in a borrower member's account or any other reason, we may charge a failed payment fee to the borrower member of $15, or a lesser amount as permitted by applicable law. We retain 100 percent of this failed payment fee.

           If a borrower loan becomes more than 30 days overdue, we

   identify the loan on our website as "Late 30+," and we either refer the borrower loan to our in-house collections department or to a third-party collections agency. Referring an overdue borrower loan to a third-party collections agency or to our in-house collections department will be considered reasonable collections efforts. Amounts equal to any recoveries we receive on late loans are paid to lender members on a pro rata basis, subject to our 1.0% servicing fee. The recovery amounts may be subject to collections fees between 20.0% and 35.0% that we or a third-

   party collections agency charge. This will reduce payment on the Notes to below the amounts expected by holders of the Notes.

          Lender members can track the status of late borrower loans on our website. We list such loans as "Late 30+," "Late 60+," "Late 90+," and

   "Defaulted." A loan is considered to have defaulted when it is more than

   120 days late. Loans that are up-to-date in payments are identified as

   "Current." Lender members cannot participate in the collections process in any way.

   If a borrower member dies while a borrower loan is in repayment,

we require the executor or administrator of the estate to send a death certificate to us, and we file a claim against the borrower member's estate to attempt to recover the outstanding loan balance. Depending on the size of the estate, we may not be able to recover the outstanding amount of the borrower loan. If the estate does not include sufficient assets to repay the outstanding borrower loan in full, we will treat the unsatisfied portion of that loan as charged off with zero value. In addition, if a borrower member dies near the end of the term of a borrower loan, it is unlikely that any further payments will be made on the Notes corresponding to such borrower loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the

Notes.

    Our normal collection process for borrower loans changes in the event of a borrower member filing bankruptcy. When we receive notice of a bankruptcy filing, as required by law, we cease all automatic monthly payments on the borrower loan and defer any other collection activity. The status of the borrower loan, which the relevant lender members may view through their InvestP2P.com accounts on the website, switches to

"Bankruptcy." We then determine an appropriate approach to the borrower member's bankruptcy. If the proceeding is a Chapter 7 bankruptcy filing seeking liquidation, we attempt to determine if the proceeding is a "no asset" proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a "no asset" proceeding, we take no further action and assume that no recovery will be made on the borrower loan.

           In all other cases, InvestP2P.com will file a proof of claim involving the borrower member. Any decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower member will be entirely within our discretion and will depend on factors such as:

    if the borrower member used the proceeds of a borrower loan in a way other than that which was described in the borrower member's loan request;

if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a "best effort" on the borrower member's behalf; and

    our view of the costs and benefits to InvestP2P.com of any proposed action.

    Participation in the Funding of Loans by InvestP2P.com and its

    Affiliates

         We may experience situations where qualified loan requests are not fully funded by our lender members. In such cases, the Company may act as a lender member on the platform and directly fund portions of certain borrower loan requests using credit facilities or other financing sources. In order to avoid any conflicts of interest that may arise due to the fact that the Company has access to information not available to the general population of lender members, InvestP2P.com will not participate in the declaration process in any way. Instead, after a lender member funding period for a loan request expires, InvestP2P.com may at its discretion fund part or all of the difference between the funding commitments made by lender members and the total value of the loan request.

        In addition, our affiliates, including our executive officers,

directors and shareholders may participate as individual lender members on the platform. In order to avoid conflicts of interest that may arise due to the fact that our affiliates may have access to information not available to the general population of lender members, we have adopted the following procedures to prevent and/or detect any improper use of such non-public information:

 InvestP2P.com's corporate policies, which are distributed to all directors,

 employees and contractors, prohibit any such person's use of non-public information in their capacity as a lender member on the platform. Any violation of this policy is grounds for immediate termination.

Security features of our platform limit access to information to only that required for an employee or contractor to perform his or her job function.

 Our internal control procedures include audit trails and audits to identify and investigate any suspicious bidding activities.

    Trading Platform

           Lender members may not transfer their Notes except through the

Note trading platform operated by a registered broker-dealer to be selected in the future. See "About the Lending Platform Description of the

Notes" for more information. This trading platform will be an Internet-

based trading platform on which lender members can offer their Notes for sale and purchase Notes being sold by other lender members. Transactions on the trading platform will only be for Notes previously issued to lender members by InvestP2P.com, and will not consist of any aspect of the initial offer and sale of Notes to lender members. On the trading platform,

lender members will be able to offer their Notes for sale at a price of their choosing, and other lender members will have an opportunity to review these offers, as well as the characteristics of the corresponding borrower loan for the Notes.

        All Notes traded on the trading platform will continue to be subject to our 1.0% annual servicing fee and all other fees charged to holders of Notes. Lender members who sell Notes on the trading platform may also be subject to fees charged by the registered broker-dealer. This fee will likely be equal to a specified percentage of the resale price of the

Note being sold.

        InvestP2P.com is not a registered national securities exchange,

securities information processor, clearing agency, broker, dealer or investment adviser. All securities services relating to the trading platform will be provided by a registered broker-dealer to be selected in the future.

Neither InvestP2P.com nor the registered broker-dealer will make any recommendations with respect to transactions on the trading platform.

There is no assurance that lender members will be able to establish a brokerage relationship with the registered broker-dealer. Furthermore, we cannot assure lender members that they will be able to sell Notes that they offer for resale through the trading platform at the offered price or at any other price, nor can we offer any assurance that the trading platform will continue to be available to lender members.

Customer Support

        We provide customer support to our borrower, co-borrower and lender members. The experience of most of our members is entirely web-

based. Detailed information about how our platform works, as well as information

about the fees associated with using the platform as a borrower, co-

borrower or lender member and the full text of our legal agreements are posted on our website.

        We make additional customer support available to members by email, telephone, a live chat system and a web-based ticketing system.

Our customer support team is located at our headquarters in W. Dundee,

IL.

Historical Information about Borrower Members and Outstanding

Borrower Loans

        Because of the lack of business that was conducted prior to the date of this prospectus, there is no historical data on our loan volumes,

values, delinquencies and defaults. Therefore this is no indication of the statistics that may obtain in the future as our volumes increase.

Financial Suitability Requirements

        The Notes are highly risky and speculative. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.

       Individual lender members may not have more than $1,000,000 in committed bids plus the amount outstanding on their previously purchased

Notes. A corporate lender member may not have more than $1,000,000 in committed bids plus the amount outstanding on its previously purchased

Notes.

         We will seek to register the offer and sale of our Notes in all 50

U.S. states and Washington, DC. We expect that certain states will impose minimum financial suitability standards and maximum investment limits for lender members who are residents of those states. If this occurs, we will set forth these requirements in a supplement to this prospectus. Under the Lender Member Registration and Note Purchase Agreement, lender members are required to represent and warrant that they satisfy the applicable minimum financial suitability standards and maximum investment limits of the state in which they reside. Lender members who fail to satisfy any such requirements will not be permitted to purchase

Notes.

Description of the Notes, Indenture and other Material Agreements

 General

        The Notes will be issued in series under an indenture to be entered into between InvestP2P.com and a qualified trustee to be selected in the future. Each series of Notes will correspond to one borrower loan and payments on that series will depend on payments that InvestP2P.com receives on the corresponding borrower loan. All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes of each series will have a stated interest rate that is the same as the interest rate on the corresponding borrower loan and an aggregate stated

principal amount equal to the sum of all lender member purchase commitments for the Notes, the proceeds of which have been designated by the lender members to facilitate the funding of the corresponding borrower loan.

       Notwithstanding the foregoing, InvestP2P.com has no obligation to make any payments on the Notes unless, and then only to the extent that,

we have received payments on the corresponding borrower loan. The

Notes will also be subject to full or partial prepayment without penalty. If a borrower or co-borrower member fails to repay a loan, this will not be considered a default under the terms of the Notes.

        The indenture will not limit the aggregate principal amount of

Notes that InvestP2P.com can issue under the indenture, but each series of

Notes will be effectively limited to a maximum principal amount of

$50,000, which is the maximum allowable principal for a borrower loan at this time. If in the future we change the maximum allowable principal for borrower loans, then the maximum aggregate principal amount of Notes per series will also increase. The aggregate principal amount of Notes of each series will equal the aggregate amount of funds designated by lender members to fund the corresponding borrower loan for that series. When

InvestP2P.com acts as a lender member on the platform and funds some or all of a borrower loan, no Notes will be issued to the Company.

         We will use all proceeds we receive from purchases of the Notes to fund borrower loans, or to purchase such loans from a national lending institution to be selected in the future, which will, if such a relationship is established, be the originator for all borrower loans.

Maturity

    Notes of each series will have an initial maturity of 12, 24, 36, 48,

or 60 months, plus 4 business days, which is four business days longer than the term of the corresponding borrower loan. The four business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrower members. If there are amounts owing to InvestP2P.com in respect of the corresponding borrower loan at the initial maturity of a Note, the term of the Note will be automatically extended by one year, which we refer to as the "final maturity," to allow the holder to receive any payments that InvestP2P.com receives on the corresponding borrower loan after the maturity of the corresponding borrower loan. Following the final maturity of a Note, the holder of that

Note will have no rights to receive any further payments from

InvestP2P.com with respect to that Note.

Ranking

        The Notes will be unsecured special, limited obligations of

InvestP2P.com, and will not be contractually senior or contractually subordinated to any other indebtedness of the Company. InvestP2P.com will be obligated to make payments on each Note in a series only if, and to the extent that, the Company receives principal, interest or late payment fees from the borrower or, if applicable, the co-borrower member on the corresponding borrower loan. Such borrower loan payments will be shared ratably among all holders of Notes in the series after deduction of

InvestP2P.com's servicing fees and any payments due to the Company on portions of the borrower loan funded by the Company in its capacity as a lender member on the platform. In the event of a bankruptcy or similar proceeding of InvestP2P.com, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of the Company with respect to payment from the proceeds of the borrower loan corresponding to that Note or other assets of InvestP2P.com is uncertain. If InvestP2P.com were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim against InvestP2P.com that may or may not be limited in recovery to the corresponding borrower loan payments.

       The indenture will not contain any provisions that would limit

InvestP2P.com's ability to incur indebtedness in addition to the Notes.

 Payments and Paying Agents

        Subject to the limitations described below under "Limitations on

Payments," InvestP2P.com will make payments of principal and interest on the Notes upon receiving Borrower Loan Payments (as defined below)

in respect of the corresponding borrower loan, in accordance with the payment schedule for each Note. Each Note will have a payment schedule providing for monthly payments over the term of the corresponding borrower loan. Payment dates for the Notes will fall four business days after the due date of each installment of principal and interest on the corresponding borrower loan. The extra four business days will allow us to ensure that there will be enough time for the transfer of funds under the

ACH rules to receive payments from borrower members.

        We request an ACH payment from borrower members on the day prior to the payment date on their borrower loan, and normally receive payment within four business days. Borrower loan payments arriving by

ACH transaction are first deposited into our clearing account, and are not distributed to the Pooled FBO account until the fourth day after the ACH payment was requested and the short return window for ACH funds has expired. Lender members can view all transactions into and out of their sub-accounts under the Pooled FBO account by looking at their lender member account statement on the InvestP2P.com website.

        The stated interest rate on each Note will be the same as the interest rate on the corresponding borrower loan. Interest will be computed and will accrue on the Note in the same way as on the corresponding borrower loan. The servicing fee described below will reduce the effective yield on the Notes below their stated interest rate.

        InvestP2P.com will be the initial paying agent for the Notes, and will make all required payments on each Note to the lender member account of the holder in whose name the Note is registered on the record date for the relevant payment date. The record date for each payment date shall be the second business day prior to the actual payment date. If a payment date falls on a date that is not a business day, then such payment will be made on the next succeeding business day.

       "Business day" means each Monday, Tuesday, Wednesday,

Thursday and Friday that is (1) not a day on which the Automated

Clearing House system operated by the U.S. Federal Reserve Bank (the

"ACH System") is closed and (2) not a day on which banking institutions in New York, New York are authorized or obligated to close.

Limitations on Payments

        Each holder of a Note's right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder's pro rata share of the Borrower Loan Net Payments, if any.

        For each series of Notes, the corresponding "Borrower Loan"

means a loan to an individual and/or business borrower member originated through the Company's platform on its website

www.InvestP2P.com.com or any successor website, but only to the extent such Borrower Loan has been financed with the proceeds of the Notes.

For the purposes of clarification, a Borrower Loan shall not include any portion of an individual and/or business borrower member loan originated through the Company's platform that has been financed by the Company from other sources of funding.

       For each series of Notes, " Borrower Loan Net Payments" means the amounts, if any, equal to the Borrower Loan Payments that

InvestP2P.com receives on the corresponding borrower loan net of Other

Payments and Charges.

        "Borrower Loan Payments" for each series of Notes means all amounts received by InvestP2P.com, and not reversed through the ACH

System or by virtue of checks returned unpaid due to insufficient funds or for other reasons, in connection with the repayment of the corresponding borrower loan, including without limitation, all payments or prepayments of principal and interest, any late fees on borrower loans and any amounts received by InvestP2P.com upon collection efforts with respect to the corresponding borrower loan.

        For each series of Notes, "Other Payments and Charges" means

(i) any Failed Payments Fees or fees charged to the borrower for making payments in a manner other than as provided in the Borrower Loan, which are received by the Company, a third-party servicer or collection agency in respect of such Borrower Loan, and (2) attorneys' fees or any collection fees imposed in connection with collection efforts on a delinquent

Borrower Loan by the Company, a third-party servicer or collection agency, other than late payment fees specifically included in Borrower

Loan Payments.

       The "Servicing Fee" charged by InvestP2P.com to holders of

Notes for managing borrower member repayments on the corresponding borrower loans is an amount equal to an annualized rate, accruing daily, of

1.0% of the outstanding principal balance of the borrower loan.

        The "Failed Payment Fee" is a $15 fee, or a lesser amount as permitted by law, that is charged by InvestP2P.com when our payment request is denied for any reason, including but not limited to, insufficient funds in the borrower member's bank account or the closing of that bank account.

        To the extent that we do not receive the Borrower Loan Payments that are expected on a borrower loan, no payments will be made on the

Notes corresponding to that loan, and a holder of a Note will not have any rights against InvestP2P.com or the borrower member in respect of the

Note or the borrower loan corresponding to the Note.

Prepayments

        To the extent that a borrower or co-borrower member prepays a borrower loan, such prepayment amount will be a Borrower Loan

Payment and holders of corresponding Notes will be entitled to receive pro rata shares of the prepayment, net of our Servicing Fee. If borrower loans are partially prepaid, InvestP2P.com will recalculate the anticipated amortization schedules for the Notes corresponding to those borrower loans over the remainder of their term, and revised estimates of monthly payments that are expected to be received over such term will be made available to holders of those Notes.

 Mandatory Redemption

        Upon the occurrence of a confirmed identity fraud incident with respect to a borrower loan, InvestP2P.com will redeem all of the Notes of the series corresponding to such borrower loan for 100 percent of the outstanding principal amount of such Notes. An "identity fraud incident"

means that the corresponding borrower loan was obtained as a result of verifiable identity theft or fraud on the part of the purported borrower or co-borrower member. We may, in our discretion, require proof of the identity theft or fraud, such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the borrower loan.

 Servicing Covenant

        InvestP2P.com is obligated to use commercially reasonable efforts to service and collect the borrower loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the borrower loans. If we refer a delinquent borrower loan to a collection agency or to our in-house collections department on the 31st day of its delinquency, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. Furthermore, InvestP2P.com may, at any time, and subject to our servicing covenant, amend or waive any term of a borrower loan, and may transfer, sell or cancel any borrower loan that is more than 120 days delinquent without the consent of any holder of any Notes of the series corresponding to such borrower loan. In the event that InvestP2P.com undertakes such a modification, waiver,

transfer, sale or cancellation, the Company will notify the relevant lender members by email, and the impact of such action will be reflected in the lender member's account.

         In servicing borrower loans we may, in our discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors. InvestP2P.com is obligated to use commercially reasonable efforts to service and collect the borrower loans in accordance with prudent industry standards for loans of the same general type and character. Any modification or restructuring of borrower payment terms must be done in compliance with this servicing standard,

which means that the servicer must make a reasonable and prudent determination that any such modification is not materially adverse to the interests of the Note holders. The modifications contemplated by this servicing provision would be in situations, common to loan servicing industry practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the loan or filing for bankruptcy. From the lender member's perspective, such modifications would only be employed in situations where a greater loss would be avoided.

        InvestP2P.com will also be obligated to use commercially

reasonable efforts to maintain backup servicing arrangements providing for the servicing of the borrower loans.

        The indenture contains no financial covenants or other covenants limiting our operations or activities, including the incurrence of indebtedness.

     Notification Requirements

           We agree in our Lender Member Registration and Note Purchase

    Agreement to notify lender members within 90 days after becoming aware that we have breached our representations and warranties under the agreement, and to notify them that we have elected to cure the breach or repurchase the applicable Note. Lender members are kept apprised of the delinquency status of borrower loans by identifying delinquent loans on the InvestP2P.com website as "Late 30+," "Late 60+," "Late 90+," and

    "Defaulted." A loan is considered to have defaulted when it is more than

    120 days late. Loans that are up-to-date in payments are identified as

    "Current." Lender members are able to monitor the borrower loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

         In the event of default with respect to the Notes of any series, if known to the trustee, the trustee is required to notify each Note holder who is the subject of a default within 90 days after it occurs. The trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes of such series, except for defaults caused by

 InvestP2P.com's failure to make principal and interest payments when required.

            In addition, as required by Section 313(a) of the TIA, within 60 days after each May 15, beginning with the May 15 following the date of this indenture, the trustee shall mail or transmit electronically to each

    Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a).

     Consolidation, Merger, Sale of Assets

       The indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

 the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture;

    immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent relating to such transaction have been complied with.

 Denominations, Form and Registration

        Notes may be issued in denominations between $0.01 and

$50,000, at increments of $0.01. The Notes will be issued only in registered form and only in electronic form. This means that each Note will be stored on our Internet-based platform. Note purchasers can view a record of their Notes and the form of the Notes online and can print copies for their records by visiting their secure, password-protected webpage in the "My InvestP2P.com" section of our website. We will not issue certificates for the Notes. Lender member will be required to hold their

Notes through our electronic Note register.

        The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes. We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

       We and the trustee will treat the lender members in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

 Restrictions on Transfer

         The Notes will not be listed on any securities exchange. All Notes must be held by InvestP2P.com lender members. The Notes will not be transferable except through the Note trading platform operated by a registered broker-dealer to be selected in the future. Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that we approve as a resale trading system,

and (2) the Note has been presented by the registered holder to us or our agent for registration of transfer. The registrar for the Notes, which initially will be us, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading platform or except as required by applicable law or court order. There can be no assurance,

however, that a market for Notes will develop on the trading system, or that the system will continue to operate. Therefore, lender members must be prepared to hold their Notes to maturity. See "About the Lending

Platform" for more information.

 No Sinking Fund

       The Notes are fully amortizing and will not have the benefit of a sinking fund.

 Events of Default

        Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

    failure by InvestP2P.com to make required payments on the Notes for 30 days after the applicable due date;

failure by InvestP2P.com to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the Trustee or holders of 25 percent of the outstanding principal amount of the debt securities of all series for which such default exists as provided in the indenture, subject to an additional 90 day cure period; or

    specified events relating to InvestP2P.com's bankruptcy, insolvency or reorganization.

            It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower member does not make payments on a borrower loan corresponding to a series of Notes. In that case, we are not required to make payments on the Notes, so no default occurs. See "Risk Factors Payments on the Notes depend entirely on payments that InvestP2P.com receives on corresponding borrower loans," for more information. An event of default with respect to one series of Notes is not automatically an event of default for any other series.

            If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

            The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all such Notes waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is waived it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

       A holder of any Note of any series may not institute a suit against us for enforcement of such holder's rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

    the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing;

    the holders of at least 25 percent in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy;

such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the trustee;

    the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

  the holders of a majority in aggregate principal amount of the outstanding

  Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

        The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

     Satisfaction and Discharge of the Indenture

        The indenture will generally cease to be of any further effect with respect to a series of Notes if:

all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

  all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those

  Notes;

if in either case, we also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers' certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

        The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

     Governing Law

           The indenture and the Notes will be governed by the laws of the

  State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

  Information Concerning the Trustee

        InvestP2P.com will select a qualified trustee to serve as the trustee under the indenture. If and when the trustee becomes a creditor of ours,

the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Lender Member Registration and Note Purchase Agreement

        When a lender member registers on the platform, he or she enters into a Lender Member Registration and Note Purchase Agreement with us that governs the lender member's activities on the platform and purchases of Notes from InvestP2P.com. Under the Agreement, we provide the lender member the opportunity to review borrower loan requests posted on the platform, to purchase Notes and to instruct us to use the proceeds from the sale of each Note to fund a specific borrower loan that the lender member has designated.

        In order to purchase Notes under the Agreement, the lender member must commit to purchase a Note prior to the origination of the corresponding borrower loan. The commitment to purchase a Note is evidenced by the lender member submitting an offer on a borrower loan request posting. At the time the lender member commits to purchase a

Note, the lender member must have sufficient funds in his or her

InvestP2P.com account to complete the purchase, and the lender member will not have access to those funds after making the purchase commitment until such time as the loan request expires or is canceled. Once the lender member makes a purchase commitment on a borrower loan, it is irrevocable. If the borrower loan is not originated, we will inform the lender member and release him or her from the purchase commitment.

When lender members are released from their previous purchase commitments, their funds will again be available for commitment on other borrower loans, or for withdrawal from their InvestP2P.com accounts.

        The agreement describes our limited obligation to redeem Notes in cases of verifiable identity fraud, which is described above. The lender member agrees that in such circumstances, the lender member will have no rights with respect to any such Notes except the crediting of the unpaid principal amount of the Notes to the lender member's account.

       The lender member agrees that he or she has no right to make any attempt, directly or through any third party, to take any action to collect from the borrower or co-borrower members on their Notes or on the corresponding borrower loans.

        The lender member acknowledges that the Notes are intended to be debt securities issued by InvestP2P.com with original issue discount

(OID) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting,

or other purposes, unless required by law. The lender member also acknowledges that the Notes will be subject to the OID rules of the

Internal Revenue Code of 1986, as amended, as described under "Material

U.S. Federal Income Tax Considerations Taxation of Payments on the

Notes."

    Representations and Warranties

           The Agreement describes the limitations on payments on the

    Notes, and the lender member acknowledges that:

 payment on the Notes, if any, depends entirely on the receipt of payments by InvestP2P.com in respect of the corresponding borrower loan;

 InvestP2P.com does not warrant or guarantee in any manner that the lender member will receive all or any portion of the principal or interest he or she expects to receive on any Note or realize any particular or expected rate of return;

    the amount received on a lender member's Note, if any, is specifically restricted to payments made by InvestP2P.com equal to the lender member's pro rata share of the payments made by the borrower or co-

    borrower member under the corresponding borrower loan, net of servicing fees;

    we do not make any representations as to a borrower or co-borrower member's ability to pay and do not act as a guarantor of any corresponding borrower loan payment or payments by any borrower member;

    InvestP2P.com is not acting as their agent, fiduciary, or in any other capacity that would create such a relationship and that InvestP2P.com does not assume an advisory or fiduciary responsibility in their favor in connection with the purchase and sale of Notes.

    Under the Agreement, the lender member represents and warrants to

    InvestP2P.com that:

    the lender member has not made a decision in connection with any loan requests on our platform on any prohibited basis set forth in the Equal

    Credit Opportunity Act and Regulation B or any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination;

the lender member meets minimum financial suitability standards and maximum investment limits established for the lending platform and for the Note trading platform (if one is established), as then in effect, or as set forth in a supplement to this prospectus for residents of the state in which the lender member resides and agrees to provide us with any additional documentation as we may require to verify such compliance;

    the lender member has received the prospectus and the indenture,

    including the form Note;

    the lender member has the legal competence and capacity, or corporate power and authority, to execute and perform the Lender Member

    Registration and Note Purchase Agreement and that it has been duly authorized, executed and delivered;

    the lender member has complied in all material respects with applicable federal, state and local laws in connection with the lender member's execution and performance of his or her obligations under the Lender

    Member Registration and Note Purchase Agreement;

if a legal entity, that the execution and performance of the Lender Member

Registration and Note Purchase Agreement does not violate any provision of its charter documents; and if a legal entity, that the execution and performance of the Lender Member Registration and Note Purchase

Agreement will not constitute or result in a breach or default under, or conflict with, any legal requirement or any agreement to which the lender member is bound.

Under the agreement, InvestP2P.com represents and warrants to the lender member that:

    we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the Note;

the Note has been duly authorized and, following payment of the purchase price by the lender member and electronic execution, authentication and delivery, the Note will constitute a valid and binding obligation of

InvestP2P.com enforceable against InvestP2P.com in accordance with its terms, except as the enforcement of the Note may be limited by applicable bankruptcy, insolvency or similar laws;

InvestP2P.com has made commercially reasonable efforts to authenticate and verify the identity of the borrower and, if applicable, the co-borrower member obligated on the borrower loan that corresponds to the Note.

        We also represent and warrant to the lender member that in the event of a material default under a Note that is the result of verifiable identity theft of the named borrower or co-borrower member's identity,

determined in our sole discretion, that we will repurchase the Note by crediting the lender member's InvestP2P.com account with the remaining unpaid principal balance of the Note. The lender member agrees that in such circumstances the lender member will have no rights with respect to any such Notes except the crediting of the remaining principal balance of the Note to the lender member's account.

    In addition, we represent and warrant to the lender member, as of the date of the Agreement and the date a commitment to purchase a Note is made, that:

   we are a duly organized and validly existing corporation in good standing under the laws of Delaware and have corporate power to enter into and perform our obligations under the agreement;

    the agreement has been duly authorized, executed and delivered by

    InvestP2P.com;

   the Indenture has been duly authorized by InvestP2P.com and qualified under the Trust Indenture Act of 1939 and constitutes a valid and binding agreement of InvestP2P.com, enforceable against InvestP2P.com in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws.

    Remedies

          If we breach any of our representations and warranties and such a breach materially and adversely affects a lender member's interest in a

   Note, we agree to:

   cure the breach, if the breach is susceptible to cure,

   repurchase the Note, or

  indemnify and hold the lender member harmless against all losses

  (including losses resulting from the nonpayment of the Note), damages,

  expenses, legal fees, costs and judgments resulting from any claim,

  demand or defense arising as a result of the breach.

     We will determine, in our sole discretion, if a breach is susceptible to cure, whether we will cure such breach, repurchase the Note or indemnify the lender member with respect to the Note. If we elect to repurchase a Note, we

will pay the lender member an amount equal to the remaining outstanding principal balance of the Note as of the date of repurchase. Upon any repurchase, the Note is transferred and assigned to InvestP2P.com, without recourse, and we are authorized to execute any endorsements or assignments necessary to effectuate the transfer and assignment of the

Note on behalf of the lender member.

        We will notify a lender member within 90 days after we become aware that we have breached our representations and warranties under the

Agreement, at which time we will notify the lender member if we have elected to cure the breach or repurchase the Note.

     We are not obligated to repurchase a Note from a lender member if his or her investment is not realized in whole or in part due to fraud (other than verifiable identity theft) in connection with a loan request posting or due to false or inaccurate statements or omissions of fact in a borrower member's posting, whether in credit data, personal or professional affiliations, borrower and co-borrower representations, user recommendations or similar indicia of borrower member intent and ability to repay the corresponding borrower loans.

Servicing

         The Agreement provides that we will use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards customary for loans of the same general type and character as the InvestP2P.com borrower loans. Referral of a delinquent borrower loan to a collection agency, or the Company's in-house collections department, on the 31st day of its delinquency shall be deemed to constitute commercially reasonable servicing and collection efforts. The

Company and any third-party servicer of a borrower loan shall have the right, at any time and from time to time and subject to our servicing standard, to change the stated maturity of the principal of, or any installment of principal or interest on, any borrower loan, or reduce the principal amount thereof or the rate of interest thereon or change the place and manner of making payments on a borrower loan, or amend or waive any term of such borrower loan, or write off and cancel any borrower loan that is more than 120 days delinquent without the consent of any holder of

Notes corresponding to such borrower loan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion sets forth the material U.S. federal income tax considerations generally applicable to our lender members who purchase Notes. This discussion is based on the U.S. Internal

Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), administrative pronouncements of the U.S. Internal Revenue Service ("IRS") and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S.

federal income tax consequences described below.

        This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular lender member's circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the

Notes. This discussion applies only to lender members who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to lender members that may be subject to special tax rules, such as:

    securities dealers or brokers, or traders in securities electing mark-to-

    market treatment;

    banks, thrifts, or other financial institutions;

    insurance companies;

    regulated investment companies or real estate investment trusts;

    tax-exempt organizations;

    persons holding Notes as part of a "straddle," "hedge," "synthetic security" or "conversion transaction" for U.S. federal income tax purposes, or as part of some other integrated investment;

    partnerships or other pass-through entities;

    persons subject to the alternative minimum tax;

    certain former citizens or residents of the United States;

    non-U.S. Holders (as defined below); or

    "U.S. Holders" (as defined below) whose functional currency is not the

    U.S. dollar.

     As used herein, a "U.S. Holder" is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S.

federal income tax regardless of its source, or (iv) a trust if (A) a United

States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or

(B) it has a valid election in place to be treated as a U.S. person. A "Non-

U.S. Holder" is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

        If a partnership (or other entity treated as a partnership for U.S.

federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase,

ownership and disposition of the Notes by the partnership.

     THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL

INCOME TAX CONSIDERATIONS OF THE PURCHASE,

OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT

INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE,

LEGAL OR TAX ADVICE TO ANY PARTICULAR

PERSON. ACCORDINGLY, ALL PROSPECTIVE LENDER

MEMBERS ARE URGED TO CONSULT THEIR OWN TAX

ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE,

LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE

PURCHASE, OWNERSHIP AND DISPOSITION OF THE

NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

 Tax Classification of the Notes

         No statutory provisions, regulations, published rulings, or judicial decisions directly address the question of how the Notes, or instruments similar to the Notes, should be characterized for U.S. federal income tax purposes. While the matter is not free from doubt, InvestP2P.com intends to treat the Notes as debt securities of InvestP2P.com that have original issue discount, or OID, for U.S. federal income tax purposes. Where required, InvestP2P.com intends to file information returns with the IRS in accordance with such treatment, unless there is any change or clarification in the law, by regulation or otherwise, that requires a differing characterization of the Notes. The IRS is not bound by InvestP2P.com's characterization of the Notes, and the IRS or a court could take differing positions on the proper characterization of the Notes. For example, the

IRS could determine that, in substance, each holder of a Note owns a proportionate interest in the corresponding borrower loan for U.S. federal income tax purposes, or the IRS could treat the Notes as financial instruments other than debt securities, such as, for example, equity interests or derivative financial instruments.

        Any differing characterization could significantly affect the amount, timing, and character of income, gain, or loss recognized in respect of a Note. For example, if the Notes are treated as equity of

InvestP2P.com, (i) the Company would be subject to U.S. federal income tax on income, including interest, accrued on the borrower loans but would not be entitled to deduct interest or OID on the Notes, and

(ii) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of InvestP2P.com's earnings and profits as computed for U.S.

federal income tax purposes. Such a characterization may significantly reduce the amount available to pay interest on the Notes.

       Accordingly, prospective purchasers of Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes,

including any potential differing treatments of such Notes.

      The following discussion is based on the assumption that each

Note will be treated as a debt security of InvestP2P.com that will have

OID for U.S. federal income tax purposes.

 Taxation of Payments on the Notes

       Holders of Notes will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues

(which may be in advance of interest payments being made on the Notes),

regardless of the holder's regular tax accounting method.

         A U.S. Holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S.

Holder's regular method of tax accounting. If a Note is paid in accordance with its payment schedule, the amount of the OID includible in income by a U.S. Holder is anticipated to be based on the yield of the Note determined net of the 1.0% servicing fee, as described below, which yield will be lower than the stated interest rate on the Note. As a result, the holder will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note. On the other hand, if a payment on a Note is not made in accordance with such payment schedule, for example because the borrower member did not make timely payment in respect of the corresponding borrower loan, a

U.S. Holder will be required to include such amount of OID in taxable income as interest even though such interest has not been paid.

        The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated

payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions,

the potential difference in the timing of the payment is insignificant.

        The Notes provide for one or more alternative payment schedules because InvestP2P.com is obligated to make payments on a Note only to the extent that InvestP2P.com receives payments on the corresponding borrower loan. The payment schedule for each Note provides for payments of principal and interest (net of the 1.0% servicing fee) on the

Note in accordance with the payment schedule for the corresponding borrower loan. In addition to scheduled payments, InvestP2P.com will prepay a Note to the extent that a borrower member prepays the borrower loan corresponding to the Note, and late fees collected on the borrower loan corresponding to a Note will be paid to the holders of the

Note. Notwithstanding such contingencies, InvestP2P.com has determined to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because InvestP2P.com believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment, or late payment by the borrower member on the borrower loan corresponding to such Note will be remote or incidental. If in the future InvestP2P.com determines that the previous sentence does not apply to a Note,

InvestP2P.com anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and shall so notify U.S. Holders of the Note.

        InvestP2P.com's determination is not binding on the IRS. If the

IRS determines that the Notes are "contingent payment debt instruments"

due to the contingencies described above (or in the future, if

InvestP2P.com so concludes with respect to a series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a holder (i) to accrue interest income based on a projected payment schedule and comparable yield,

which may be higher or lower than the stated interest rate on the Notes,

and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt

instrument. This discussion assumes that the Notes are not subject to the contingent payment debt instrument rules.

        The OID on a Note will equal the excess of the Note's "stated

redemption price at maturity" over its "issue price." The stated

redemption price at maturity of a Note includes all payments of principal and stated interest on the Note (net of the 1.0% servicing fee) under the payment schedule of the Note. The issue price of the Notes will equal the principal amount of the Notes.

        The amount of OID includible in a U.S. Holder's income for a taxable year is the sum of the "daily portions" of OID with respect to the

Note for each day during the taxable year in which the holder held the

Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note's adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). InvestP2P.com intends to use 30-day accrual periods. The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note (net of the

1.0% servicing fee). A Note's yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the 1.0% servicing fee) under the payment schedule of the Note, produces an amount equal to the issue price of such note.

       Cash payments of interest and principal (net of the 1.0% servicing fee) under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

 Sale, Retirement or Other Taxable Disposition of Notes

         Upon the sale, retirement or other taxable disposition of a Note, a

U.S. Holder generally will recognize gain or loss equal to the difference,

if any, between the amount realized upon the sale, retirement or other taxable disposition and the U.S. Holder's adjusted tax basis in the Note. In general, the U.S. Holder's adjusted tax basis of the Note will equal the

U.S. Holder's cost for the Note, increased by the OID and market discount previously included in gross income by the holder, as discussed below,

and reduced by any payments previously received by the holder in respect of the Note.

        Except as described below with respect to any Note acquired at a market discount or, as discussed above, treated as a contingent payment debt instrument, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition, such Note has been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate

U.S. Holders, including individuals, are eligible for preferential rates of

U.S. federal income taxation in respect of long-term capital gains. The deduct-ability of capital losses is subject to limitations under the Code.

 Prepayments

        As discussed above, InvestP2P.com will prepay a Note to the extent that a borrower member prepays the borrower loan corresponding to the Note. If InvestP2P.com prepays a Note in full, the Note will be treated as retired, and, as described above, a U.S. Holder generally will have gain or loss equal to the difference, if any, between the amount realized upon the retirement and the U.S. Holder's adjusted tax basis in the Note. If InvestP2P.com prepays a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, holder's adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the

Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.

 Market Discount

        If a U.S. Holder purchases a Note on the trading platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules,

a U.S. Holder generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale,

retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by the U.S. Holder. Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless the U.S. Holder elects to accrue market discount on a constant yield basis. In addition, a U.S. Holder may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred or continued to purchase or carry such Note.

        A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method,

in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Lender members should consult their own tax advisors before making this election.

 Acquisition Premium

        If a U.S. Holder purchases a Note on the trading platform for an amount greater than the Note's adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium. For a Note acquired with an acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

       If a U.S. Holder purchases a Note on the trading platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, the U.S. Holder will not be required to include OID in income with respect to the Note.

 Late Payments

        As discussed above, late fees collected on InvestP2P.com borrower loans corresponding to the Notes will be paid to the holders of the

Notes. InvestP2P.com anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to a U.S. Holder of

Notes should be taxable as ordinary income at the time such fees are paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

 Nonpayment of Borrower Loans Corresponding to the Notes

Automatic Extension

        In the event that InvestP2P.com does not make scheduled

payments on a Note as a result of nonpayment by a borrower member on the borrower loan corresponding to the Note, a U.S. Holder must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension, the final maturity date, except as described below. Solely for purposes of the OID rules, the

Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note's adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower member, InvestP2P.com may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower member on the borrower loan corresponding to such Note will be remote or

incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules. In addition, in the event that a Note's maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower member on the borrower loan corresponding to the Note, the Note likely will be treated as reissued and become subject to the contingent payment debt instrument rules. As discussed above, contingent payment debt instruments are subject to special rules. If InvestP2P.com determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify the U.S. Holders and provide the projected payment schedule and comparable yield.

        If collection on a Note becomes doubtful, a U.S. Holder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Holder may stop accruing OID if scheduled payments on a Note are not made. U.S. Holders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

 Losses as a Result of Worthlessness

        In the event that a Note becomes wholly worthless, a non-

corporate U.S. Holder who did not acquire the Note as part of the holder's trade or business generally should be entitled to deduct the holder's adjusted tax basis in the Note as a short-term capital loss in the taxable year the Note becomes wholly worthless. The portion of the U.S. Holder's adjusted tax basis attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, corporate U.S. Holders and other U.S. Holders that acquired Notes as part of a trade or business generally are entitled to deduct as an ordinary loss any loss sustained during the taxable year on account of a Note becoming wholly or partially worthless. U.S. Holders should consult their own tax advisors regarding the character and timing of losses attributable to Notes that become worthless in whole or in part.

    Backup Withholding and Information Reporting

     In general, InvestP2P.com will have to report to non-corporate holders of the Notes and the IRS, under applicable information reporting requirements, payments of principal and interest, the accrual of OID, and payments with respect to proceeds from a sale, retirement or other taxable disposition of a Note. In addition, a non-corporate U.S. Holder may be subject to backup withholding (currently set at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided that certain required information is furnished to the

IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of relevant exemptions, and the procedure for obtaining such exemptions, if applicable.

    BUSINESS

    Overview

            InvestP2P.com, Inc. is the operator of an Internet-based peer-to-

    peer lending platform. The platform is described in more detail in this prospectus under the section titled "About the Lending Platform." Our platform provides a number of benefits to our borrower members. We believe the key features of the InvestP2P.com experience are the following:

    More loans available to start-ups than those available from traditional banks;

    24-hour online availability to initiate requests for loans;

    Convenient, electronic payment processing; and

    Amortizing, fixed rate loans, which represent a more responsible way for consumer and businesses to borrow than revolving credit facilities.

     Business Strengths

           We believe that the following business strengths differentiate us from competitors and are key to our success:

    New business means growth. We believe that our platform will attract borrowers with high credit scores, but it was also developed for use by those with poor or no credit scores. We provide these borrowers with a new credit channel and we equip them with tools, such as the co-borrower feature, to enhance their loan requests.

    Information verification options. Our MVP Verification service allows borrower members, if they so choose, to undergo a verification process regarding their employment, financial and other information that is not currently available on other peer-to-peer lending platforms. Such additional verification is another way for borrower members to draw interest to their loan requests from our lender members.

More opportunity and greater confidence. Because we allow borrowers from across the credit spectrum to post loan requests on the platform, we are providing our lender members with an opportunity to diversify their investment by purchasing Notes with varying risk and return

characteristics. Co-borrower and MVP Verification loans should also provide these lender members with greater confidence (though no guarantee) that loans will be repaid, and may help reduce delinquency and default rates in comparison to some of our competitors.

    Corporate History

           United Power and Media, Inc. was incorporated in Delaware on

    September 11, 2009. Our headquarters is located at 510 Market Loop,

    Suite 102, W. Dundee, IL 60118, and our telephone number is (847) 586-

    3880.

    Marketing

    Our marketing efforts are designed to attract members to our website, to have them register as borrower or lender members and to have them utilize the platform for borrowing money and investing in Notes. We believe that

there are significant opportunities to increase the number of members who use our platform through additional marketing initiatives. We employ a combination of paid and unpaid marketing and public relations sources to build the InvestP2P.com brand and the visibility of our platform. We are constantly seeking new methods to reach more potential InvestP2P.com members.

    We attract members in a variety of ways, including offline and online advertising, search engine optimization, online social media tools and word-of-mouth referrals. We have been featured in a variety of media outlets, including online and print media. We have also participated in interviews and trade events to promote InvestP2P.com.

    We continuously measure the conversion rate at which visitors to our website become InvestP2P.com members. We test graphics, layout and other design alternatives in order to improve this conversion rate. We carefully analyze visitor website usage to understand and overcome barriers to conversion. We also seek to respond to member needs whenever possible, and adjust the website accordingly to ensure maximum ease of use.

    Technology

    The proprietary application software that makes up

InvestP2P.com's web platform was designed by and is wholly owned by

InvestP2P.com, Inc. We will lease all of the hardware deployed in support of our platform. We will continuously monitor the performance and availability of our platform.

    We will in the future enter into a back-up servicing agreement with a loan servicing company who is willing and able to transition servicing responsibilities in the event we can no longer do so. The third party will be a financial services company that has extensive experience and knowledge entering into successor loan servicing agreements. The third party will provide monthly investor reports on our loan servicing activity that will be available to all registered members.

      Engineering

    We have made substantial investment in software and website development and we expect to increase the level of this investment as part of our strategy to continually improve the InvestP2P.com platform. In addition to developing new products and features and maintaining active online deployment of our platform, our engineering team also performs technical competitive analysis as well as systematic product usability testing.

    Competition

   The market for online peer-to-peer lending is competitive and rapidly evolving. We believe the following are the principal competitive factors in the peer-to-peer lending market:

    costs to users;

    website attractiveness;

    user experience, including borrower loan funding rates and lender member returns;

    branding; and

    ease of use.

    Our direct competitors in the peer-to-peer lending sector include

Lending Club, Loanio, and Prosper. There are also a number of other peer-

to-peer finance companies that utilize different business models that have entered the market, including Virgin Money and Pertuity Direct. We also face competition from more traditional banking and financial institutions,

such as Citibank, Wells Fargo, JP Morgan Chase, and Bank of America, as

well as smaller independent lending operators. In addition, pay-day lending, merchant cash advances and other similar products are viewed as other forms of competition.

    There is also the possibility that a major web property or technology company such as eBay, Google, Yahoo! or Microsoft could enter the peer-to-peer lending space by building its own platform or acquiring an existing competitor. These companies may have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion,

sale and support of their Internet-based platforms. These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. These potential competitors may have more extensive potential borrower bases than we do. In addition, these potential competitors may have longer operating histories and greater name recognition than we do. Moreover, if one or more of our competitors were to merge or partner with another of our competitors or a new market entrant, the change in the competitive landscape could adversely affect our ability to compete effectively.

    Intellectual Property

    Our intellectual property rights are important to our business. We rely on a combination of copyright, trade secret, trademark, patent and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. We have filed a patent application in respect of our system.

    Although the protection afforded by copyright, trade secret,

trademark and patent law, written agreements and common law may provide some advantages, we believe that the following factors help us to maintain a competitive advantage:

    the technological skills of our software and website development personnel;

    frequent enhancements to our platform;

    high levels of member satisfaction; and

    our unique features and services available to our members, such as co-

    borrower loans and MVP Verification.

    Our competitors may develop products that are similar to our technology, and our legal agreements may be copied directly from our website by others. We enter into confidentiality and other written agreements with our employees, consultants and other third-party partners and service providers, and through these and other written agreements, we attempt to control access to and distribution of our software,

documentation and other proprietary technology and information. Despite our efforts to protect our proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a product with the same functionality as our own. Policing all unauthorized use of our intellectual property rights is nearly impossible. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriations of our technology or intellectual property rights.

    We have built our own software, and also rely on the software of certain third parties, to process electronic cash movements, record book entries and calculate cash balances in our members' accounts. If we were to lose the right to use any of this third-party software or if their or our software malfunctions, our ability to process and record payments could be impaired until we can find another service provider or repair the software then in use.

    Personnel

           As of October 1, 2009, we had no staff members. All business functions are handled by the founders Wayne and Mark Kanter

    Facilities

    Our corporate headquarters, including our principal administrative,

marketing, and customer service functions, is located in W. Dundee, IL,

where we occupy an office suite. We believe that our existing facilities are adequate for our current needs, but expect that as we grow and add employees to our team and new infrastructure to our company that we will be able to acquire additional office space on commercially reasonable terms.

    Legal Proceedings

    We are not currently subject to any material legal proceedings.

However, one of our competitors, Prosper Marketplace, is currently facing a class-action lawsuit for its alleged violation of federal and state securities laws, and in November 2008 reached settlements with the SEC and the North American Securities Administrators Association (NASAA)

regarding its sales of unregistered securities between January 2006 and

October 2008. We believe the possibility is remote that we will become subject to similar actions in the future, including with regard to the SEC,

NASAA or potential class action lawsuits brought by our lender members.

If any action is taken against us or if suits are brought, we may be subject to fines in amounts that cannot be determined at this time, and/or we may have to rescind our sales of promissory notes to lender members in full or compensate them for losses.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

       You should read the following discussion in conjunction with our financial statements and the related notes elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

         InvestP2P.com operates a peer-to-peer lending platform where individual and/or business borrower members can borrow money and individual or corporate lender members can purchase Notes, the proceeds of which enable the funding of designated loans to our borrower members.

When borrower members register on the platform and post a loan request,

they may be issued a InvestP2P.com credit grade based on a credit score obtained for them from Experian, a credit reporting company. Loan requests, if approved by InvestP2P.com, are posted on the website, and may contain the borrower's credit grade and other credit summary data,

certain self-reported financial information and an indication of whether or not the borrower has purchased our MVP Verification service or has a co-

borrower on their loan. Borrower loans are currently originated by

InvestP2P.com through the platform. In the event that we establish a relationship with a national lending institution in the future, the borrower loans will then be originated by the lending institution, and subsequently sold and assigned to InvestP2P.com, without recourse to the lending institution.

        Lender members are able to access the InvestP2P.com website to deposit funds electronically into a InvestP2P.com account, and then make a "declaration" on loan postings by indicating the dollar amount they are willing to commit to the loan and the minimum interest rate they are willing to receive. By offering on loan postings, lender members are committing to purchase a Note from InvestP2P.com that is equal in principal amount to the dollar value of their bid.

        Once funded, the borrower must request funds as needed from the lender members of the Note. The lender members will vote on the requisition and must have the necessary, previously disclosed, percentage of affirmative votes in order for the requisition to be allowed. Once approved, said funds will be sent to end user.

       United Power and Media, Inc. was incorporated in Delaware in

September 2009. As of the date of this prospectus, the company has been financed primarily with working capital provided by its Co-Founders

Mark Kanter and Wayne Kanter.

        We have no operating history and will incur net losses. We will earn revenue primarily from origination fees charged to borrower members and loan servicing fees charged to lender members, as well as from fees charged to borrower members for our MVP Verification service,

vendor registration, reporting opt-in fee, external vendor payment fees.

        Over time, we expect that the number of borrower and lender members using the platform, as well as the number of loan originations,

will increase. When we are able to accept new commitments from lender members on the platform, we will generate increased revenue from the fees charged to borrower and lender members.

  Our operating plan calls for a strategy of raising debt and/or equity financing to finance our operations and increase transaction volumes until we reach profitability and become cash-flow positive, which we do not expect to occur before 2012.

Critical Accounting Policies and Estimates

        This discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with generally accepted accounting principles. The preparation of our financial statements requires that we make assumptions, estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures.

InvestP2P.com management bases its estimates on historical experience and on various other factors we believe to be reasonable under the circumstances. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our consolidated financial statements included elsewhere in this prospectus.

 Revenue Recognition

        Revenues are derived primarily from borrower origination fees,

lender servicing fees and MVP Verification fees. Origination fees charged to borrower members are calculated as a percentage of the gross value of a borrower loan, and are 5.0%, or 1.5% for Family and Friend loans. The loan origination fee is included in the Annual Percentage Rate ("APR")

calculation provided to borrower members and is subtracted from the gross loan proceeds prior to disbursement of loan funds to borrower member trust accounts. A loan is considered funded when the Automated

Clearing House ("ACH") transaction has been initiated to a borrower member's trust account or our ip2pvitual account on behalf of the borrower.

       Revenues related to borrower origination fees are recognized in accordance with Statement of Financial Accounting Standards No. 91,

"Accounting for Non-refundable Fees and Costs" ("SFAS 91").

        Lender member servicing fees accrue daily at a 1.0% annual rate based on the outstanding principal balance of the borrower loan corresponding to the Notes. Lender member servicing fee revenue is recognized in accordance with Statement of Financial Accounting

Standards No. 156 , "Accounting for Servicing of Financial Assets, an

amendment of FASB Statement No. 140" ("SFAS 156"). These fees are calculated and recognized when the monthly payment is received from the borrower member. The servicing fee is charged on each repayment until the loan is either paid in full or becomes delinquent, goes on non-accrual status or is charged-off.

     MVP Verification fees are $100. The fees are charged when a borrower member selects the MVP Verification option and submits a loan request for posting on the lending platform, and are generally debited from borrower member bank accounts by ACH transfer at that time. These fees are recognized as they are earned.

 Servicing Rights

      InvestP2P.com accounts for its servicing rights under the fair value measurement method of reporting in accordance with Statement of

Financial Accounting Standards No. 156 , "Accounting for Servicing of

Financial Assets, an amendment of FASB Statement No. 140"

("SFAS 156"). Under the fair value method, InvestP2P.com measures servicing assets at fair value at each reporting date and reports changes in fair value in earnings in the period in which the changes occur.

       InvestP2P.com estimates the fair value of servicing rights using a discounted cash flow analysis of projected future expected cash flows that are based upon a set of valuation assumptions InvestP2P.com believes market participants would use for similar rights. The primary assumptions

InvestP2P.com uses for valuing its servicing rights include prepayment speeds, default rates, cost to service, profit margin, and discount rate. InvestP2P.com reviews these assumptions quarterly to ensure that they remain consistent with market conditions. Inaccurate assumptions in valuing the servicing rights could affect InvestP2P.com's results of operations.

Results of Operations

 Revenues

        Our business model is based on charging transaction fees to our borrower and lender members. Borrower members are charged an origination fee for the services we provide in arranging their loan and lender members pay a servicing fee for managing repayments on the loans and maintaining account portfolios. Borrower members are also charged for our MVP Verification services. We also charge failed payment fees to borrower members when, at the time of a scheduled payment on a loan,

they have insufficient funds in their bank account to initiate a transfer of funds. We also generate revenue from interest earned on cash and cash equivalents, vendor registration, reporting opt in, and external vendor payment.

       Borrower Member Origination Fees

        For the services we provide in arranging borrower loans, our borrower members pay a one-time transaction fee when their loans are originated. The fee is equal to the greater of $95 or a designated percentage of the gross value of the loan, which is 5.0%, or for F&F loans which are 1.5%.

        The fee is deducted from the gross value of the loan, and the net loan proceeds are sent to the borrower member's trust account. The fee is included in the APR calculation provided to the borrower member. We do not receive a borrower origination fee if a borrower member loan request does not close.

       MVP Verification Fees

       We charge borrower members a $100 fee if they purchase our

MVP Verification service. An additional $25 is added to the base fee for a co-borrower loan. The fees are charged when a borrower member purchases the MVP Verification service and submits a loan request for posting on the InvestP2P.com platform, and are generally debited from borrower bank accounts by ACH transfer.

       Borrower Member Failed Payment Fees

        Our procedures generally require the automatic debiting of borrower member bank accounts by ACH transfer, though we also allow payment by bank draft, subject to a 1.0% increase in the borrower member's loan origination fee. We charge a failed payment fee if, when a borrower's monthly repayment comes due, there are insufficient funds in the borrower's bank account, or if the account has been closed or otherwise suspended. We retain the entire amount of the failed payment fee, which is currently $15 per failed payment or a lesser amount as permitted by applicable law.

       Lender Member Servicing Fees

        Lender member servicing fees accrue daily at a 1.0% annual rate based on the outstanding principal balance of the borrower loan corresponding to the Notes. These fees are calculated and recognized when the monthly payment is received from the borrower member. A servicing fee is also charged before we pass borrower member late payment fees along to lender members. This fee is calculated as 1.0% of the late fee amount, which is the greater of 5.0% of the late payment amount, or $15, or a lesser amount as permitted by applicable law.

       Interest Income

       We will primarily hold our cash in checking and interest-bearing accounts.

 Operating Expenses

       Sales, Marketing and Customer Service Expense

        Sales, marketing and customer service expense consists primarily of marketing campaigns and trade shows, in addition to compensation related to customer service personnel.

       Engineering Expense

       Engineering expense consists primarily of costs related to the development and maintenance of the Company's Internet-based platform and costs related to web hosting services, hardware and software.

       General and Administrative Expense

        General and administrative expense consists primarily of costs related to professional services such as legal and accounting fees, fees paid to third-party service providers who support the operation of the

Company's web platform and compensation expense.

        We expect that general and administrative expenses will increase in absolute terms due to the planned investment in infrastructure to support our growth and the additional costs related to operating as an

SEC-reporting company, including the increased cost of compliance and audit fees resulting from required SEC filings. However, as a percentage of revenue, we expect general and administrative expenses to decline as we grow.

Liquidity and Capital Resources

        The financial statements included in this registration statement have been prepared assuming that the Company will continue as a going concern. However, the conditions discussed below raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

     Since its inception, the Company has financed its operations through debt and equity financing from various sources. The Company is dependent upon raising additional capital or debt financing to fund its current operating plan. Failure to obtain sufficient debt and equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect the Company's ability to achieve its business objectives and continue as a going concern.

Further, there can be no assurance as to the availability or terms of the required financing and capital.

    Cash provided by financing activities consisted primarily of funds advanced by Mark and Wayne Kanter.

       We have no committed external sources of funding. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our cash needs through public or private equity offerings or debt financing. Additional equity or debt financing may not be available on reasonable terms, if at all.

        Since our inception, inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Income Taxes

        InvestP2P.com has adopted the provisions of the Financial

Accounting Standards Board (FASB) issued Interpretation No. 48,

Accounting for Uncertainty in Income Taxes - an interpretation of FASB

Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income

Taxes and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination.

        Statement of Financial Accounting Standards No. 109,

"Accounting for Income Taxes" ("SFAS 109") provides for the

recognition of deferred tax assets if realization of such assets is more likely than not. We will continue to evaluate the realizability of the deferred tax assets on a quarterly basis.

Off-Balance Sheet Arrangements

     We do not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

Impact of New Lending Platform Structure

        The historical information and accounting policies described in this "Management's Discussion and Analysis of Financial Condition and

Results of Operations," as well as in our financial statements included elsewhere in this prospectus, reflect the operations and structure of our platform prior to the date of this prospectus. Following the date of this prospectus we will implement the new structure described in "About the

Lending Platform" and begin issuing the Notes. The change in operation of our platform, as well as our adoption of certain new accounting pronouncements, will have a significant impact on our financial statements and results of operations for periods following the date of this prospectus. As a result of these changes, InvestP2P.com expects that borrower loans and the Notes will be carried on our balance sheet as assets and liabilities, respectively, under the new operating structure.

Summarized below are the material changes we presently expect from the changes to our operations on the platform. Because the Notes are an atypical financing structure, we will continue to evaluate the impact of the changes that this shift in our operations will have on our financial condition, results of operations and cash flow.

      In conjunction with our operating structure effective as of the date of this prospectus, we plan to adopt the provisions of Statement of

Financial Accounting Standards No. 159, " The Fair Value Option for

Financial Assets and Financial Measurements " ("SFAS 159"). SFAS 159

permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. We intend to apply the provisions of SFAS 159 to the Notes and borrower loans issued subsequent to the date of this prospectus. We do not anticipate applying the provisions of SFAS 159 to loans issued prior to the date of this prospectus. In accordance with

SFAS 159, we will disclose for each period for which an interim or annual income statement is presented the estimated amount of gains or losses included in earnings during the period attributable to changes in instrument-specific credit risk and how the gains or losses attributed to changes in instrument-specific credit risk were determined. We will not record an allowance account related to borrower loans in which we have elected the fair value option. The fair value of borrower loans is expected to be estimated using discounted cash flow methodologies adjusted for our expectation of both the rate of default of the loans and the amount of loss in the event of default.

         As the provisions of SFAS 159 will not be applied to eligible items existing at the date of this prospectus, adoption of SFAS 159 will not result in a cumulative-effect adjustment to our opening balance accumulated deficit. In applying the provisions of SFAS 159, we will record assets and liabilities measured using the fair value option in a way that separates these reported fair values from the carrying values of similar assets and liabilities measured with a different measurement attribute. We will report the aggregate fair value of the Notes and borrower loans as separate line items in the assets and liabilities sections of the balance sheet using the methods described in Statement of Financial

Accounting Standards No. 157, " Fair Value Measurements"

("SFAS 157").

       SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Changes in fair value of the Notes and borrower loans subject to the provisions of SFAS 159 will be recognized in earnings, and fees and costs associated with the origination or acquisition of borrower loans will be recognized as incurred rather than deferred.

        We will determine the fair value of the Notes and borrower loans in accordance with the fair value hierarchy established in SFAS 157 which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. As observable market prices are not available for similar assets and liabilities, we believe the Notes and borrower loans should be considered Level 3 financial instruments under SFAS 157. For borrower loans, the fair value is expected to be estimated using discounted cash flow methodologies adjusted for our expectation of both the rate of default of the loans and the amount of loss in the event of default. Our obligation to pay principal and interest on any Note is equal to the loan payments, if any, we receive on the corresponding borrower loan, net of our 1.0% servicing fee. As such,

the fair value of the Note is approximately equal to the fair value of the borrower loans, adjusted for the 1.0% servicing fee. Any unrealized gains or losses on the borrower loans and Notes for which the fair value option has been elected will be reported separately in earnings. The effective interest rate associated with the Notes will be less than the interest rate earned on the borrower loans due to the 1.0% servicing fee. Accordingly,

as market interest rates fluctuate, the resulting change in fair value of the fixed rate borrower loans and fixed rate Notes will not be the same.

         We will also disclose the difference between the aggregate fair value and the aggregate unpaid principal balance of borrower loans for which the fair value option has been adopted. In addition, we will disclose the aggregate fair value of borrower loans past due by 121 days or more and the fair value of borrower loans in nonaccrual status as well as the difference between the aggregate fair value and aggregate unpaid principal balance for loans that are 121 days or more past due and/or in nonaccrual status. For borrower loans, we will disclose the estimated amount of gains or losses included in earnings during the period attributable to changes in instrument-specific credit risk and how the gains or losses attributable to changes in instrument-specific credit risk were determined. For Notes with fair values that have been significantly affected during the reporting period by changes in the instrument-specific credit risk, we will disclose the estimated amount of gains and losses from fair value changes included in earnings that are attributable to changes in the instrument-specific credit risk, the qualitative information about the reasons for those changes and how the gains and losses attributable to changes in instrument-specific credit risk were determined.

        To the extent payments are received subsequent to the maturity of a borrower loan, they will first be used to reduce the borrower loan balance reported at fair value, if any. To the extent the reported fair value of the borrower loan is zero, any payments received subsequent to maturity will be recognized in earnings as a gain in the period received.

        In accordance with the fair value option of SFAS 159, a borrower loan for which there is an unpaid portion at maturity and for which collection is in doubt would presumably have a zero or minimal fair value.

Any change in fair value of that particular borrower loan since the last reporting period would be included in earnings in the current period with any remaining fair value balance recorded as an asset on the balance sheet.

        In the footnotes to our financial statements, we will reflect all significant terms of the Notes including their lack of recourse to

InvestP2P.com. As we receive scheduled payments of principal and interest on the borrower loans we will in turn make principal and interest payments on the Notes. These principal payments will reduce the carrying value of the borrower loans and Notes. If we do not receive payments on the borrower loans, we are not obligated to and will not make payments on the Notes. The fair value of the Note is approximately equal to the fair value of the borrower loan, less the 1.0% servicing fee. If the fair value of the borrower loan decreases due to our expectation of both the rate of default of the loan and the amount of loss in the event of default, there will also be a corresponding decrease in the fair value of the Note (an unrealized gain related to the Note and an unrealized loss related to the borrower loan).

        In circumstances where we do not act in the capacity of a lender member on the platform, borrower loan originations and scheduled principal payments will be shown as an investing activity on the statement of cash flow.

        The origination of Notes and scheduled principal payments will be shown as financing activities on the statement of cash flow. Consistent with the guidance of Emerging Issues Task Force ("EITF") No. 99-19,

Reporting Revenue Gross as a Principal versus Net as an Agent , we will record interest income on the borrower loans and interest expense on the

Notes on the accrual method.

         In applying the provisions of SFAS 159, we will record assets and liabilities measured using the fair value option in a way that separates these reported fair values from the carrying values of similar assets and liabilities measured with a different measurement attribute. We will report the aggregate fair value of the Notes and borrower loans as separate line items in the assets and liabilities sections of the balance sheet.

GOVERNMENT REGULATION

Overview

         The consumer and business loan industry is highly

regulated. InvestP2P.com, and the borrower loans issued through the

InvestP2P.com platform, are subject to extensive and complex rules and regulations, licensing and examination by various federal, state and local government authorities. These authorities impose obligations and restrictions on our activities and the borrower loans made or sold through our platform. In particular, these rules limit the fees that may be assessed on the borrower loans, require extensive disclosure to, and consents from,

our borrower members, prohibit discrimination and impose multiple qualification and licensing obligations on InvestP2P.com. Failure to comply with these requirements may result in, among other things,

revocation of required licenses or registrations, loss of approved status,

voiding of the loan contracts, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and civil and criminal liability. While compliance with such requirements is at times complicated by our business model, we believe we are in substantial compliance with these rules and regulations. These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.

      Because we do not possess lending licenses in every U.S. state, we may be unable to conduct, or we may have to discontinue, any lending activities or limit the rates of interest charged on borrower loans in certain states. We may also face increased costs and state-by-state compliance burdens if we fail to reach an agreement with a national lending institution, or if such an agreement is reached and subsequently terminated.

    State and Federal Regulations and Consumer Protection Laws

    As a consumer and business lender, InvestP2P.com must adhere to applicable state laws and regulations, including licensing and disclosure requirements. InvestP2P.com must also comply with applicable sections of the federal Consumer Credit Protection Act, including, but not necessarily limited to, the Fair Credit Reporting Act, Equal Credit Opportunity Act,

Fair Debt Collection Practices Act, Electronic Fund Transfer Act, and the

Truth-in-Lending Act, in addition to the federal Electronic Signatures in

Global and National Commerce Act (ESIGN) and other laws and

regulations regarding privacy, fair business practices and data security .

InvestP2P.com is subject to examination, supervision, and potential regulatory investigations and enforcement actions by state and federal agencies, such as the Federal Trade Commission, that administer the federal consumer protection laws. The company lends money only in states where it either has a valid lending license or is exempt under certain state codes of law.

     State Licensing Requirements

    InvestP2P.com will hold consumer lending licenses, similar authorizations, or is otherwise exempt from licensing requirements in 4 state and is currently subject to supervision and examination by the regulatory authorities that administer the state lending laws in each of these states. State lending laws and regulations vary from state to state,

and impose a number of rules and regulations including with regard to:

    record keeping requirements;

restrictions on loan origination and servicing practices, including limits on finance charges and the fees that can be assessed;

    disclosure requirements;

    periodic examinations;

    surety bond and minimum net worth requirements;

    financial reporting requirements;

    notification requirements for changes in principal officers, stock ownership or corporate control;

    advertising restrictions; and

    loan form review requirements.

     State Usury Regulations

    If we establish an agreement with an FDIC-insured national lending institution in the future, applicable federal law will preempt state usury limitations because FDIC-insured depository institutions are able to

"export" the interest rates permitted under the laws of the state where the lending institution is located when making loans to borrowers who reside in other states, regardless of the usury limitations imposed by the state law of the borrower's residence. However, a few jurisdictions have elected to opt out of the federal usury preemption available to such lending institutions, so to the extent that a borrower loan is deemed to be "made"

in such a jurisdiction by the lending institution, the loan would be subject to the maximum interest rate limit of that jurisdiction.

     Disclosure Requirements and other Lending Laws and Regulations

    We are also subject to state and federal consumer lending laws and regulations that relate to matters such as:

    loan disclosures;

    credit discrimination;

    credit reporting; and

    debt collection and unfair or deceptive business practices.

        Through our compliance and other efforts, we seek to comply with these requirements. These laws and regulations may be enforced by state consumer credit regulatory agencies, state attorneys general, the Federal

Trade Commission and private litigants, among others. Given the business model of the InvestP2P.com platform and the subjective nature of some of these laws and regulations, particularly laws regulating unfair or deceptive business practices, we may become subject to regulatory scrutiny or legal challenge with respect to our compliance with these requirements.

     Truth-in-Lending Act

            The Truth-in-Lending Act (TILA), and Regulation Z issued by the

    Federal Reserve Board that implements it, requires lenders to provide certain uniform disclosures to borrowers concerning the terms of consumer and business loans they will issue. These disclosures include the annual percentage rate (APR), the finance charge, the amount financed,

the number of payments and the amount of the monthly payment. As required by TILA, we provide these disclosures before loans are closed by providing borrower members with TILA disclosure at the time they post a loan request on the platform. If the borrower member's request is not fully funded by the end of the offering period and the borrower opts to utilize the partial funding feature, we provide an updated TILA disclosure before loan closing. We aim to comply with TILA requirements related to advertising of credit and the treatment of borrower credit balances.

 Equal Credit Opportunity Act

        The federal Equal Credit Opportunity Act (ECOA), and

Regulation B issued by the Federal Reserve that implements it, prohibit lenders from discrimination of credit applicants on the basis of race,

color, religion, sex, age (with certain limited exceptions), national origin,

marital status, or because all or part of an applicant's income is derived from any public assistance program or because the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any relevant state law. Regulation B also prohibits lenders from requesting certain types of information from credit applicants and from making statements that could discourage a reasonable person from making or pursuing an application. All of these requirements apply to InvestP2P.com and to any banking partner or national lending institution that may issue loans on the Company's behalf in the future. Moreover, because these requirements may also apply to lender members who utilize the

InvestP2P.com platform by making bids and purchasing Notes, our Lender

Member Registration and Note Purchase Agreement also requires lender members to comply with ECOA in their bidding and Note purchase decisions. We seek to comply with ECOA's prohibitions against discrimination and discouragement of loan applications, and borrower members are instructed to withhold from their loan request postings the type of information that lenders are not permitted to request from credit applicants under ECOA.

        ECOA also requires lenders to provide consumers with timely notice of adverse action taken on credit applications, and to give the consumer and business the principal reasons why adverse action was taken. We provide prospective borrowers who apply for, but fail to obtain,

a borrower loan through our platform with an adverse action notice in compliance with ECOA's requirements. See "Government Regulation

Fair Credit Reporting Act" for more information on adverse action disclosures.

 Fair Credit Reporting Act

        The federal Fair Credit Reporting Act (FCRA) promotes the

accuracy, fairness and privacy of information in the files of credit reporting companies. Specifically, the FCRA requires that there be a permissible purpose to obtain a consumer credit report, and that persons who report loan payment information to credit reporting companies do so accurately. There are also disclosure requirements under the FCRA when lenders take adverse action on a credit application based on information contained in a credit report. We provide an ECOA/FCRA adverse action notice with the required disclosures to prospective borrowers who apply for, but fail to obtain, a borrower loan through our platform. Effective

November 1, 2008, creditors must also develop and implement an identity theft prevention program for combating identity theft in connection with new and existing accounts. InvestP2P.com has a permissible purpose for obtaining credit reports on prospective borrowers, and explicitly receives their consent to do so when they agree to the credit profile authorization during the borrower member registration process. We also report loan payment and delinquency information to the credit reporting companies in compliance with the FCRA.

 Fair Debt Collection Practices Act

        The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on lenders who collect their own debts. Our Lender

Member Registration and Note Purchase Agreement prohibits lender members from any attempts to collect on late or defaulted borrower loans themselves. As of the date of this prospectus, InvestP2P.com has not contracted with any third-party debt collectors, but it may do so in the future. In the event that InvestP2P.com does contract with one or more third-party debt collectors for the purpose of collecting on late or defaulted loans, these debt collectors will be required to comply with the

FDCPA and all other applicable laws concerning the collection of delinquent accounts of InvestP2P.com borrower members.

 Servicemembers Civil Relief Act

         The federal Servicemembers Civil Relief Act (SCRA) allows

military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties.

Under SCRA rules, InvestP2P.com must adjust the interest rates for borrower members serving in the military who qualify for and request relief. If a borrower member with an outstanding borrower loan goes on active military duty and can show that such military service has materially impacted his or her ability to make payments on the loan, InvestP2P.com will reduce the interest rate on the loan to 6.0% for the duration of the borrower member's active service. During this period, the lender members who are holders of Notes corresponding to the borrower loan will not receive the difference between 6.0% and the interest rate on the loan at origination. For borrower members to obtain interest rate reductions due to military service, borrower members must send to us a written request and a copy of their mobilization orders.

       We do not take military service into account when assigning

InvestP2P.com credit grades to borrower members requesting loans on the platform.

 Privacy and Data Security Laws

        The federal Gramm-Leach-Bliley Act (GLBA) limits the

disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to its information sharing with affiliated and nonaffiliated third parties, as well as to safeguard personal customer information. A number of states have enacted similar privacy and data security laws requiring safeguards for the privacy and security of personally identifiable information. These laws also require that consumers be notified in the event of a breach of such privacy or security. InvestP2P.com's privacy policy, available to all visitors to our website, conforms to the requirements of the GLBA. We have policies and procedures in place that are intended to maintain securely the personal information of all of our members. We do not sell, rent or share such information with any third parties for marketing purposes.

 Electronic Funds Transfer Act and NACHA Rules

        The federal Electronic Fund Transfer Act (EFTA) and Regulation

E issued by the Federal Reserve that implements it, provide guidelines and place restrictions on the electronic transfer of funds from consumers' bank accounts. This includes preauthorized electronic fund transfers from such accounts to make loan payments, such as those that take place on the

InvestP2P.com platform. Most of the transfers of funds through the

InvestP2P.com platform, such as those that occur when a borrower loan is originated and when the loans are repaid by borrower members, are conducted through Automated Clearinghouse (ACH) electronic transfers,

which are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association

(NACHA). We obtain the necessary electronic authorizations from borrower and lender members for such transfers, which are conducted in accordance with the EFTA and its regulations, and with the NACHA guidelines.

 Electronic Signatures in Global and National Commerce Act/Uniform

Electronic Transactions Act

        The federal Electronic Signatures in Global and National

Commerce Act (ESIGN) and similar state laws, especially the Uniform

Electronic Transactions Act (UETA), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures, including electronic promissory notes such as those representing loan agreements arranged on the InvestP2P.com platform.

ESIGN and UETA require that businesses using electronic records or signatures in consumer transactions must obtain a consumer's consent to receive information electronically. Borrower and lender members are asked to provide such consent to transact business electronically when they register on the InvestP2P.com platform. We maintain electronic records in compliance with ESIGN and UETA requirements.

 Bank Secrecy Act

       InvestP2P.com implements various anti-money laundering and customer screening requirements of applicable federal law. When prospective borrower, co-borrower and lender members sign up to use the platform, InvestP2P.com applies the customer verification program rules and screens names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC) pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act (BSA) and its implementing regulation. InvestP2P.com also has anti-money laundering policies and procedures in place to comply with the relevant requirements of the USA PATRIOT Act and the BSA.

Foreign Laws and Regulations

        InvestP2P.com does not allow non-U.S. residents to register as members on its platform and has no operations outside of the United

States. Therefore, we are not subject to foreign laws or regulations.

New Laws and Regulations

        From time to time, new federal and state legislation is proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict how any such legislation or regulations, if adopted, will impact our business. In addition, the interpretation of existing legislation may change or may apply to our business model in a different way than originally anticipated. Compliance with such new requirements could involve additional costs, which could have a material adverse impact on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase our cost of doing business.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information about our executive officers and directors as of the date of this prospectus:

Name                 Ag    Position(s)

                     e

Mark W. Kanter       41    Chairman of the Board; Director

Wayne R. Kanter      44    President; Chief Executive Officer; Director

Mark W. Kanter is Co-Founder and Chairman of United Power and Media, Inc.

Prior to United Power and Media, he Co-Founded Bang Out Games, a company that provides independent video game developers with financial, technical and marketing resources. At Bang Out, Mr. Kanter was instrumental in raising seed capital from angel investors, developing an online game submission system, filing patents and building relationships with Game Portals.

Mr. Kanter resides as Chairman of Bang Out, overseeing its game investments.

He is also a 15 year veteran software developer having consulted for startups, fortune 500 companies and government agencies, such as UPS,

Intuit, Bechtel, Osceola County, Omnemail, CBS Storerunner, and RFP Express.

Mr. Kanter was also the driving force behind several other internet ventures,

including PodcastSPOTS and 5StarCards. In 2008, Mr Kanter joined Union

Bank of California in the Business Intelligence & Data Warehousing

Department as a Marketing Technology Manager.

        Wayne R. Kanter is Co-Founder and acting President and Chief Financial

Officer at United Power and Media, Inc. Prior to joining United Power and Media, he spent 7 years as Vice President of Cardinal Savings Bank.

He is the founder and current owner of Kanter Financial. Mr. Kanter currently holds the Financial Industry Regulatory Authority (FINRA)

Series 7, 63, and 24 licenses as well as having his insurance producer license for the past twelve years. Mr. Kanter has been securities licensed for 17 years.

Board Composition and Election of Directors

    We have elected Mark Kanter as chairman of the board and Wayne

Kanter a board member.

     Mark Kanter and Wayne Kanter are brothers.

Director Independence

        Because our common stock is not listed on a national securities exchange, we are not required to maintain a board consisting of a majority of independent directors or to maintain an audit committee, nominating committee or compensation committee consisting solely of independent directors. Our board of directors has not analyzed the independence of our directors under any applicable stock exchange listing standards. Holders of the Notes have no ability to elect or influence our directors.

Board Committees

        Nominating Committee and Compensation Committee

     We are not a "listed issuer" as defined under Section 10A-3 of the

Exchange Act. We are, therefore, not required to have a nominating or compensation committee comprised of independent directors. We currently do not have a standing nominating or compensation committee and accordingly, there are no charters for such committees. We believe that standing committees are not necessary and the directors collectively have the requisite background, experience and knowledge to fulfill any limited duties and obligations that a nominating committee and a compensation committee may have.

        Audit Committee and Audit Committee Financial Expert

    We are not a "listed issuer" as defined under Section 10A-3 of the

Exchange Act. We are, therefore, not required to have an audit committee comprised of independent directors. We currently do not have an audit committee and accordingly, there is no charter for such a committee. We also do not currently have an audit committee financial expert. The board of directors performs the functions of an audit committee. We believe that our directors collectively have the requisite financial background,

experience and knowledge to fulfill the duties and obligations that an audit committee would have, including overseeing our accounting and financial reporting practices.

    Director Compensation

    Limitations on Officers' and Directors' Liability and Indemnification

    Agreements

    As permitted by Delaware law, our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors for breaches of duty to the corporation. Our certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted under applicable law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

    any breach of the director's duty of loyalty to us or our stockholders;

any act or omission not in good faith, believed to be contrary to the interests of the corporation or its shareholders, involving reckless disregard for the director's duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

   any unlawful payments related to dividends, unlawful stock repurchases,

   redemption, loans, guarantees or other distributions; or

    any transaction from which the director derived an improper personal benefit.

     The limitations do not apply to liabilities arising under federal securities laws (because such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable) and do not affect the availability of equitable remedies, including injunctive relief or rescission.

    As permitted by Delaware law, our certificate of incorporation and bylaws also provide that:

we will indemnify our directors and officers to the fullest extent permitted by law;

    we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors; and

   we will advance expenses to our directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent;

   provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

         The indemnification provisions contained in our certificate of incorporation and bylaws are not exclusive.

    In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors. These indemnification agreements require us, among other things, to indemnify such persons for all expenses, including attorney fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by InvestP2P.com)

    actually and reasonably incurred by such person in connection with the investigation, defense or appeal of:

any proceeding to which such person may be made a party, a potential party, a non-party witness, or otherwise by reason of (i) such person's service as a director or officer of InvestP2P.com, (ii) any action or inaction taken by such person or on such person's part while acting as director, officer, employee or agent of InvestP2P.com, or (iii) such person's actions while serving at the request of InvestP2P.com as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or

 establishing or enforcing a right to indemnification under the agreement or advancement of expenses from InvestP2P.com under the agreement or under any directors' and officers' liability insurance policies maintained by InvestP2P.com to the extent that such person is successful in such action.

   Under the indemnification agreements, we are not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of InvestP2P.com, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards. In addition, under the indemnification agreements, we are not obligated to provide indemnification:

    for any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by the Company, other than a proceeding to establish such person's right to indemnification;

    for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action;

    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor

(including pursuant to any settlement arrangements); and

for any reimbursement of InvestP2P.com by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of InvestP2P.com, as required in each case under the Exchange Act, as amended (including any such reimbursements that arise from an accounting restatement of

InvestP2P.com pursuant to Section 304 of the Sarbanes-Oxley Act of 2002

(the "Sarbanes-Oxley Act"), or the payment to InvestP2P.com of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

The indemnification agreements also provide that we agree to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or our certificate of incorporation or bylaws. Moreover, the indemnification agreements provide that any future changes under

Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements.

      We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

        We do not currently maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides information regarding the

compensation earned during the year 2009 by each person serving during the fiscal year of 2009 as our principal executive officer or other executive officer, who we collectively refer to as our "named executive officers."

                                                      Stock

                                       Ye Salar Bonu Awards             Total

Name and Principal Position            ar y ($) s ($) ($)(1)            s ($)

Wayne R. Kanter, Chief Executive 20

                                    0              0       0            0

Officer                          09

Mark W. Kanter, Chairman         20

                                    0              0       0            0

                                 09

TRANSACTIONS WITH RELATED PERSONS

Financing Arrangements with Directors, Executive Officers and

Significant Shareholders

   Wayne Kanter and Mark Kanter have committed $500 each.

   Indemnification Agreements

          Our certificate of incorporation and bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by

    Delaware law. For more information regarding these agreements, see

    "Management Limitations on Officers' and Directors' Liability and

    Indemnification Agreements."

    PRINCIPAL SECURITYHOLDERS

          The following table sets forth information regarding the beneficial ownership of our common stock as of September 1, 2009, by:

    each of our named executive officers;

    Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after September 11,

2009. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

         Percentage ownership calculations are based on 1000 shares of common stock outstanding as of September 11, 2009.

           Addresses of named beneficial owners are in care of

    InvestP2P.com, 510 Market Loop, Suite 102, W. Dundee, IL 60118.

                                       Number of           Percentage of

    Name of Beneficial Owner           Shares              Shares

    Officers and Directors

    Mark W. Kanter

                                       500                 50.00.%

    Wayne R. Kanter

                                       500                 50.00%

    All officers and directors as a

                                       1000                100.00%

    group

EXPERTS

InvestP2P.com.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

                                                     F

-2

BALANCE SHEETS

                                                     F

-3

STATEMENTS OF OPERATIONS

                                                     F

-4

STATEMENTS OF EQUITY AND STOCKHOLDERS' DEFICIT

                                                     F

-5

STATEMENTS OF CASH FLOWS

                                                     F

-6

NOTES TO FINANCIAL STATEMENTS

                                                     F

-7

United Power and Media, Inc.

InvestP2P.com, INC.

Notes to Financial Statements

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the

Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in W. Dundee, IL, on the 22nd day of February, 2010.

InvestP2P.com.

By: /s/Wayne R. Kanter

    Wayne R. Kanter

      President and co-founder

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose

signature appears below constitutes and appoints Mark W. Kanter and

Wayne R. Kanter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration

Statement, and any subsequent registration statements pursuant to

Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                        Title                                       Date

                           Chairman of the Board (Principal

/s/ Mark W. Kanter                                                   02/22/10

                           Executive Officer); Director

Mark W. Kanter

                                                                     02/22/10

/s/ Wayne R. Kanter         Chief Executive Officer; President;

                            Director

Wayne R. Kanter

EXHIBIT INDEX

Exhibit

Number            Description

3.1               Certificate of Incorporation of the Registrant

3.2*              Bylaws of the Registrant

4.1*              Form of Borrower Member Payment Dependent Note

                  (included as Exhibit A in

                  4.2)

4.2*              Form of Indenture between InvestP2P.com and to be

                   named trustee

5.1*              Opinion of law firm passing on the validity of the Notes

8.1*              Opinion regarding tax matters

10.1*             Form of Lender Member Registration and Note Purchase

                  Agreement

10.2*             Form of Borrower/Co-Borrower Member Registration Agreement

10.3*             Form of Borrower Loan Agreement

                  (included in Exhibits 10.1 and 10.2)

23.1              Consent of Detterbeck, Johnson, and Monson

23.2*             Consent of law firm passing on the validity of the Notes

                  (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

25.1*             Form T-1 Statement of Eligibility under Trust Indenture

                  Act of 1939

* To be filed by amendment

Financial Statement Schedules -- No financial statement schedules have been submitted because they are not required or applicable or because the information required is included in the financial statements or the notes thereto.